SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[X]   Preliminary Proxy Statement            [  ] Confidential, for Use of the
[ ]   Definitive Proxy Statement                  Commission Only (as permitted
[ ]   Definitive Additional Materials             By Rule 14A-6(e)(2))
[ ]   Soliciting Material Under Rule 14a-12


                              InfoCast Corporation
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    No fee required.

[X]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) AND 0-11.

       A.       Title of each class of securities to which transaction applies:

                                  COMMON STOCK

       B.       Aggregate number of securities to which transaction applies:

                                   12,000,000

       C. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                               7,584,000 x $3.875   =  $29,388,000
                               4,416,000 x $3.575   =  $15,787,200
                                                       -----------
                                                       $45,175,200

       D.       Proposed maximum aggregate value of transaction:

       E.       Total fee paid: $9,035.04

[  ]   Fee paid previously with preliminary materials.

[  ]   check box if any part of the fee is offset as provided  by  Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       A.  Amount Previously Paid:

       B.  Form, Schedule or Registration Statement No.:

       C.  Filing Party:

       D.  Date Filed:

                              INFOCAST CORPORATION

                                                                   July __, 2000

Dear Shareholders:

         You are cordially invited to attend a Special Meeting (the "Meeting") of Shareholders of InfoCast Corporation, a Nevada corporation (the "Company"), which will be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at 505 Park Avenue, New York, New York 10022, on August 14, 2000, at 10:00 a.m., local time.

         Information about the Meeting, including a listing and discussion of the matters on which shareholders will act, may be found in the enclosed Notice of Special Meeting of Shareholders and Proxy Statement.

         As described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, at this important meeting shareholders will be asked to consider and vote upon a proposed merger (the "Merger") of i360 inc. ("i360") with and into the Company, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated May 3, 2000, as amended, by and between the Company and i360. In addition, shareholders will also be asked to consider and vote upon a proposal to approve the adoption of the Company's 2000 Stock Option Plan.

         The Company's Board of Directors has carefully considered the terms and conditions of the proposed Merger and believes that the Merger is in the best interests of the Company's shareholders. The Board of Directors has approved the Merger and the other proposals described in the Proxy Statement and recommends that shareholders vote for the adoption and approval of the Merger Agreement and the other proposals described in the Proxy Statement.

         We hope that you will be able to attend the Meeting. However, whether or not you anticipate attending in person, I urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Meeting. If you do attend, you will, of course, be entitled to vote in person, and if you vote in person such vote will nullify your proxy.

                                        Sincerely,



                                        James Leech
                                        President and Chief Executive Officer

                              INFOCAST CORPORATION
                        1 RICHMOND STREET WEST, SUITE 902
                            TORONTO, ONTARIO M5H 3W4
                                     CANADA

                    Notice of Special Meeting of Shareholders
                                   To Be Held
                                 August 14, 2000



         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of InfoCast Corporation, a Nevada corporation (the "Company"), will be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at 505 Park Avenue, New York, New York 10022, on August 14, 2000 at 10:00 a.m., local time, for the following purposes:

(a) To consider and vote upon a proposed merger (the "Merger") of i360 inc., a Utah corporation ("i360"), with and into the Company pursuant to an Agreement and Plan of Merger, dated May 3, 2000 (the "Merger Agreement"), as amended, by and between the Company and i360 (the "Merger Proposal"). As a result of the Merger, each outstanding share of common stock of i360, no par value per share (the "i360 Common Stock"), will be converted into the right to receive from the Company
         0.30 shares of the Company's common stock, $.001 par value per share (the "Company Common Stock"). The outstanding options to purchase shares of i360 Common Stock (the "i360 Options") will be converted into 4,416,000 warrants and 1,030,803 options (the "i360 Employee Options") which warrants and i360 Employee Options will entitle the holders thereof to purchase an aggregate of approximately 5,446,803 additional shares of Company Common Stock and the Company will issue additional employee options to purchase 469,197 shares of Company Common Stock to future employees of i360. Upon consummation of the Merger, Mr. William
         G. Cochrane and Mr. S. Drexel Ridley (the "Director Appointees") will be appointed to the Company Board;

THE MERGER IS CONTINGENT UPON THE APPROVAL OF THE MERGER PROPOSAL. THE COMPANY AND i360 WILL NOT COMPLETE THE MERGER UNLESS THE COMPANY'S SHAREHOLDERS ADOPT AND APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT.

(b) To approve the adoption of the Company's 2000 Stock Option Plan (the "2000 Plan"); and

(c) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Company's shareholders have the right to dissent from the Merger and demand appraisal rights for their shares, provided that the Merger is consummated and such shareholders comply with the requirements of the Nevada Revised Statutes. See "Dissenter's Rights" in the accompanying Proxy Statement and the relevant sections of the Nevada Revised Statutes attached hereto as Annex C for a description of the rights of dissenting shareholders and a discussion of the procedures which must be followed by the Company's shareholders to obtain appraisal of their shares.

         The Company Board has adopted and approved the Merger Proposal and the 2000 Plan and recommends that the Company's shareholders vote for the Merger Proposal and the 2000 Plan.

         All information pertaining to i360 inc. has been furnished by i360 inc.

         Only shareholders of record at the close of business on July 5, 2000 will be entitled to notice of and to vote at the Meeting or at any continuation or adjournment thereof.

                                         By Order of the Board of Directors,


                                         Herve Seguin
                                         Chief Financial Officer and Secretary
Toronto, Ontario
July ___, 2000


         TO ASSURE YOUR REPRESENTATION AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY BY APPROPRIATE WRITTEN NOTICE OR BY VOTING IN PERSON AT THE MEETING. PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES AND YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                              INFOCAST CORPORATION
                        1 RICHMOND STREET WEST, SUITE 902
                            TORONTO, ONTARIO M5H 3W4
                                     CANADA

                                 PROXY STATEMENT
                      FOR A SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD August 14, 2000


                                  INTRODUCTION

         This Proxy Statement is furnished to the shareholders of INFOCAST CORPORATION, a Nevada corporation (together with its subsidiaries, collectively, the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Company Board") of proxies ("Proxies") for use at its special meeting of shareholders (the "Meeting") to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at 505 Park Avenue, New York, New York 10022, on August 14, 2000, at 10:00 a.m., local time, or at any adjournment or postponement thereof. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to shareholders is July ____, 2000. The purposes of the Meeting are as follows:

(a) To consider and vote upon a proposal to adopt and approve the terms of a proposed merger (the "Merger") of i360 inc., a Utah corporation ("i360"), with and into the Company pursuant to an Agreement and Plan of Merger, dated May 3, 2000 (the "Merger Agreement"), as amended, by and between the Company and i360 (the "Merger Proposal"). As a result of the Merger, each outstanding share of common stock of i360, no par value per share (the "i360 Common Stock"), will be converted into 0.30 shares of the Company's common stock, $.001 par value per share (the "Company Common Stock"). The outstanding options to purchase shares of i360 Common Stock (the "i360 Options") will be converted into 4,416,000 warrants and 1,030,803 options (the "i360 Employee Options") which warrants and i360 Employee Options will entitle the holders thereof to purchase an aggregate of approximately 5,446,803 additional shares of Company Common Stock and the Company will issue additional employee options to purchase 469,197 shares of Company Common Stock to future employees of i360. Upon consummation of the Merger, Mr. William G. Cochrane and Mr. S. Drexel Ridley (the "Director Appointees") will be appointed to the Company Board;

THE MERGER IS CONTINGENT UPON THE APPROVAL OF THE MERGER PROPOSAL. THE COMPANY AND i360 WILL NOT COMPLETE THE MERGER UNLESS THE COMPANY'S SHAREHOLDERS ADOPT AND APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT.

(b) To approve the adoption of the Company's 2000 Stock Option Plan (the "2000 Plan"); and

(c) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Company Board has adopted and approved the Merger Proposal and the 2000 Plan and recommends that the Company's shareholders vote for the Merger Proposal and the 2000 Plan.

         All information pertaining to i360 has been furnished by i360.

                        The date of this Proxy Statement

                                is July __, 2000

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY.......................................................................2

WHERE YOU CAN FIND MORE INFORMATION...........................................7

QUESTIONS AND ANSWERS ABOUT THE  MERGER.......................................8

CAUTIONARY STATEMENT CONCERNING FORWARDLOOKING STATEMENTS.....................9

SPECIAL MEETING..............................................................11
          DATE, TIME, PLACE AND PURPOSE......................................11
          RECORD DATE, VOTING SECURITIES AND QUORUM..........................11
          RECOMMENDATIONS OF THE BOARD OF DIRECTORS..........................11
          PROXIES AND VOTING RIGHTS..........................................11
          VOTE REQUIRED......................................................12
          SOLICITATION OF PROXIES............................................12

PROPOSAL NO. 1
THE MERGER...................................................................13
          Recommendation of the Company Board................................14
          Reasons for the Merger; Factors Considered by the Company Board....14
          Opinion of Houlihan Lokey Howard & Zukin...........................15
          Material Financial Analyses Regarding i360.........................17
          Pro Forma Accretion Analysis.......................................17
          Fairness of Consideration..........................................17
          General ...........................................................18
          Federal Income Tax Considerations..................................18
          Dilution...........................................................19
          Management After the Merger........................................19
          Vote Required......................................................20
          Indemnification....................................................20
          Employment Agreements..............................................20

THE MERGER AGREEMENT.........................................................21
          Terms of the Merger; Merger Consideration..........................21
          Effective Time of the Merger.......................................21
          Manner and Basis of Converting Shares..............................21
          Escrow of Shares...................................................22
          Exchange of Certificates...........................................22
          Representations and Warranties.....................................22
          Conduct of Business Prior to Closing...............................23
          Acquisition Proposals..............................................23
          Closing Conditions.................................................23
          Waiver of Conditions...............................................24
          Voting Agreement...................................................24

          Registration Rights................................................24
          Listing of Company Common Stock to Be Issued in the Merger.........25
          Governmental and Regulatory Approvals..............................25
          Merger Expense Reimbursement; Breakup Fee..........................25
          Termination........................................................25
          Dissenters' Rights.................................................25
          Certain Effects of the Merger on the Rights of InfoCast
          and i360 Shareholders..............................................26

LOAN TO i360 BY INFOCAST.....................................................27

BUSINESS OF i360.............................................................27
          Industry Overview..................................................28
          Sources of Revenue.................................................28
          Products and Services..............................................29
          Membership/Premium Services........................................29

SELECTED CONSOLIDATED FINANCIAL DATA OF i360.................................32

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF i360..............33
          Overview...........................................................33
          Purchase of Innovative Technology Solutions........................34
          Results of Operations..............................................34
          Liquidity and Capital Resources....................................34
          Year 2000 Compliance...............................................35

SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY..........................36

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY.......38

PRINCIPAL SHAREHOLDERS OF THE COMPANY........................................43

HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA OF
          THE COMPANY AND i360 (UNAUDITED)...................................47

MARKET PRICE OF THE COMPANY'S COMMON STOCK AND
          RELATED STOCKHOLDER MATTERS........................................49

DIVIDEND POLICY..............................................................49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF THE COMPANY................50

PROPOSAL NO. 2
APPROVAL OF ADOPTION OF THE 2000 STOCK OPTION PLAN...........................51
          Administration of the Plan.........................................51
          Common Stock Subject to the 2000 Plan..............................52
          Participation......................................................52
          Option Price.......................................................52
          Terms of Options...................................................52

          Restrictions on Grant and Exercise.................................52
          Registration of Shares.............................................52
          Rule 16b3 Compliance...............................................52
          Tax Treatment of Incentive Stock Options...........................52
          Tax Treatment of Nonqualified Stock Options........................52
          Withholding of Tax.................................................53
          Option Grants......................................................53
          Required Vote......................................................53
          Recommendation of the Board of Directors...........................53

OTHER BUSINESS...............................................................53

INDEX TO FINANCIAL STATEMENTS................................................F-1


ANNEX A - FAIRNESS  OPINION  OF MERGER
ANNEX B - MERGER  AGREEMENT,  AS AMENDED
ANNEX C - DISSENTERS'  RIGHTS  STATUTE
ANNEX D - REGISTRATION  RIGHTS  AGREEMENT
ANNEX E - 2000 STOCK OPTION PLAN

                                     SUMMARY

         This summary highlights selected information from this document and may not contain all of the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should carefully read this entire document, the merger agreement which is attached as Annex B and the other available information referred to in "Where You Can Find More Information" on page 7. For convenience, in this proxy statement, i360 inc. will be referred to as "i360" and InfoCast Corporation will be referred to as"InfoCast", the "Company" or by the terms we, us or our.

THE COMPANIES (See pages 27 and 38)

         InfoCast Corporation                Corporate Office
         4343 Commerce Court                 InfoCast Corporation
         Suite 610                           1 Richmond Street West, Suite 902
         Lisle, Illinois 60532               Toronto, Ontario M5H 3W4
         (630) 955-2300                      Canada
                                             (416) 867-1681

         We are an e-enabling application service provider, providing secure, scalable infrastructure-on- demand for enterprises to build offerings, including virtual call centers and e-learning applications, coupled with related best-of-breed offerings for customer care, data warehousing and e-commerce. We are a Nevada corporation, with offices in Chicago, Illinois and Annapolis, Maryland, and Toronto, Ontario, Calgary, Alberta and Halifax, Nova Scotia.

         i360 inc.
         407 W. Congress
         Tucson, Arizona 85701
         (520) 617-8344

         i360 is a Utah corporation based in Tucson, Arizona, which provides customized portals for virtual communities. i360 provides privately-branded portal and virtual community systems and bundles Internet access with compelling content, targeted business products, e-commerce and customer support, accessible through personal computers or i360's netHomeTV Internet(TM) appliance.

         i360 is not an affiliate of InfoCast.

OVERVIEW OF THE TRANSACTION

         The merger agreement provides that i360 will be merged with and into InfoCast. In order for the merger to happen, a majority of our shareholders must approve the merger at this meeting.

THE SPECIAL MEETING (See page 11)

         The special meeting of our shareholders is scheduled to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at 505 Park Avenue, New York, New York 10022, on August 14, 2000, at 10:00 a.m., local time..

RECORD DATE; VOTING POWER (See page 11)

         Our board of directors has fixed the close of business on July 5, 2000 as the record date to determine holders of shares of our stock entitled to notice of and to vote at the special meeting.

         As of the record date, there were __________ shares of our common stock issued and outstanding, held by approximately _____ record holders. If you held common stock at the close of business on the record date, you are entitled to one vote per share on any matter that may properly come before the special meeting.

VOTING SECURITIES AND VOTES REQUIRED (See page 11)

         The merger requires the approval of holders of a majority of the shares of our common stock outstanding on July 5, 2000. Our directors, executive officers and their affiliates held a total of approximately 42.8% of the shares of our common stock outstanding on the record date and have indicated their intention to vote their shares "FOR" the adoption of the merger agreement.

         i360 and its affiliates held no shares of our common stock on the record date.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR ON THE MERGER (See page 11)

         The board of directors has received the opinion of Houlihan Lokey Howard & Zukin, their financial advisor, dated June 13, 2000. The opinion states that as of the date of the opinion, the consideration to be paid by the Company in connection with the merger is fair, from a financial point of view.

         For its services in connection with the merger, Houlihan Lokey Howard & Zukin received a fee for rendering its opinion as to the fairness, from a financial point of view, of the merger. The full text of the written opinion of Houlihan Lokey Howard & Zukin is attached to this proxy statement as Annex A, and you should read it carefully. THE OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN IS DIRECTED TO THE BOARD OF DIRECTORS AND IS NOT A RECOMMENDATION TO YOU AS TO HOW YOU SHOULD VOTE AT THE SPECIAL MEETING.

THE MERGER AGREEMENT

         The following is a brief summary of certain provisions of the merger agreement. For more detail, see "The Merger Agreement" starting on page 21 and the pages referred to below and the copy of the merger agreement annexed as Annex B to this Proxy Statement.

         Merger Consideration (See page 21)

         Shareholders of i360 will receive in the merger 0.30 shares of our common stock in exchange for each issued and outstanding share of i360's common stock. The shares of our common stock received by shareholders of i360 pursuant to the merger agreement are referred to herein as the "merger consideration."

         Conversion of i360 Common Stock (See page 21)

         Upon consummation of the merger, all outstanding shares of i360's common stock will cease to be outstanding and will be converted into the right to receive the merger consideration.

         Effective Date and Time (See page 21))

         Upon approval of the merger and the merger agreement by our shareholders at this meeting and by the shareholders of i360, and the satisfaction or waiver (where permissible) of the other merger conditions, the merger will be consummated and become effective at the time at which articles of merger meeting the requirements of the General Corporation Law of Nevada and articles of merger meeting the requirements of the Utah Business Corporation Act shall be filed with both the Secretary of State of Nevada and the Secretary of State of Utah for filing, whichever is later. We expect the merger to become effective promptly after this meeting.

         Other Terms of the Merger Agreement (See page 21)

         The merger agreement is attached to this proxy statement as Annex B. You should read the merger agreement. It is the legal document that governs the merger.

         Our Board of Directors and Executive Officers

         Promptly after the Effective Time, our board of directors will take all necessary actions to increase the size of our board of directors by two directors and elect William G. Cochrane (President and director of i360) and S. Drexel Ridley (director of i360) to our board of directors. We have also agreed to use our best reasonable efforts to ensure that one of these directors is appointed to serve on the nominating committee. At the next annual meeting of our shareholders, the directors of i360 immediately prior to the Merger will nominate one-third of the non-independent members of our board for election. Mr. Cochrane will be appointed as a Senior Vice President of InfoCast and as President of our i360 division.

         Closing Conditions (See page 23)

         The completion of the merger depends upon the satisfaction of a number of conditions, including:

o the approval of the merger by the holders of a majority of the outstanding shares of our common stock and by the holders of a majority of the outstanding shares of i360's common stock;

o        the  absence  of  any  order  or  legal   restraint  of  any  court  or
         governmental entity preventing or prohibiting the merger;

o the continued accuracy of each party's representations and warranties and the fulfillment of each party's agreements contained in the merger agreement;

o        the receipt of all necessary consents;

o the absence of a material adverse change or effect with respect to InfoCast or i360 which would give i360 or InfoCast the right to terminate the merger agreement;

o the delivery by each of our counsel and i360's counsel of a legal opinion; and

o execution and delivery by the parties of an executed registration rights agreement, escrow agreement and shareholder designee agreement.

         In  addition,   InfoCast's  obligation  to  consummate  the  merger  is
conditioned on the foregoing:

o shareholders representing no more than 8% of i360's outstanding common stock dissenting from the merger; and

o        no more than 35 of i360's shareholders not being accredited investors.

         The obligation of i360 to consummate the merger is also subject to the approval by our board of directors of the issuance of options for a total of 469,197 shares of our common stock at an exercise price of $4.00 per share to be awarded to future employees of InfoCast's i360 division.

         Other than the condition requiring shareholder approval, which is a legal requirement, each party to the Merger may waive any condition that is intended for its benefit. If either i360 or the Company elects to waive a condition and complete the Merger, we will evaluate the facts and circumstances giving rise to the waiver at that time. If we determine that these facts and circumstances are material to shareholders, we will disclose this information in a supplement to this Proxy Statement before the Meeting and will re-solicit your proxy. EVEN IF THE HOLDERS OF OUR COMMON STOCK APPROVE THE MERGER, THERE CAN BE NO ASSURANCE THAT THE MERGER WILL BE CONSUMMATED.

         Termination (See page 25)

         Either party may terminate the merger agreement under a number of circumstances, including the following material circumstances:

o any governmental authority has issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the merger; or

o        the merger has not been completed by August 15, 2000; or

o any of the conditions to such party's obligation to consummate the merger has not been met or waived at such time as such condition can no longer be satisfied.

         Termination Fees and Expenses (See page 25)

         Each party will pay for its own expenses in the event the merger agreement is terminated. r using the purchase method of accounting in accordance with generally accepted accounting principles.

         Material Federal Income Tax Consequences (See page 18)

         The merger is expected to be a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986. Assuming the merger so qualifies, no gain or loss will be recognized for federal income tax purposes by holders of our common stock. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE EFFECTS OF STATE, LOCAL OR OTHER TAX LAWS.

         Regulatory Approvals (See page 25)

         Neither we nor i360 is required to make filings with or obtain approvals from regulatory authorities in connection with the merger, other than to file articles of merger with the State Departments of Nevada and Utah.

         Dissenters' Appraisal Rights (See page 25)

         You may be entitled to appraisal rights in connection with the merger under the provisions of Nevada law. Any shareholder who desires to exercise his or her statutory dissenter's rights must, before the vote is taken, submit a written demand for the payment of his or her shares to us. Shareholders who vote in favor of the merger may not exercise dissenter's rights. FAILURE TO STRICTLY COMPLY WITH THE REQUIREMENTS OF NEVADA LAW WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

         Voting Agreement (See page 24)

         Certain shareholders of i360, who held a total of approximately 67.4% of the shares of i360's common stock outstanding on the record date, have entered into a voting agreement with us. This agreement requires that, subject to the terms and conditions of the agreement, each such shareholder will vote all shares of i360's common stock owned by that shareholder in favor of the merger.

         Deposit of Shares into Escrow (See page 22)

         The merger agreement provides that we will withhold and deposit into escrow 750,000 shares of our common stock and/or warrants to purchase an aggregate of 750,000 shares of our common stock that would otherwise be issued to certain i360 shareholders in the merger. These escrowed shares and warrants are intended to reimburse us for potential obligations of indemnification to the i360 directors and for any losses we incur if i360 has breached any of its representations and warranties under the merger agreement.

LOAN TO i360 BY INFOCAST

         On June 22, 2000, InfoCast entered into agreements with i360 under which InfoCast agreed to loan to i360 an aggregate amount of up to $2,000,000, secured by all of the assets of i360. The Company's obligation to make loans under those agreements terminates and all loans made thereunder mature upon consummation of the Merger or earlier termination of the merger agreement in accordance with its terms. The loans bear interest at the prime rate plus 2% payable upon maturity or earlier payment of the loans. If the merger is consummated, the outstanding loans will be effectively terminated. If the merger agreement is terminated, all loans are due and payable six months after such termination.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at the following locations:

                  -        Main Public Reference Room
                           450 Fifth Street, N.W.
                           Washington, D.C.  20549

                  -        Regional Public Reference Room
                           75 Park Place, 14th Floor
                           New York, New York 10007

                  -        Regional Public Reference Room
                           Northwestern Atrium Center
                           500 West Madison Street, Suite 1400
                           Chicago, Illinois 60661-2511

         You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at (800) SEC-0330.

         We are required to file these documents with the SEC electronically. You can access the electronic versions of these filings on the Internet at the SEC's web site, located at http://www.sec.gov.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHAT WILL HAPPEN IN THE MERGER?

A: In the merger, i360 will be merged with and into us. Upon consummation of the merger, all of i360's common stock will be converted into approximately 7,584,000 shares of InfoCast's common stock and all options to purchase shares of i360's common stock will become warrants to purchase approximately 4,416,000 shares of InfoCast's common stock and employee options to purchase approximately 1,030,803 shares of InfoCast's common stock.

Q:       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger during the third calendar quarter of 2000.

Q:       WHAT ARE SHAREHOLDERS BEING ASKED TO VOTE UPON?

A: Shareholders are being asked to approve the merger of i360 with and into InfoCast. The proposal to adopt and approve the merger with i360 must be approved by the holders of a majority of the shares of our common stock present in person or represented by a properly executed proxy at the special meeting.

Q.       HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A: Our board of directors has approved and adopted the merger and the merger agreement and recommends that shareholders vote FOR approval of the merger and the related transactions. The board of directors believes that the merger is fair to, and in the best interests of, our shareholders.

Q:       WHAT HAPPENS IF I TRANSFER MY SHARES AFTER THE RECORD DATE?

A: The record date for the special meeting is earlier than the expected date of the merger. Therefore, transferors of shares of common stock after the record date but prior to the merger will retain their right to vote at the special meeting.

Q:       WHAT DO I NEED TO DO NOW?

A: If you are a shareholder of InfoCast, simply indicate on your proxy card how you want to vote and sign, date and mail it in the enclosed envelope as soon as possible.

Q:       WHAT HAPPENS IF I DON'T RETURN A PROXY CARD?

A: If you are a shareholder, the failure to return your proxy card will have the same effect as voting against the merger and the related transactions.

Q:       MAY I VOTE IN PERSON?

A: Yes. If you are a shareholder, you may attend the special meeting and shareholders may vote their shares in person, rather than signing and mailing a proxy card.

Q:       MAY I CHANGE MY VOTE AFTER I HAVE SUBMITTED MY PROXY?

A: Yes. If you are a shareholder, you may change your vote at any time before your proxy is voted at the special meeting by following the instructions as detailed in "Special Meeting -- Proxies and Voting Rights" on page 11. Before your proxy is voted, you may submit a new proxy or you may attend the special meeting and vote in person.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares of common stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted and they will be counted as votes against the merger and the related transactions.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have additional questions about the merger or the related transactions, you should contact:

         Herve Seguin, Chief Financial Officer
         InfoCast Corporation, 1 Richmond Street West, Suite 902
         Toronto, Ontario M5H 3W4
         (416) 867-1681

Q:       WHAT IF I DON'T AGREE WITH THE MERGER?

A: You may be entitled to appraisal rights in connection with the merger under the provisions of Nevada law. Any shareholder who desires to exercise his or her statutory dissenter's rights must, before the vote is taken, submit a written demand for the payment of his or her shares to us. Shareholders who vote in favor of the merger may not exercise dissenter's rights. The procedure for exercising your appraisal rights is detailed in "The Merger Agreement - Dissenters' Rights." If you don't follow the exact procedure, you will lose this right.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

                  Certain matters  discussed in this Proxy Statement  constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify the forward-looking statements and certain factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

                  Forward-looking statements include the information concerning possible or assumed future results of operations of InfoCast Corporation, as the combined company, and other future events set forth under "Summary-Closing Conditions," "Questions and Answers About The Merger," "The Merger-Opinion of Houlihan Lokey Howard & Zukin", "The Merger-Reasons for the Merger; Factors Considered by the Company Board," "The Merger-Recommendation of the Company Board," and other statements in this Proxy Statement identified by words such as "anticipate," "estimate," "expect," "intend," "believe," and "objective".

                  Readers are cautioned not to place undue reliance on such forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may affect the Company's operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the Company's actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: general economic and business conditions; changes in technology; changes in political, social and economic conditions; regulatory matters; integration of the operations of the Company and i360; the actual costs required to effect the Merger; the loss of any significant customers; changes in business strategy or development plans; the speed and degree to which competition enters the Company's industry; changes in the capital markets affecting the ability to finance capital requirements and the factors listed in the other reports previously or hereafter filed with the SEC. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. The Company assumes no obligation to update such forward- looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

                                 SPECIAL MEETING

                          DATE, TIME, PLACE AND PURPOSE

         The Meeting will be held on August 14, 2000 at 10:00 a.m., local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022 or at any postponement or adjournment thereof, to consider and vote upon the Merger Proposal and the 2000 Plan.

                    RECORD DATE, VOTING SECURITIES AND QUORUM

         The voting securities of the Company outstanding on July 5, 2000 consisted of [ ] shares of Company Common Stock, entitling the holders thereof to one vote per share. Only shareholders of record as of that date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. A majority of the voting power of outstanding shares of Company Common Stock present in person or by proxy is required for a quorum.

                    RECOMMENDATIONS OF THE BOARD OF DIRECTORS

         The Company Board believes that the Merger and the 2000 Plan are in the best interests of the Company and the Company's shareholders and recommends that the Company's shareholders vote FOR the Merger Proposal and FOR approval of the adoption of the 2000 Plan.

                            PROXIES AND VOTING RIGHTS

         Shares of Company Common Stock represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) FOR the Merger Proposal, (ii) FOR approval of the adoption of the 2000 Plan and (iii) in the Proxy holders' discretion as to other matters that may properly come before the Meeting.

         The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting or by execution of a subsequent Proxy which is presented to the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Company Common Stock as to which a shareholder abstains are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and abstentions are not counted for purposes of determining whether a proposal has been approved and, therefore, will count as a vote against the Merger Proposal. Broker "non-votes" and abstentions will not have the effect of votes in opposition in such tabulations relating to the proposal to approve the 2000 Plan or any other proposal.

                                  VOTE REQUIRED

         In accordance with the General Corporation Law of Nevada (the "NGCL") and the Bylaws of the Company, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote is necessary to constitute a quorum to transact business at the Meeting. Abstentions (and broker non-votes) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, the affirmative vote of the holders on the Record Date of a majority of the outstanding voting power of Company Common Stock is necessary for the approval of the Merger Proposal and the affirmative vote of the holders of a majority of the shares of Company Common Stock present and voting, in person or by proxy, at the Meeting is necessary for approval of the adoption of the 2000 Plan. If a quorum is not present or represented at the Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than the announcement at the meeting, until a quorum is present or represented. At any such adjournment Meeting at which a quorum is present or represented, any business may be transacted at the Meeting as originally notified.

         Approval of the Merger Proposal by the holders of Company Common Stock is a condition to the consummation of the Merger.

                             SOLICITATION OF PROXIES

         All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but officers, directors, employees or representatives of the Company may also solicit Proxies by telephone, telegraph or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                                 PROPOSAL NO. 1

                                   THE MERGER

          Following the Merger,  the business and operations of the  reorganized
Company will be substantially similar to those of the Company before the acquisition of i360.

Background of the Merger

          The terms and conditions of the merger were determined through arm's length negotiations between the senior managements of InfoCast and i360. In determining the form of the transaction and the form and amount of the consideration, a number of factors were reviewed by the senior management of InfoCast. For a description of these factors see "Reasons for the Merger; Factors Considered by the Company Board." The following is a brief discussion of the contacts and negotiations between InfoCast and i360 leading up to the signing of the Merger Agreement.

          In October 1999, Mr. Don Jeffrey, a shareholder of InfoCast, identified i360 as a potential customer for InfoCast's hosting operations and approached InfoCast's President to assign management resources to explore this opportunity. During November and December 1999, there were several meetings between InfoCast and i360 management in Tucson, Philadelphia and Toronto to understand each company's business model and explore ways in which InfoCast could provide support to i360's business plan. During this period, it was apparent to InfoCast's management that i360 was experiencing management upheaval and required additional funding to meet its immediate obligations and execute its business plan.

          The discussions between InfoCast and i360 culminated in the execution of a memorandum of understanding dated January 14, 2000 between InfoCast and i360 referred to as the "Teaming Agreement." The Teaming Agreement called for a joint InfoCast/i360 sales and marketing effort aimed at identified affinity groups. Each of the parties was to provide its products and services (InfoCast - hosting, call center, eLearning; i360 - custom portals) at "most-favored nation" pricing, and net profits were to be shared on a 67%/33% basis in favor of the party who identified the customer. In February 2000, the two companies started working on i360's customer, Britt Worldwide, as well as several other identified potential customers on that basis.

          In February 2000, i360 completed its management and Board transition and commenced discussions with third parties to invest in i360.

          By early February 2000, it became evident to InfoCast's senior management and its then financial advisor, N.M. Rothschild & Sons ("Rothschild") that the Teaming Agreement with i360 would represent a significant percentage of InfoCast's future revenue and thus impact InfoCast's financial forecasts. Accordingly, on February 8, 2000 a "due diligence" meeting to review i360's business plan was held in Tucson among i360 management, InfoCast management and Rothschild. Following that meeting, InfoCast management determined that an acquisition of i360 by InfoCast could create value for InfoCast's shareholders. As a guideline to valuing i360, InfoCast used publicly available information regarding the trading values of companies in the Internet Service Provider industry. From February 12 to February 15, 2000, Mr. Tom Griffis, Co-Chairman of InfoCast, held exploratory telephone meetings with i360's management and potential new investors in i360 to gauge their interest in a merger of InfoCast and i360.

          On February 16 and 17, 2000 a management team from InfoCast visited Tucson to conduct additional due diligence and to negotiate a possible merger. These discussions culminated in a letter agreement dated February 17, 2000 between InfoCast, i360 and certain shareholders of i360 whereby InfoCast would acquire i360. The signing of the letter agreement was publicly announced on February 23, 2000. The proposed merger was subject to a number of conditions, including the negotiation of a definitive merger agreement, the approval of the InfoCast Board and i360 raising additional equity capital to fund its operations until mid 2000.

         On March 8 and March 10, 2000, i360 consummated additional financings, aggregating, $3.5 million.

          On April 12 and 13, 2000, Mr. Leech visited Tucson to complete the negotiation of the definitive merger agreement and on May 2, 2000, the Board of Directors of InfoCast and i360 approved the execution of the Merger Agreement. The Merger Agreement was signed by the Companies on May 3, 2000.

          In connection with its approval of the Merger Agreement, the Company's Board of Directors determined to seek an opinion from an investment banking firm as to the fairness of the transaction to InfoCast from a financial point of view. On May 31, 2000, the InfoCast Board of Directors engaged the firm of Houlihan Lokey Howard & Zukin to review the transaction and issue their opinion as to the fairness of the consideration to be paid by the Company in connection with the merger from a financial point of view. On June 14, 2000, Houlihan Lokey delivered to the Company's Board of Directors its letter dated June 13, 2000 that, in its opinion, the consideration to be paid by the Company in connection with the Merger is fair to the Company from a financial point of view.

Recommendation of the Company Board

          The  Company   Board  has  approved  the  Merger   Agreement  and  the
transactions contemplated thereby, and has determined that the Merger is fair to and in the best interests of the Company and the Company's shareholders.

         THE COMPANY BOARD RECOMMENDS THAT THE HOLDERS OF THE COMPANY'S COMMON STOCK VOTE "FOR" THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

Reasons for the Merger; Factors Considered by the Company Board

          In approving the Merger Agreement and the Merger, the Company Board considered a variety of factors, including:

          1. The financial condition, results of operations, cash flows, business opportunities, current strategies, business plans, competitive position, and prospects of i360, and current economic and market conditions in the Internet and e-commerce industries.

          2. The Company's strategic plan and the Company Board's belief that the Company's ability to pursue the plan would be enhanced by the Merger.

          3. The arms-length negotiations between representatives of the Company and i360 with respect to the consideration and other terms of the Merger, and the InfoCast Corporation Board's belief that the terms of the Merger Agreement, including the Merger Consideration and the exchange ratio, represents the most favorable terms that could be negotiated with i360.

          4.      The  customer  base  that  i360  is   developing   provides  a
                  significant  market  opportunity  for  InfoCast's   e-learning
                  products and potentially the InfoCast call center product.

          5. The i360 customer base represents an opportunity for InfoCast to generate additional hosting revenue by more quickly employing the unutilized capacity within its data centers with no significant operating cost increase.

          6. The i360 business model potentially provides fast revenue generation in the short term which will potentially shorten the time until InfoCast's operations are cash flow positive.

          The Company Board also considered a variety of potentially negative factors relating to the Merger, including (i) the dilutive effect of issuance of Company Common Stock warrants and options to purchase Company Common Stock to the i360 stockholders and option holders, (ii) the uncertainty of i360's development and the fact that i360 has limited historical operations, (iii) the transaction costs, and (iv) the risks that the anticipated benefits of the Merger might not be obtained.

          The foregoing discussion of the information and factors considered by the Company Board is not intended to be exhaustive, but includes the material factors considered by the Company Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Individual directors may have given differing weights to different factors.

Opinion of Houlihan Lokey Howard & Zukin

InfoCast engaged Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") to render an opinion (the "Opinion") as to the fairness, from a financial point of view, to InfoCast of the consideration to be paid by InfoCast to the shareholders and optionholders of i360, based on the exchange ratio specified in the Merger Agreement (the "Merger Consideration"). Houlihan Lokey is a nationally recognized investment banking firm that provides financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities.

The full text of Houlihan Lokey's Opinion dated June 13, 2000, which sets forth, among other things, the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Houlihan Lokey in rendering the Opinion is attached as Annex A to this proxy statement and is incorporated herein by reference. We urge you to read the Opinion carefully and in its entirety. This summary of the Opinion is qualified in its entirety by reference to the full text of Houlihan Lokey's Opinion. The Opinion addresses only the fairness to InfoCast of the Merger Consideration and does not constitute a recommendation to any shareholder as to how to vote at the shareholder meeting.

Houlihan Lokey relied upon the assurances of both InfoCast and i360 that all of the information provided by InfoCast and i360, including the financial projections and pro-forma statements and adjustments provided to Houlihan Lokey, were reasonably prepared reflecting the best currently available estimates and good faith judgments of InfoCast and i360, that it was reasonable to rely upon such information, and that there have been no material changes in the information reviewed, or in the assets, financial condition, business or prospects of InfoCast or i360, between the date the information was provided and the date of the Opinion. Houlihan Lokey did not independently verify the accuracy or completeness of the financial information supplied to it with respect to InfoCast or i360 and does not assume responsibility for the accuracy or completeness of such information. InfoCast also informed Houlihan Lokey, and Houlihan Lokey has assumed, without independent verification, that the merger will be treated as a tax-free reorganization for federal income tax purposes. Additionally, Houlihan Lokey relied without independent verification upon the accuracy and completeness of all accounting, legal, tax, operational, historical and other information reviewed by it for purposes of the Opinion. Houlihan Lokey did not make and did not assume responsibility for making any independent valuation or appraisal of the assets or liabilities of InfoCast or i360, nor was Houlihan Lokey furnished with any appraisals of those assets and liabilities.

Houlihan Lokey did not, and was not requested by InfoCast to, make any recommendations as to the form or amount of consideration to be paid by InfoCast, the public market values or realizable value of InfoCast's common stock given as consideration in the Merger or the prices at which InfoCast's common stock may trade in the future following the Merger , and does not express any opinion as to the fairness of any aspect of the Merger not expressly addressed in the Opinion.

Houlihan Lokey's opinion was necessarily based on the information made available to it, and financial, stock market, and other conditions and circumstances existing and disclosed to Houlihan Lokey as of the date of the Opinion.

In arriving at its opinion, Houlihan Lokey, among other things, (i) held discussions separately with certain members of the senior management and other representatives of InfoCast and i360 regarding the operations, financial condition, future prospects and projected operations and performance of InfoCast, i360 and the combined company; (ii) reviewed InfoCast's audited financial statements for the period from July 29, 1997 (inception) to December 31, 1997, the fiscal year ended December 31, 1998 and the three month period ended March 31, 1999, unaudited financial statements for the three month period ended March 31, 2000 and draft audited financial statements for the fiscal year ended March 31, 2000, which InfoCast management has identified as being the most current financial statements available; (iii) reviewed i360's audited financial statements for the period July 14, 1999 (inception) through December 31, 1999 and unaudited interim financial statements for the three month period ended March 31, 2000, which i360's management has identified as being the most current financial statements available; (iv) reviewed the analyst report for InfoCast, reflecting the proposed Merger, prepared by SmallCaps Online LLC, as of May 25, 2000; (v) reviewed projections prepared by i360's management with respect to i360 for the three fiscal years ending March 31, 2002; (vi) reviewed pro-forma projections prepared by InfoCast's management with respect to the combined company for the two fiscal years ending March 31, 2002; (vii) visited i360's headquarters in Tucson, Arizona; (viii) reviewed an executed copy of the Agreement and Plan of Merger by and between InfoCast Corporation and i360 inc., dated May 3, 2000; (ix) reviewed copies of various documents, including InfoCast Business Plan, dated 2000; i360 inc. Strategic Business Plan, dated January 2000; i360 inc. Executive Summary, dated January 2000; and i360 inc. Company Summary, dated April 2000; (x) analyzed historical stock performance and trading volume of InfoCast's common stock; (xi) reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to InfoCast and i360; (xii) reviewed various industry and research reports for the companies' respective industries; and (xiii) conducted such other studies, analyses and inquiries Houlihan Lokey deemed appropriate.

As discussed  below,  Houlihan  Lokey used various  methodologies  to assess the
fairness,   from  a  financial   point  of  view,  to  InfoCast  of  the  Merger
Consideration.

Material Financial Analyses Regarding i360

The primary methodologies utilized by Houlihan Lokey in analyzing i360 were the Market Multiple approach and the Discounted Cash Flow approach. The Market Multiple approach considers the trading multiples for certain revenue, gross profit and subscribers of a peer group of companies. Based on a comparative financial analysis of i360 and the peer group of companies, an appropriate multiple was selected and applied to projected revenues, gross profit and subscribers of i360. In this analysis, Houlihan Lokey analyzed the trading statistics of (i) Internet Service Providers ("ISPs"), such as Earthlink Network, Covad Communications, DSL.net, Internet America, OneMain.com, PSInet and Prodigy Communications, and (ii) Business-to-Business vertical market companies such as Ariba, Inc., Commerce One, Inc., Espeed, Inc., FreeMarkets, Inc., Neoforma.com, Inc., PurchasePro.com, SciQuest.com, Inc., Ventro Corp. (Chemdex) and VerticalNet. The Discounted Cash Flow analysis considered the projected income stream of i360, as provided by InfoCast's management, and then discounted that stream to the present using a market based, risk adjusted discount rate. i360's terminal value, which represents the on-going value of the entity past the time frame of the projected income stream, was determined by utilizing the Gordon Growth model.

Pro Forma Accretion Analysis

In addition to the financial analysis of i360 described above, Houlihan Lokey performed a similar financial analysis of InfoCast on a pro-forma basis reflecting the Merger. This pro-forma financial analysis consisted of a Discounted Cash Flow approach, as described above, using the projected performance of the combined entities, as projected by InfoCast's management as the basis for the valuation. Houlihan Lokey also considered a Comparative Market Multiple approach, which considers the trading multiples for certain revenues of a peer group of companies. Based on a comparative financial analysis of InfoCast and the peer group of companies, an appropriate multiple was selected and applied to the projected revenues of InfoCast. In the comparable company analysis, Houlihan Lokey analyzed the trading statistics of Application Service Providers, such as Breakaway Solutions, Inc., Citrix Systems, Inc., Concentric Network Corp., Exodus Comm., Inc., FutureLink Dist. Corp., Interliant, Inc., NaviSite, Inc., and Usinternetworking, Inc.

Houlihan Lokey also considered a Public Trading Price Value analysis of InfoCast's common stock. The common stock price of InfoCast was $7.625 as of February 22, 2000, the day prior to any public announcements regarding the proposed Merger, and was $3.938 per share as of June 13, 2000, the date of Houlihan Lokey's opinion. However, given that (i) InfoCast common stock is generally traded in volumes lower than the comparable public companies; (ii) there is limited investment analyst coverage for InfoCast; and (iii) there are no material institutional shareholders of InfoCast, Houlihan Lokey did not rely solely upon the public valuation of InfoCast.

Fairness of Consideration

On June 14, 2000, Houlihan Lokey delivered its written opinion to InfoCast's Board of Directors to the effect that as of the date of such Opinion, and based upon the various qualifications and assumptions made, general procedures followed, factors considered and limitations on the review undertaken as set forth below and in such Opinion, the Merger Consideration is fair, from a financial point of view, to InfoCast.

General

The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey has advised InfoCast's Board of Directors that it did not attribute any particular weight to any analysis or factor considered by it, but rather made the qualitative judgements as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or portions of this summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses undertaken by it in connection with the Opinion. No company used in the analyses performed by Houlihan Lokey as a comparison is identical to InfoCast or i360.

Houlihan Lokey has advised InfoCast's Board of Directors that in its analyses, Houlihan Lokey made numerous assumptions with respect to InfoCast's and i360's industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond InfoCast's and i360's control. In addition, Houlihan Lokey may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

InfoCast agreed to pay Houlihan Lokey a fee of $100,000, plus reasonable out-of-pocket expenses incurred by Houlihan Lokey, for its preparation and delivery of the Opinion. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the Merger or the conclusions reached in the Opinion. InfoCast retained Houlihan Lokey solely to deliver the Opinion. InfoCast agreed to indemnify Houlihan Lokey and its affiliates against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey. No limitations were imposed by InfoCast upon Houlihan Lokey with respect to the investigations made or the procedures followed by it in rendering the Opinion. Houlihan Lokey was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of InfoCast.

Federal Income Tax Considerations

          No gain or loss will be recognized by the Company or i360 or by the Company's shareholders, as a result of the Merger, except with respect to those shareholders who exercise dissenter's rights. Shareholders who exercise dissenter's rights should consult with their own tax advisors as to the tax consequences of the exercise of such dissenter's rights.

Dilution

          After the Merger, the present i360 stockholders will own approximately 26.2% of the Company's Common Stock (37.8% taking into consideration the effect of outstanding options to purchase shares of i360 Common Stock which will be converted into options and warrants to purchase shares of Company Common Stock after the Merger).

Management After the Merger

Directors

          On the Record Date, the directors of the Company were Darcy Galvon, A. Thomas Griffis, James Leech, Michael Sheehan, Glen Allmendinger, George Shafran and Jeffrey S. Spindler. Upon consummation of the Merger, each of the current directors will remain on the Company Board. Pursuant to the Merger Agreement, i360 has designated William G. Cochrane and S. Drexel Ridley (the "Director Appointees") to serve on the Board The Company has agreed to increase the size of the Company Board and to appoint Messrs. Cochrane and Ridley to the Board, to serve until the next annual meeting of the Company's shareholders. The Company has also agreed to use its best reasonable efforts to ensure that one of these directors is appointed to serve on the nominating committee. At the next annual meeting of the Company's shareholders, the current directors of i360 will nominate one-third of the non-independent members of the Company Board for election.

          i360 has advised the Company that each of the Director Appointees has consented to serve on the Company Board and that, to the best of its knowledge, none of the Director Appointees (i) has a family relationship with any of the directors or executive officers of the Company, (ii) beneficially owns any securities (or rights to acquire securities) of the Company or (iii) has been involved in any transactions, or has any business relationships with the Company or any of its directors, executive officers or affiliates, of the type required to be disclosed pursuant to Rule 14f-1 under the Exchange Act. The information contained herein concerning i360 and its directors has been furnished by i360. The Company assumes no responsibility for the accuracy or completeness of such information.

          The name, present principal occupation or employment and five-year employment history of each Director Appointee and certain other information is set forth below. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with i360. Except as noted, none of the persons listed below owns any shares of Company Common Stock or has engaged in any transactions with respect to shares of Company Common Stock during the past 60 days. During the last five years, neither i360, nor any Director
Appointee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor was such person a party to a civil proceeding of a judicial or administrative body of competent jurisdiction, and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. Unless otherwise indicated, all Director Appointees listed below are citizens of the United States.

         William G. Cochrane served as the President, Chief Executive Officer and Chairman of i360 since July 1999. From 1988 to 1997, Mr. Cochrane held a variety of executive positions at Motorola Incorporated, most recently as National Sales Manager. From 1997 to 1998, Mr. Cochrane was Vice president Sales at Paxar Corporation. Mr. Cochrane also held positions with 3M (Minnesota Mining and Manufacturing

Corporation) and managed a private consulting firm. Mr. Cochrane holds a B.A. in Health Administration & Education from Eastern Illinois University.

         Stephen D. Ridley served as General Counsel and a director of i360 since November 1999. From 1980 to 1998, Mr. Ridley was General Counsel and a Director of Industrial Relations for the Louisiana Association of Business and Industry. He served as Finance Director for Reagan for President in 1980 for the First Congressional District of Louisiana and acted as Labor Law Advisor to Governor David Treen of Louisiana from 1980 to 1984. Mr. Ridley holds a B.S. in Production Management from the University of New Orleans and a J.D. from Louisiana State University. Mr. Ridley is also a director of Imark Corporation.

Executive Officers

         The Merger Agreement provides that Mr. Cochrane will be named as a Senior Vice President of the Company and as President of the Company's new i360 division. For a description of the terms of Mr. Cochrane's employment, see "Employment Agreements" below.

Vote Required

          Approval of this proposal requires the affirmative vote of at least a majority of the outstanding voting power of Company Common Stock.

Indemnification

          The Company has agreed that it will, following the Effective Time, indemnify and exculpate the current directors of i360 against all losses, expenses, claims, damages, or liabilities arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent permitted under Nevada law and by the Articles of Incorporation and the Bylaws of i360 as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in defense of any litigation.

Employment Agreements

          William G. Cochrane is currently employed by i360 as its President, Chief Executive Officer and Chairman of its Board of Directors at an annual salary of $240,000 plus an annual bonus to be determined by i360's Board, but which shall not be less than $120,000 during the first year. He is also the beneficial owner of 2,000,000 shares of i360 Common Stock, 6,250,000 options to purchase i360 common stock at an exercise price of $0.10 per share and 423,000 options to purchase i360 common stock at an exercise price of $1.33 per share. Following the Merger, Mr. Cochrane will be employed by the Company as a Senior Vice President of the Company and as President of the Company's i360 division pursuant to the terms of his existing employment agreement. Mr. Cochrane will continue to receive certain benefits, including participation in the Company's employee benefit plans. Mr. Cochrane has waived his rights under his initial i360 employment agreement to receive a severance payment from i360 in connection with the Merger.

                              THE MERGER AGREEMENT

          The following summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the provisions in the Merger Agreement which is annexed to this Proxy Statement as Annex B.

Terms of the Merger; Merger Consideration

          The Company and i360 have entered into the Merger Agreement, which provides that i360 will be merged with and into the Company with the Company surviving the Merger. i360's shareholders will receive an aggregate of approximately 7,584,000 shares of Company Common Stock (subject to adjustment) and warrants and options to purchase approximately 5,446,803 shares of Company Common Stock in consideration for the Merger. In addition, the Company has agreed to issue options to purchase 469,197 additional shares of Company Common Stock to future employees of the Company's i360 division.

          The Company is presently authorized to issue up to 100,000,000 shares of Company Common Stock. The holders of Company Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, holders of Company Common Stock are entitled to receive ratably such dividends as may be declared by the Company Board out of funds legally available therefor, and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preference on the preferred stock, if any. Holders of Company Common Stock have no preemptive rights and have no rights to convert their Company Common Stock into any other securities .

Effective Time of the Merger

          The Merger will become effective when the Articles of Merger are filed with the Secretaries of State of the States of Nevada and Utah, in accordance with Nevada and Utah law, respectively. It is anticipated that, if the Merger is approved at the Meeting and all other conditions to the Merger have been fulfilled or waived, the Articles of Merger will be filed on or about August ____, 2000 (the "Effective Time").

Manner and Basis of Converting Shares

          As of the Effective Time of the Merger, each issued and outstanding share of i360 Common Stock will be converted into the right to receive 0.30 shares of Company Common Stock (the "Exchange Ratio").

          As of the date of this Proxy Statement, there were outstanding options to purchase 14,720,000 shares of i360 Common Stock at an exercise price of $0.10 per share (the "$0.10 Options") and options to purchase 3,436,010 shares of i360 Common Stock at an exercise price of $1.33 per share (the "$1.33 Options" and, together with the $0.10 Options, the "i360 Options"). All outstanding and unexercised i360 Options will be assumed by the Company upon consummation of the Merger. The i360 Options shall convert into (i) warrants to purchase 4,416,000 shares of Company Common Stock at an exercise price equal to $0.30 per share for the $0.10 Options and (ii) options to purchase 1,030,803 shares of Company Common Stock at an exercise price equal to $4.00 per share for the$1.33 Options. All other terms of the i360 Options assumed by the Company will remain the same.

          No fractional shares of Company Common Stock will be issued in connection with the Merger. In lieu of fractional shares, each shareholder who would otherwise be entitled to a fractional share will instead receive cash equal to value of such fractional interest based on the Closing Price of Company Common Stock at the Closing Date of the Merger. As of the Record Date, there were _____ shares of Company Common Stock and 25,280,000 shares of i360 Common Stock outstanding. Based upon the number of outstanding shares of Company Common Stock and i360 Common Stock as of the Record Date, __________ shares of Company Common Stock will be outstanding as of the Effective Time of the Merger Agreement, of which approximately 7,584,000 shares (__% of the total), will be issued or reserved for issuance to the former holders of i360 Common Stock.

Escrow of Shares

          Effective at the Effective Time, the Company and certain of the current shareholders of i360 will enter into an Escrow Agreement (the "Escrow Agreement"), pursuant to which 750,000 shares of Company Common Stock and/or warrants to purchase Company Common Stock otherwise issuable to such shareholders pursuant to the Merger Agreement will be held in escrow to reimburse the Company for claims it is compelled to pay in respect of any indemnification of the current i360 directors or any losses incurred by the Company as a result of any breach by i360 of its representations and warranties under the Merger Agreement.

Exchange of Certificates

          Promptly after the Effective Time of the Merger, the Company will arrange for the holders of certificates of i360 Common Stock to receive in exchange therefor certificates evidencing the number of shares of Company Common Stock that such holders of i360 Common Stock are entitled based on the applicable Exchange Ratio. Until an i360 stock certificate has been surrendered to the Company, each such certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive, upon such surrender, certificates for such number of shares of Company Common Stock and such cash payment in lieu of fractional shares as the shareholder is entitled to under the Merger Agreement.

Representations and Warranties

          In the Merger Agreement, i360 has made various representations and warranties (subject in some cases to materiality and knowledge qualifiers) relating to, among other things, i360's business and financial condition, i360's requisite corporate authority to enter into and perform its obligations under the Merger Agreement, the absence of a breach or violation of or default under i360's charter or bylaws or internal rules as a result of the consummation of the Merger, the capitalization of i360, that upon the transfer in connection with the Merger of the issued and outstanding capital stock of i360 such shares will be duly authorized, validly issued, fully paid and nonassessable, the assets and liabilities of i360, the accuracy of i360's tax returns and other filings with applicable taxing authorities, the satisfaction of certain legal requirements, including the receipt of all governmental, regulatory and other necessary consents or waivers for the Merger, the absence of litigation and the absence of certain changes in i360's business having a material adverse affect on i360's business.

          The Company has made various representations and warranties (subject in some cases to materiality and knowledge qualifiers) relating to, among other things, its business, its requisite corporate authority to enter into and perform its obligations under the Merger Agreement, the absence of a breach or violation of or default under its charter or bylaws or internal rules or regulations governing conduct of corporate actions as a result of the consummation of the Merger, the accuracy and timeliness of its various filings with the Securities and Exchange Commission ("SEC") (except as otherwise disclosed to the i360 shareholders), the Company's business and financial condition, the capitalization of the Company, the accuracy of the Company's tax returns and other filings with applicable taxing authorities, the satisfaction of certain legal requirements, including the receipt of all governmental, regulatory and other necessary consents or waivers for the Merger, the accuracy of the Company's financial statements delivered to i360 or contained in the Company's filings with the SEC, the absence of litigation (except as disclosed to the i360 shareholders) and the absence of certain changes in the Company's business having a material adverse affect on the Company's business. In addition, the Company has made representations and warranties, that, upon issuance pursuant to the terms of the Merger Agreement, the Company Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

          All representations, warranties, covenants and agreements of the Company, i360 and the i360 shareholders expire at the Effective Time, other than covenants and agreements that by their terms contemplate performance after the Effective Time.

Conduct of Business Prior to Closing

          Pursuant to the Merger Agreement, i360 has agreed that, prior to the Closing Date, it shall conduct its business in the ordinary course consistent with past practice and, except as permitted by the Merger Agreement, shall not alter its capital structure, increase its capitalization, or otherwise alter its business operations.

Acquisition Proposals

          In the Merger Agreement, i360 agreed that it would not, nor would it permit any of its affiliates, to enter into any agreements with a third party with respect to the acquisition, directly or indirectly, of shares or other securities of i360 or a material part of its assets or any merger, business combination, consolidation or reorganization; enter into any negotiations with a third party regarding such agreement; or provide a third party with general access to i360's books, records or employees for the purpose of enabling such third party to conduct a purchase investigation of the legal, financial or business condition of i360.

Closing Conditions

          The   obligations   of  the  Company  and  i360  are  subject  to  the
satisfaction or waiver of the conditions set forth below.

          The respective obligations of the Company and i360 to consummate the Merger are subject to:

           o approval by the Company's and i360's shareholders, respectively, of the Merger;
           o the condition that there will be no judgment, injunction, order or decree prohibiting or enjoining the consummation of the Merger;
           o the parties having received all required third party consents and approvals;
           o the continued accuracy of each party's representations and warranties and the fulfillment of each party's agreements contained in the Merger Agreement;
           o the absence of a material adverse change or effect with respect to the Company or i360; and

           o execution and delivery of the Merger Agreement, the Escrow Agreement (and a related Shareholders Designee Agreement), the Registration Rights Agreement and opinions of counsel.

          The obligation of the Company to consummate the Merger is also subject to:

           o shareholders representing no more than 8% of the outstanding i360 Common Stock dissenting from the Merger;
           o no more than 35 of i360's shareholders not being accredited investors; and
           o the Company shall have received certain investment-related representations from the shareholders of i360.

          The obligation of i360 to consummate the Merger is also subject to the approval by the Company Board of the issuance of options for a total of 469,197 shares of Company Common Stock at an exercise price of $4.00 per share to be awarded to future employees of the Company's i360 division.

Waiver of Conditions

          Each party to the Merger Agreement may, to the extent legally permitted, extend the time for performance of any obligations of any other party to the Merger Agreement, or waive compliance of any party with any terms or conditions in the Merger Agreement.

Voting Agreement

          In connection with the execution of the Merger Agreement, certain shareholders of i360 have agreed to vote all shares of i360 Common Stock held by them in favor of the Merger Agreement and the Merger. The shares covered by this agreement currently equal ____% of the outstanding shares of i360 Common Stock.

Registration Rights

          The shares of Company Common Stock to be issued upon the effectiveness of the Merger to the shareholders of i360 will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided by Section 4(2) of the Securities Act as a transaction not involving any public offering and Regulation D thereunder and under applicable state securities laws. Such non-public offering is in part based upon the investment representations of the recipients of such shares. The shares to be issued upon the Merger will be "restricted securities" within the meaning of the Securities Act and will not be transferrable without further compliance with the registration requirements of the Securities Act or compliance with an exemption from such requirements. Neither the Company nor i360 has received an opinion of legal counsel with regard to the availability of such exemption and no assurance can be given that the SEC and/or the securities administrators of certain states would concur that the Section 4(2) exemption or Regulation D and equivalent state non-public offering/private offering exemptions are available for the transaction.

          Pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") to be executed at the Effective Time, the Company, at its expense, within six months of the Effective Time, will file a Registration Statement under the Securities Act of 1933, as amended, to register for resale an aggregate of

2,061,480 shares of Company Common Stock to be issued in the Merger to certain current shareholders of i360 or to be issued upon the exercise of options to purchase Company Common Stock to be issued in exchange for options to purchase i360 Common Stock in the merger. A copy of the Registration Rights Agreement is annexed hereto as Annex D.

Listing of Company Common Stock to Be Issued in the Merger

          The Company has agreed that, after consummation of the Merger, the Company Board will authorize the Company Common Stock to be listed or admitted for trading on Nasdaq or a national securities exchange other than the over-the-counter bulletin board.

Governmental and Regulatory Approvals

          i360 and the Company are aware of no governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities and "blue sky" laws of various states and the filing of the Articles of Merger under Nevada and Utah laws.

Merger Expense Reimbursement; Break-up Fee

          Whether or not the Merger is consummated, each of the Company and i360 will be responsible for its own costs and expenses incurred in connection with the Merger and the transactions contemplated thereby.

Termination

          The Merger Agreement may be terminated and cancelled at any time prior to the Closing Date by mutual written consent of the Company and i360. The Merger Agreement may be terminated by either the Company or i360 if: (i) any of the conditions to such party's obligation to consummate the Merger has not been met or waived at such time as such condition can no longer be satisfied; (ii) the transactions contemplated by the Merger Agreement have not been consummated on or before August 15, 2000; or (iii) a court of competent jurisdiction or other governmental authority shall have issued a final non-applicable order, decree or ruling permanently retraining, enjoining or otherwise prohibiting the transactions contemplated by Merger Agreement.

Dissenters' Rights

          Under the NGCL, the Company's shareholders have certain dissenters' rights in connection with the Merger. The following is a summary of the provisions of the NGCL relating to these dissenters' rights. A copy of the applicable NGCL provisions are attached hereto as Annex C. Shareholders are urged to read Annex C in its entirety.

          A Company shareholder who wishes to dissent from the proposed Merger and obtain payment of the fair value of his or her shares of Company Common
Stock: (i) must deliver to the Company, before the vote is taken, written notice of his or her intent to demand payment for his or her Company Common Stock if the proposed action is effectuated (the "Shareholder's Notice"); and (ii) must NOT vote his or her shares in favor of the proposed action. A COMPANY SHAREHOLDER WHO DOES NOT SATISFY THE REQUIREMENTS OF SUBSECTIONS (I) AND (II) WILL NOT BE ENTITLED TO PAYMENT FOR HIS OR HER SHARES. A VOTE AGAINST THE PROPOSED MERGER WILL NOT BE DEEMED TO

SATISFY THE SHAREHOLDER NOTICE REQUIREMENT. THE FAILURE TO VOTE AGAINST THE MERGER PROPOSAL WILL NOT CONSTITUTE A WAIVER OF DISSENTERS' RIGHT. HOWEVER, A VOTE IN FAVOR OF THE MERGER PROPOSAL WILL CONSTITUTE A WAIVER OF SUCH RIGHTS.

          If the proposed Merger is thereafter approved by the required vote at the Meeting, the Company shall, within ten (10) days after effectuation of the action, mail a notice (the "Company Notice") to all Company Shareholders who prior to the meeting delivered a Shareholder Notice which satisfies the above requirements. The Company Notice shall:

          (i) state where a demand for payment must be sent, and where and when certificates for certificated shares must be deposited, in order to obtain payment;

          (ii) inform holders of uncertificated shares as to what extent transfer of shares will be restricted from the time that demand for payment is received;

          (iii) supply a form for demanding payment, which form includes a request for certification of the date on which the shareholders acquired beneficial ownership of the shares;

          (iv) be accompanied by a copy of NGCL Sections 92A.300 to 92A.500, inclusive, which set forth the rights of dissenters.

          COMPANY SHAREHOLDERS WHO FAIL TO DEMAND PAYMENT, OR FAIL TO DEPOSIT CERTIFICATES, IN THE MANNER REQUIRED BY THE COMPANY NOTICE PURSUANT TO THE NGCL, WILL HAVE NO RIGHT TO RECEIVE PAYMENT FOR THEIR SHARES OF COMPANY COMMON STOCK. A dissenter shall retain all other rights of a Company Shareholder until these rights are modified by effectuation of the proposed corporate action.

          Within thirty (30) days after receipt of demand for payment, the Company shall remit to dissenters who have made demand and have deposited their certificates, the amount which the Company estimates to be the fair value of the shares, with interest, if any has accrued. If the Company fails to remit, of if the dissenter believes that the amount remitted is less than the fair value of the shares of Company Common Stock, a dissenter may send the Company its own estimate of the value of the Company Common Stock and demand payment for the deficiency. IF A DISSENTER DOES NOT FILE SUCH ESTIMATE WITHIN THIRTY (30) DAYS AFTER THE COMPANY'S MAILING OF ITS REMITTANCE, SUCH DISSENTER SHALL BE ENTITLED TO NO MORE THAN THE AMOUNT REMITTED. Within sixty (60) days of the receipt of a demand payment for the deficiency, the Company shall commence a proceeding and petition the court to determine the fair value of the Company Common Stock and accrued interest. If the Company does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

Certain Effects of the Merger on the Rights of InfoCast and i360 Shareholders

          The rights of shareholders of InfoCast are presently governed by Nevada law, and the rights of i360 shareholders are presently governed by Utah law. At the Effective Time, the rights of the Shareholders of InfoCast will continue to be governed by Nevada law. The Articles of Incorporation and By-laws of InfoCast will be the Articles of Incorporation and By-laws of the surviving corporation.

                            LOAN TO i360 BY INFOCAST

          On June 22, 2000, InfoCast entered into a Loan Agreement and a Security Agreement with i360 under which InfoCast agreed to loan to i360 an aggregate amount of up to $2,000,000, secured by all of the assets of i360. The Company's obligation to make Loans under the Loan Agreement terminates and all Loans made thereunder mature upon consummation of the Merger or earlier termination of the Merger Agreement in accordance with its terms. The Loans bear interest at the prime rate plus 2% payable upon Maturity or earlier payment of the Loans. If the Merger is consummated, the outstanding Loans will be effectively terminated. If the merger agreement is terminated, all loans are due and payable six months after such termination. As at June 30, 2000, the total amount outstanding under the Loan Agreement was $145,000.

                                BUSINESS OF i360

          i360 is a Utah corporation which was created in July 1999 for the purpose of using emerging technologies to change the way people communicate.
i360 customizes portals and creates virtual communities for individual organizations through its Portal and 'virtual' community System. This gives organizations the ability to operate and market themselves within the medium of the Internet. The organizations are able to use i360's back-end architecture as a turnkey solution. i360 acts as the architect and aggregator of each organization's online community. i360's Portal and Virtual Community System bundles interactive products and services, integrating content, commerce and community in a format that is easy for members of these organizations to use.

          i360 specifically target affinity groups -- organizations that are comprised of individuals who share a common purpose, interest, identity, or mission.

o          Profit and Non-Profit Associations
o          Religious Organizations
o          Direct Sales Companies
o          Network Marketing Companies
o          Unions
o          Co-ops & Buying Services

          i360 earns revenues from each Internet access subscription, custom portal design, netHomeTVO sale, e-commerce transaction, advertisement and sale of interactive tools. The organizations with which i360 executes contracts share in the revenue generated by Internet subscription services. Portal and Virtual Community System, encouraging self-marketing. In addition, using third party software and enhancements, i360 can create customized advertising and e-commerce solutions for customers.

          i360 believes that its product and services give organizations more control over content, lower churn rate, branding opportunities, improved group communication and new revenue streams. i360 also believes that the members of these organizations will benefit from easier access to the Internet for both personal computer (PC) and non-PC users, easier access to information disseminated by the organization, low-cost interaction with other community members and a on-line environment that is customized, secure and family friendly

          Industry Overview

i360 is a part of the Internet services industry -- an industry characterized by rapid change and vigorous competition. The industry is fragmented and includes many different players who offer a variety of services.
The key industry players relevant to i360's strategy include:

o         National and regional online services providers (e.g. AOL)

o         National and regional Internet service (access) providers

o Computer manufacturers (vis-a-vis their practice of bundling client software packages for online navigation and/or "free" service trials or initial service packages)

o Software companies providing customizable templates to online content carriers, businesses, and consumers

o Carriers such as local exchange carriers (LECS), competitive local exchange carriers (CLECS), and cable companies

o Niche providers of hardware, programming, and services (e.g. WebTV and emerging set-top boxes)

o         Available for purchase/shareware browsers and next-generation browsers

o         Search engines/agents and directory services

o Business-to-business and e-commerce providers who provide electronic storefronts and associated back-end systems

o Media companies and ad agencies who are changing ad publishing rules via the online medium

o         Metric analyst companies such as Nielsen, Media Metrix, etc.

          Sources of Revenue

The premise behind i360's business model is that by bundling compelling products and services and delivering them through customized Portal and Virtual Community Systems or ISP clients, i360 can cost effectively capture substantial customer bases through single points of contact. With its strategy of targeting affinity groups, i360 can earn additional revenues through highly focused e-commerce and advertising plays.

i360 anticipates six distinct sources of revenue generation:

o          Internet Subscriptions

i360 will sell both wholesale and retail Internet access. Subscribers will include client organization members and ISP client subscribers.

o          Membership/Premium Services

i360 will sell additional services to client organization members such as the Virtual CommunityO, and training.

o          Custom Portal Design

i360 will earn revenue for the design of customized portals for client organizations.

o          Independent Business Operator Page (IBO)

i360 will sell the IBO pages through affinity groups specializing in Network Marketing.

o          netHomeTV(TM) Internet Appliance (set-top boxes)

i360 will sell its netHomeTVO Internet appliance to client organization members and ISP client subscribers.

o          E-commerce & Advertising Revenue Sharing

i360 will share with client organizations and ISP clients revenue earned from e-commerce transactions and advertising.

          Products and Services

i360 bundles interactive products and services and delivers them through client organizations such as affinity groups, ISP affiliates and vertical market companies. The primary platform sold is our Portal and Virtual Community System that serves as the client's foundation for providing i360's products and services to their members.

o          Custom Portal

This is a template driven tool to construct an information and content aggregation system for each client. The portal is branded by the client and is customized to their needs. Included within the Custom Portal is a NetGuide that contains links to information such as member information, news, weather, shopping, sports, travel, health, real estate, stock market info, classifieds, and hobbies.

The actual number of categories and the composition of each category will depend on each client's requirements. This also represents one of i360's back-end revenue streams in that i360 will be compensated by each sub-category provider based on how much traffic is driven to it.

The Custom Portal also includes e-commerce and shopping features, as well as i360's Virtual Community system, a private intranet for client organizations. Client organizations have the ability to authenticate each user to ensure that only authorized end-users have access to the portal.

          Membership/Premium Services

This includes i360's proprietary Virtual Community system and a mix of value-added services. The Virtual Community system is based on over 5 years of research, field testing and technical development. It is a stand-alone Internet system that has been designed specifically to offer affinity groups the most robust collection of business functions available today.

Linked to the client organization's Custom Portal, the Virtual Community system makes constant communication possible - by words, pictures, voice, and even video. Organizations can supply their members with mission critical information, the latest news updates, special offers, upcoming events, training - whatever is crucial for their online community.

Within the Virtual Community system, each member of an affinity group can create their own customized Web site that is inter-linked with other members, creating a powerful interactive community web. Like all i360 implementations, each Virtual Community system will be customized and branded by the client.

Other value-added services offered as Membership/Premium Services include chat rooms and marketing tools. Especially of interest to our multi-level marketing clients are lead generation tools and live or Web-based Internet marketing training programs.

o          Client-Branded Internet Subscription Service

This is the connection to the Internet through a client organization's Internet portal or other online system. Owners of PCs will access the Internet using a standard browser, while non-PC owners will gain access by using i360's netHomeTVO appliance. This service satisfies the end-user's need for reliable access to the information and other resources on the Internet, whether or not they have a PC.

i360 has developed an application - meshed network -- that enables any end-user employing dial-up, ISDN or DSL lines to connect the client organization's branded Internet service. The meshed network seamlessly aggregates the dial-up connection, the backbone connection, and i360's server network to put users on the Web in the custom environment of the community of their choice.

Not only is the meshed network attractive to client organizations such as affinity groups who seek to connect their broadly dispersed members to the Internet, but it is also sold to regional ISPs to enhance their capabilities. The meshed network provides a national network of connections broader in scope than any regional ISP can provide. It offers the lowest risk, lowest cost way for branded ISP organizations to provide national coverage virtually overnight.

o          netHomeTVO Appliances (set-top boxes)

i360's innovative netHomeTVO solution gives non-PC owners easy access to i360's package of products and services. The netHomeTVO solution satisfies the need of non-PC owning end-users for access to Internet information and services that would otherwise be unavailable to them.

The netHomeTVO solution combines a set-top box with a standard TV and software with unparalleled technical and user interface capabilities. The system converges standard television broadcasts (video feed) and Web content seamlessly.

In most cases, each netHomeTVO unit delivered to end-users is pre-programmed to establish local Internet access as the system gets installed.

o          E-Commerce Services

i360 will offer client organization members access to a network of retailers with whom i360 has established strategic relationships, enabling members to purchase desired products and services through the Custom Portal. Our portal system will provide a facility for the advertiser to develop and nurture a permission-based marketing relationship with targeted consumer groups and individual users.

For organizations that have special needs, i360 will use third party software and enhancements to create customized e-commerce solutions. For example, tracking and reporting software can be used to give organizations the ability to view, verify, and audit any transaction that occurs in the Custom Portal.

i360 intends to maintain a database containing information such as what sites members visit and what TV channels netHomeTVO users frequent. i360 can then present usage/customer demographics and raw market research data to advertising prospects and inform them about why advertising on our portals can benefit their business.

o          Independent Business Operator Page (IBO)

The IBO provides affinity group members with their own branded on-line web page. This page is a customized screen allowing the owner the opportunity to share customer or business objectives, which expands the users medium of communication.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

          Ernst & Young LLP were appointed auditors of i360 on September 17, 1999 and have audited the consolidated financial statements of i360 since its inception on July 14, 1999 to December 31, 1999.

          i360 believes, and has been advised by Ernst & Young LLP that it concurs in such belief, that, during the year ended December 31, 1999 and subsequent thereto, i360 and Ernst & Young LLP did not have any disagreement on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference in connection with its report on i360's financial statements to the subject matter of the disagreement.

          i360's audited financial statements contained an explanatory paragraph with the assumption that i360 will continue as a going concern. There were no "reportable events" within the meaning of Item 304(a)(1) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF i360

          The selected financial data set forth below are derived from i360's financial statements included elsewhere in this Proxy Statement and are qualified by reference to and should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of i360" included elsewhere in this Proxy Statement. The financial statements as of and for the period from July 14, 1999 (inception) through December 31, 1999 have been audited. The information for the three months ended March 31, 2000 is unaudited and, in the opinion of i360's management contains all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of i360's financial position and results of operations at such dates and for such periods. The historical results are not necessarily indicative of the results of operations to be expected in the future.

                                                      Inception (July 14, 1999)             Three Months Ended
                                                       Through Dec. 31, 1999                   March 31, 2000
                                                  ------------------------------             ------------------
STATEMENT OF OPERATIONS DATA:
Revenues:
          Set-top box sales                                         $119,148                          $  73,204
          Subscription services                                        7,175                            217,001
          Other                                                       29,759                             47,145
                                                                    --------                           --------
                  Total Revenues                                     156,082                            337,350

Costs and expenses:
          Cost of revenue                                            229,884                            588,597
          Sales and marketing                                        572,288                            306,424
          General and administrative                               2,017,132                          1,142,684
          Product development                                        699,636                            296,151
          Amortization of goodwill                                   125,464                             94,098
                                                                  ----------                         ----------
                  Total operating costs                            3,644,404                          2,427,954
                                                                   ---------                          ---------

Operating loss                                                    (3,488,322)                        (2,090,604)

Other income (expense)                                                  (558)                               247

Net loss before beneficial conversion                             (3,488,880)                        (2,090,357)
Deemed dividend for preferred stock                                       --                         (3,500,000)
                                                                 -----------
Net loss attributable to common shareholders                      (3,488,880)                        (5,590,357)
                                                                 -----------                        -----------
Basic and diluted net loss per share                                 $ (0.16)                           $ (0.33)
                                                                 ===========                           ========

Balance Sheet Data:
Total cash                                                       $   103,471                      $   1,785,795
Total assets                                                       2,820,168                          4,589,395
Total liabilities                                                  1,727,132                          1,586,716
Accumulated deficit                                               (3,488,880)                        (9,079,237)
Total stockholders' equity                                         1,093,036                          3,002,679

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF i360

Overview

          On July 14, 1999, i360 was incorporated under the laws of the State of Utah. i360 designs and develops web-based communities for businesses, organizations and affinity groups. As a technology enabler, i360 brings a full complement of internet and communication solutions to its affinity group customers. This technology enables these groups to compete with established internet portals by emulating a traditional internet service provider ("ISP") and by recruiting and retaining customers through customized Virtual Community Systems. i360's technology allows its organizational customers to set up chat boards, e- commerce operations and news centers specifically tailored to the individual missions and services of these organizations.

          i360 is in its early states and has begun, on a limited basis, to market, sell and operate web-based communities. To date, i360 has generated modest sales. While management believes there is a substantial market for i360's products and services, there can be no assurance that any sales that are made by i360 will be at volumes and prices sufficient for i360 to achieve significant revenues and profitable operations. i360 has been unprofitable since inception and expects to continue to incur losses for at least the next seven months.

          i360's management believes revenues will be derived from a variety of products in addition to sales of internet subscription services and set-top-boxes. These products include: (i) Virtual Communities; (ii) Independent Business Operator pages ("IBO"); (iii) advertising and e-commerce; and (iv) Custom Portal development.

          Virtual Communities. The Virtual Community System makes constant communication possible by words, pictures, voice and video. Organizations can supply their members with mission critical information, the latest news updates, special offers, upcoming events, training or whatever is crucial for their online community. Within the Virtual Community system, each member of an affinity group can create their own customized Web site that is inter-linked with other members, creating a powerful interactive community web. Like all Company products, each Virtual Community system is customized and branded by the customer.

          Independent Business Operator Page. The IBO provides affinity group members with their own branded on-line web page. This page is a customized screen allowing the owner the opportunity to share customer or business objectives, which expands the users medium of communication.

          Advertising  and  E-Commerce.  i360  will  offer  client  organization members access to a network of retailers with whom i360 has established strategic relationships, enabling members to purchase desired products and services through the Custom Portal. i360's portal system will provide a facility for the advertiser to develop and nurture a permission-based marketing relationship with targeted consumer groups and individual users. This information will afford i360 the opportunity to price its advertising rates so the advertiser will not only increase reach and frequency at a lower-than-traditional cost, but also target precisely the customer they want to engage.

         Custom Portal Development. The Custom Portal is a template driven tool to construct an information and content aggregation system for each customer. The portal is branded by the customer and tailored to their specific needs. Included within the Custom Portal is a NetGuide that contains links to sites which provide member information, news, weather, shopping, sports, travel, health, real estate, stock market information, classifieds and hobbies. The Custom Portal also includes e-commerce and shopping features, as well as i360's Virtual Community System, a private intranet for customer organizations. Customer organizations have the ability to authenticate each user to ensure that only authorized end-users have access to be portal.

Purchase of Innovative Technology Solutions

          In September 1999, i360 acquired Innovative Technology Solutions ("ITS") in exchange for 2,460,745 shares of i360's common stock. The ITS acquisition enhanced i360's core technology. In the acquisition, i360 also received rights to the customized Virtual Community Systems.

Results of Operations

          Year Ended December 31, 1999. From the formation of i360 in July of 1999 to the end of the year, total revenues earned were $156,082. $119,148 of these revenues were earned from the sales of set-top- boxes, $7,175 were derived from ISP sales and $29,759 were earned from other sources. General, administrative and selling expenses for the period were $2,017,132. These expenses consisted primarily of costs associated with wages, travel entertainment and consulting services. Many of these costs were one-time expenditures related to building an administrative infrastructure in anticipation of increases in the numbers of both customers and employees going forward. Also, i360 incurred significant travel and entertainment expenses in recruiting key employees nationally. Additionally, consultants were engaged to help i360 develop employee benefits and incentive packages. Consultants were also retained to assist i360 with defining its business and technical processes. For the period, product development expenses, primarily related to the development of the CD content to drive the ISP registration process, totaled $699,636.

          Three Months Ended March 31, 2000. During the three months ended March 31, 2000, i360 earned total revenues of $337,350; $217,001 were derived from internet subscription services, $73,204 were earned from set top box sales and $47,145 were earned from other sources. For the same period, general, administrative and selling expenses were $1,142,684. These expenses principally consisted of wages, rent and professional services. An additional $588,597 in cost of revenue expenses were incurred during the three months ended March 31, 2000 for third party ISP backbone providers, technical help desk support, and set top box purchases.

Liquidity and Capital Resources

          As of March 31, 2000, i360 had cash and cash equivalents of $1,785,795 and working capital of $749,154. Since inception, i360's net cash utilized in operating activities was approximately $4,800,000. Major components of cash flow from operations included an increase in accounts payable, accrued liabilities and other payables of $1,030,238, $290,000 for increases in deposits relating to a building deposit, an increase in prepaid expenses and other of $282,972, and the effects of a $5,579,237 loss from operations from inception to March 31, 2000. Since inception, i360 has purchased $515,923 of equipment, primarily related to the purchase of a phone system and hardware and software for employees. Additionally, from inception to March 31, 2000, i360 generated net cash from financing activities of $6,975,217, $3,500,000 is from the sale of preferred shares and $4,114,805 from the sale of common shares.

          Following the merger, InfoCast has agreed, subject to i360 substantially achieving identified revenue targets, to fund as necessary the operational budget of i360 for the balance of the year 2000. i360 believes that the funding from InfoCast, together with other available cash, including any net cash flow from operations, will be sufficient to meet i360's operating expenses for the next 12 months. Absent such funding by InfoCast, i360 believes that available cash, including any cash flow from operations, will be sufficient to meet i360's operating expenses for only the next three months. i360's capital requirements depend on numerous factors, including i360's ability to maintain and expand its customer base, i360's research and development activities, the rate of market acceptance of i360's products and other factors. Any inability to obtain funding when needed and on terms favorable to i360 could have a material adverse effect on i360.

Year 2000 Compliance

          Prior to January 1, 2000, there was a great deal of concern regarding the ability of computers to adequately distinguish 21st century dates from 20th century dates due to the two-digit date fields used by many systems. Most reports to date, however, are that computer systems are functioning normally and the compliance and remediation work accomplished leading up to 2000 was effective to prevent any problems.

          To date, i360 has not experienced such problems. Computer experts have warned, however, that there may still be residual consequences of the change in centuries. For example, some software programs may have difficulty resolving the so-call "century leap year" algorithm which will occur during the Year 2000. Any such residual consequences could result in hardware failure, the corruption or loss of data contained in i360's internal information system, and failures affecting key vendors, suppliers or customers. This in turn may lead to legal action, and any otherwise also have a material adverse effect on i360's business, results of operations or financial condition.

               SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

          The selected financial data set forth below are derived from the Company's financial statements included elsewhere in this Proxy Statement and are qualified by reference to and should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" included elsewhere in this Proxy Statement. The financial statements as of and for the year ended March 31, 2000, the three months ended March 31, 1999, the year ended December 31, 1998 and the period from July 29, 1997 (inception) to December 31, 1997 have been audited by Ernst & Young LLP, independent certified public accountants. The information for the three months ended March 31, 1998 is unaudited and, in the opinion of the Company's management contains all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position and results of operations at such dates and for such periods. The historical results for the periods ended December 31, 1997 and 1998 and March 31, 1998 are those of Virtual Performance Systems. The historical results are not necessarily indicative of the results of operations to be expected in the future.


                                                                                                                    Period from
                                                                                                                    July 29, 1997
                                 Year ended                                            Year ended                  (inception) to
                               March 31, 2000       Three months ended March 31,     December 31, 1998         December 31, 1997
                               --------------       ----------------------------     -----------------         -----------------
Statement of                                         1999            1998
Operations Data:
Revenues...................        $   305,754     $        --        $  43,446            $  43,446                   $ 3,508
General,
administrative and
selling expense............        $ 7,391,128     $   635,334        $  42,494            $ 375,302                   $47,954
Stock option
compensation
expense....................        $13,351,908     $ 2,256,938        $      --            $      --                   $     -
Research and
development
expense....................        $ 5,186,265     $   162,914        $ $19,703            $  88,180                   $51,257
Interest and
loan fees..................        $ 1,913,482     $    23,562        $      --            $      --                   $    --
Amortization...............        $ 4,315,180     $     4,144        $      --            $   3,836                   $    --
Depreciation...............        $   495,401     $     5,507        $     870            $      --                   $   458
Total expenses.............        $32,653,364     $ 3,088,399        $  63,067            $ 467,318                   $99,669
Interest income............        $   132,057     $     4,478        $      --            $      --                   $    --
Net loss
for the period.............        $31,151,184     $ 3,083,921        $  19,621            $ 423,872                   $96,161
Net loss per share.........        $      1.37     $      0.27        $  478.56            $    0.55                   $ 2,345


                                              As of March 31,                                          As of December 31,
                                 ---------------------------------------------------          -----------------------------------
Balance Sheet Data:                 2000                1999                1998                    1998              1997
                                    ----                ----                ----                    ----              ----
Cash and cash
equivalents................      $ 3,637,931         $3,092,445           $      --              $  25,595         $     301
Working capital............      $ 5,823,306         $2,840,129           $(126,785)             $(564,601)        $(106,438)
Total assets...............      $34,569,481         $4,025,076           $  47,510              $ 143,467         $  28,604
Long term debt and
obligations under
capital leases,
excluding current
portion....................      $ 4,302,836         $       --           $      --              $      --         $      --
Stockholders'
equity.....................      $22,295,007         $3,493,112           $(115,376)             $(496,667)        $ (94,459)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY

          The consolidated financial statements of the Company are the continuing financial statements of Virtual Performance Systems, Inc., a development stage company and an Ontario corporation incorporated on July 29, 1997. Virtual Performance Systems had a 100% interest in, and subsequently merged with, Cheltenham Technologies Corporation ("Cheltenham Technologies"), an Ontario corporation. Virtual Performance Systems has a 100% interest in Cheltenham Interactive Corporation ("Cheltenham Interactive"), an inactive Ontario corporation, and Cheltenham Technologies (Bermuda) Corporation ("Cheltenham Bermuda"), a Barbados corporation that owns certain intellectual property. On January 29, 1999, Virtual Performance Systems acquired the net assets of the Company (formerly known as Grant Reserve Corporation), a United States non-operating company traded on the Nasdaq OTC Bulletin Board, which had a 100% interest in InfoCast Canada Corporation ("InfoCast Canada"). After the acquisition, the accounting entity continued under the name of InfoCast Corporation. InfoCast Corporation, InfoCast Canada, Virtual Performance Systems, Cheltenham Technologies, Cheltenham Interactive and Cheltenham Bermuda are collectively referred to in this section as the "Company."

          The following discussion should be read in conjunction with our historical financial statements and notes thereto included elsewhere in this Proxy Statement.

Overview

          We are an emerging company that has developed the infrastructure to enable us to host both our own customized and third-party software applications that can be accessed remotely by businesses and their employees. This infrastructure consists of: computer hardware purchased from third parties; software applications; and communication connections over private and public networks, including the Internet. We are now entering the commercialization phase and plan to provide our customers with access to our infrastructure and hosted applications on a per use basis. Companies providing such services have recently come to be known as application service providers or "ASPs."

          We have incurred operating losses since our inception in July 1997. We have had limited sales of our products and services on a commercial basis. We have sustained ourselves through the sale of our Common Stock and warrants to purchase Common Stock in a series of private placements, the issuance of convertible debentures and shareholder loans. On a long term basis, we will need to raise additional funds through private or public financings, strategic or other relationships. There can be no assurance that such funds will be available on commercially reasonable terms in the future.

          We acquired HomeBase Work Solutions in May 1999 in exchange for 3,400,000 shares of InfoCast Canada, which shares are exchangeable into Common Stock of the Company. The HomeBase Work Solutions acquisition provided us with the core technology for our information hub strategy. The acquisition also introduced third-party application hosting initiatives to the Company which will be hosted on our information hubs. The virtual call center application and distance learning library developed by us will also be hosted on the information hubs.

          Effective for the period ended March 31, 1999 we changed our fiscal year end from December 31 to March 31. Therefore, financial statements have been prepared for the three month transition period ended March 31, 1999.

Results of Operations

Year ended March 31, 2000 vs. year ended March 31, 1999

          Revenue increased from zero for the year ended March 31, 1999 to $305,754 for the year ended March 31, 2000 as we began to earn hosting and distance learning revenues, received revenue from the sale of computer equipment and performed miscellaneous consulting services during the period ended March 31, 2000.

          Interest income increased from $4,478 for the year ended March 31, 1999 to $132,057 for the year ended March 31, 2000. The proceeds received from the private placements in 1999 were invested in short term deposits which generated interest income for us during the year ended March 31, 2000, consistent with our investment policy.

          General, administrative and selling expenses increased from $968,142 for the year ended March 31, 1999 to $7,391,128 for the year ended March 31, 2000. The consolidation of the operations of HomeBase Work Solutions for the period May 13, 1999 to March 31, 2000 accounted for $382,000 of the increase. We had seven more employees involved in general, administrative and selling functions in the year ended March 31, 2000 than for the same period ended March 31, 1999, contributing approximately $540,000 to the increase in expenses. We paid consulting fees to three additional consultants during the year ended March 31, 2000 compared to the same period ended March 31, 1999 resulting in an increase in consulting fees of approximately $1,214,000 for the year ended March 31, 2000. Investor relations costs of $1,143,465 were incurred for the year ended March 31, 2000. Additional rent expenses of $127,000 were incurred for the two U.S. offices that were not open in September 1998 and the expanded Toronto office space. We expensed $644,000 for warrants issued for services during the year ended March 31, 2000 and expensed an additional $439,800 related to common stock issued for services during the year ended March 31, 2000. We incurred sales and marketing expenses related to the Call Center Learning Solutions On-Line Inc. joint venture of $198,000 during the year ended March 31, 2000.

          Stock option compensation expense increased from $2,256,938 for the year ended March 31, 1999 to $13,351,908 for the year ended March 31, 2000. This increase is due to the amortization of the deferred compensation amount resulting from the grant of stock options to various individuals involved in the management and operations of the Company.

          Research and development expenses increased from $231,391 for the year ended March 31, 1999 to $5,186,265 for the year ended March 31, 2000. This increase is primarily due to continued efforts to develop and expand our product offerings. We incurred expenses of approximately $607,000 from the write off of advances made to ACT which had been used to fund development expenses related to the electronic conversion of courseware in the year ended March 31, 2000. We also wrote off a $95,000 receivable from ACT to research and development expense during the year ended March 31, 2000. We also expensed $1,337,500 which was the value attributed to the 200,000 common shares issued to two ACT shareholders during the year ended March 31, 2000. The consolidation of the operations of HomeBase Work Solutions for the year ended March 31, 2000 accounted for $1,639,000 of the increase. We had nine more employees involved in research and development functions in the year ended March 31, 2000 than for the same period ended March 31, 1999, contributing approximately $663,000 to the increase in expenses. We paid consulting fees to the same number of consultants during the year ended March 31, 2000 compared to the same period ended March 31, 1999 but incurred approximately $71,000 in additional consulting fees for the year ended March 31, 2000.

          Interest and loan fees increased from $23,562 for the year ended March 31, 1999 to $1,913,482 for the year ended March 31, 2000. The convertible subordinated debentures that were issued on March 30, 2000 have a conversion feature that was in-the-money and exercisable at the date of issuance resulting in the intrinsic value of the feature of $1,913,482 being charged to interest expense at the time the debentures were issued.

          Amortization expenses increased from $4,144 for the year ended March 31, 1999 to $4,315,180 for the year ended March 31, 2000. Amortization of the acquired intellectual property and goodwill resulting from the acquisition of HomeBase Work Solutions accounted for the majority of the increase in the amortization expense for the year.

          Depreciation expenses increased from $8,473 for the year ended March 31, 1999 to $495,401 for the year ended March 31, 2000. This increase is a result of the acquisition of additional capital assets between April 1, 1999 and March 31, 2000.

          Equity in loss of joint venture increased from zero for the year ended March 31, 1999 to $164,736 for the year ended March 31, 2000. During the year ended March 31, 2000, we became shareholders in a new company that is developing a web-enabled trading business model for crude oil and natural gas liquids and other products. As at March 31, 2000, our ownership in this company was 34.48% on a fully diluted basis.

          Deferred income taxes increased from zero for the year ended March 31, 1999 to $1,229,105 for the year ended March 31, 2000 as a result of the draw down of the deferred income tax liability created by the purchase of HomeBase Work Solutions by the Company in respect of the difference in the tax and accounting basis of various intellectual property assets.

Year ended December 31, 1998 compared to the 156 day period ended December 31, 1997

          Revenue increased from $3,508 for the 156 day period ended December 31, 1997 to $43,446 for the year ended December 31, 1998. This increase is due to the timing of the provision of one-time computer programming services, as we began providing these services at the end of 1997 and continued to provided these services in the first calendar quarter of 1998. In early 1998 we discontinued providing these consulting services.

          General, administrative and selling expenses increased from $47,954 for the 156 day period ended December 31, 1997 to $375,302 for the year ended December 31, 1998. This increase is due to the expenses being incurred for the full year ended December 31, 1998 compared to a 156 day period ended December 31, 1997 and the continuing expansion of business operations. Consulting fees were higher in 1998 as we engaged additional consultants to assist in building the management team and enhancing the business model and infrastructure of the Company. We incurred higher legal costs in 1998 as a result of legal services rendered during 1998 for the reverse takeover transaction, as well as for the HomeBase Work Solutions acquisition, both of which were completed in 1999.

          Research and development expenses increased from $51,257 for the 156 day period ended December 31, 1997 to $88,180 for the year ended December 31, 1998. This increase is due to the expenses being incurred for the full year ended December 31, 1998 compared to a 156 day period ended December 31, 1997 and the continuing expansion of our research and development efforts.

          Depreciation expenses increased from $458 for the 156 day period ended December 31, 1997 to $3,836 for the year ended December 31, 1998. This increase is a result of depreciation being incurred for the full year ended December 31, 1998 compared to a 156 day period ended December 31, 1997 and the acquisition of additional capital assets during the year ended December 31, 1998.

Liquidity and Capital Resources

Inception to March 31, 2000

          At March 31, 2000, we had cash and cash equivalents of $3,637,931 and working capital of $5,823,306. Our cash and cash equivalent position has been generated through a series of equity and debt offerings net of development stage expenditures. To date, we have generated limited revenues.

          From our inception on July 29, 1997 to January 29, 1999, Virtual Performance Systems issued 3,624,100 shares of Common Stock for cash proceeds of Cdn.$3,732 (or $2,586 in U.S. dollars as of December 31, 1999). Pursuant to the reverse takeover transaction on January 29, 1999, the shareholders of Virtual Performance Systems sold their 100% interest in Virtual Performance Systems to the Company in consideration for 1,500,000 shares of InfoCast Canada, which shares are exchangeable into Common Stock of the Company for no additional consideration. Such exchangeable shares have been deemed as shares of Common Stock of the Company because they are the economic equivalent of the Company's Common Stock. At the time of the reverse takeover, the Company (formerly Grant Reserve Corporation) had 13,580,000 shares of Common Stock outstanding which continued as shares of Common Stock of the continuing entity. Subsequent to the reverse takeover and up to March 31, 2000, we issued 3,023,333 shares of Common Stock at $1.50 per share in a private placement in March 1999, 60,000 shares of Common Stock in consideration for consulting services in March 1999, 420,000 shares of Common Stock at $5.00 per share in a private placement in June 1999, 1,879,000 shares of Common Stock at $5.50 per share in a private placement from July 1999 to November 1999. We have raised cash proceeds of $15,478,400 from these private placements, net of share issuance costs.

          In February 2000 we issued 500,000 shares of Common Stock in a private placement for which we received 150,000 shares of restricted Common Stock of another publicly traded company as consideration, of which we will retain 130,000 shares after commissions. At March 31, 2000, these 130,000 shares had a market value of $3,900,000. At May 31, 2000, the market value of these shares had decreased to $1,852,500.

          In March 2000 we issued 3,500 units of convertible subordinated debentures at $1,000 per unit for proceeds of $3,225,000, net of commissions. In April 2000, we issued an additional 2,500 units of convertible subordinated debentures at $1,000 per unit for proceeds of $2,325,000, net of commissions.

          From our inception, we have used $10,786,000 for operating activities before changes in non-cash working capital balances mainly as a result of general, administrative and selling and research and development expenditures, net of incidental revenues. We used a further $2,142,000 for the purchase of capital assets, $2,975,000 on the purchase of distribution rights and $323,000 on the placement of deposits.

          We relied on term loans from shareholders, directors and officers during the period from our inception to the completion of the March 1999 private placement to fund our operations. These loans were repaid as at June 30, 1999 from the proceeds of the private placements. We expect to use our existing cash and cash equivalents for the following:

          - We plan to continue to invest in the research and development of our information hub products and services and anticipate spending approximately $5,800,000 on these efforts from April 1, 2000 to March 31, 2001. We believe that the revenue we expect to generate and related cash collections from sales of information hub products and services will help fund the cash requirements of this division, but there can be no assurance that it will do so.

          - We will use approximately $2,000,000 from April 1, 2000 to March 31, 2001 to deploy and enhance our virtual call center application. We believe that the revenue we expect to generate and related cash collections from sales of the virtual call center application will help fund the cash requirements of this application, but there can be no assurance that it will do so.

          - We expect to use approximately $600,000 from April 1, 2000 to August 31, 2000 in the development, deployment and electronic conversion of courseware for the distance learning application. We believe that the revenue we expect to generate and related cash collections from sales of the distance learning application will help fund the cash requirements of this application, but there can be no assurance that it will do so.

          -       We   will   use   approximately   $6,000,000   to   fund   the
                  post-acquisition expenses of i360.

          - We will use the remaining capital resources to fund possible complementary acquisitions, develop new technologies, and other corporate working capital needs.

          We believe that our existing cash, expected revenues as well as additional proceeds we hope to receive from the completion of future potential financings will be sufficient to support our growth for approximately the next twelve months. In the event that additional financings are not completed and expected revenues and cash flows are not achieved, the Company intends to curtail its development plans and reduce expense levels significantly at the appropriate time. In such event, the Company believes that its current cash reserves will support limited activities until May 2001.

          On a long term basis, we will need to raise additional funds through private or public financing, strategic or other relationships. There can be no assurance that we will be able to raise any additional funds.


          Inflation has not been a major factor in our business. There can be no assurances that this will continue.

Year 2000 Compliance

          Prior to January 1, 2000, there was a great deal of concern regarding the ability of computers to adequately distinguish 21st century dates from 20th century dates due to the two-digit date fields used by many systems. Most reports to date, however, are that computer systems are functioning normally and the compliance and remediation work accomplished leading up to 2000 was effective to prevent any problems.

          To date, we have not experienced such problems. Computer experts have warned, however, that there may still be residual consequences of the change in centuries. For example, some software programs may have difficulty resolving the so-call "century leap year" algorithm which will also occur during the Year 2000. Any such residual consequences could result in hardware failure, the corruption or loss of data contained in our internal information system, and failures affecting our key vendors, suppliers or customers. This in turn may lead to legal action, and may otherwise also have a material adverse effect on our business, results of operations or financial condition.

                      PRINCIPAL SHAREHOLDERS OF THE COMPANY

          The following table sets forth information concerning ownership of Company Common Stock, as of the Record Date, pre-merger and post-merger, by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company Common Stock, (ii) each of the Company's directors and i360's nominees for director, (iii) each of the Company's executive officers; and (iv) all current directors and executive officers of the Company as a group.


                                                    Pre-Merger
                                                      Amount                                    Post-Merger
                                                       and                  Pre-                   Amount                  Post-
                                                    Nature of              Merger              and Nature of               Merger
                                                    Beneficial           Percent of              Beneficial              Percent of
            Name and Address(1)                     Ownership             Class(2)             Ownership (2)             Class (2)
            -------------------                ---------------           ----------            -------------             ---------
Darcy Galvon                                        617,910(3)               2.87%                  617,910(3)               2.08%
A. Thomas Griffis                                 9,179,997(4)              42.68%                9,179,997(4)              31.55%
James Leech                                       9,257,500(5)              42.49%                9,257,500(5)              31.66%
Michael Sheehan                                   9,305,000(6)              42.77%                9,305,000(6)              31.71%
Richard Shannon                                     309,999(7)               1.43%                  309,999(7)               1.43%
George Shafran                                    9,088,334(8)              42.25%                9,088,334(8)              31.23%
Alexander Walsh                                   9,155,000(9)              42.37%                9,155,000(9)              31.36%
Herve Seguin                                       116,667(10)               *                     116,667(10)                *
Jennifer Scoffield                                 116,667(11)               *                     116,667(11)                *
Carl Stevens                                        83,334(12)               *                      83,334(12)                *
Jeffrey Spindler                                    15,000(13)               *                      15,000(13)                *
Glen Allmendinger                                    8,334(14)               *                       8,334(14)                *
Treetop Capital Inc.                             8,955,000(15)              41.83%               8,955,000(15)              30.89%
   c/o Griffis International
   1 Richmond Street West,
    Suite 901, Toronto,
   Ontario M5H3W4
Don Jeffrey                                      9,880,749(16)              45.94%               9,880,749(16)     33.96%
William G. Cochrane                                      0(17)              0%                   2,601,900(17)     8.39%
S.Drexel Ridley                                          0(18)              0%                   2,586,900(18)     8.35%
All officers and directors as a group              11,433,741               49.61%                 16,622,541     48.01%
 (12 persons pre-merger, 14 persons
post-merger)

-----------------------
*         less than 1%

(1) Except as otherwise indicated, the address for each of the named individuals is c/o InfoCast Corporation, 1 Richmond Street West, Suite 902, Toronto, Ontario, Canada M5H 3W4.

(2) Except as otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within sixty (60) days pursuant to the exercise of warrants or options are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Represents (i) 517,000 shares to be issued in exchange for outstanding exchangeable shares of InfoCast Canada Corporation, (ii) 100,000 shares issuable upon exercise of options granted to Mr. Galvon under the 1998 Stock Option Plan and (iii) 910 shares of Common stock held by Mr. Galvon's spouse.

(4) Represents (i) 124,997 shares of Common Stock held by Griffis International Limited, of which Mr. Griffis, the Chairman of the Board of the Company, owns 100%, (ii) 100,000 shares issuable upon exercise of options granted to Mr. Griffis under the 1998 Stock Option Plan and
          (iii) 8,955,000 shares held by Treetop Capital Inc. ("Treetop"), of which Griffis International Limited is a shareholder. Mr. Griffis and Griffis International Limited have no control over Treetop or power to direct Treetop's voting or disposition of its interest in the Company other than with respect to 1,020,000 shares of which Griffis International Limited is the beneficial owner. Thus, Mr. Griffis disclaims beneficial ownership with respect to 7,935,000 of the shares of the Company's Common Stock owned by Treetop. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders.

(5) Represents (i) 52,500 shares of Common Stock held by Mr. Leech, (ii) 250,000 shares issuable upon exercise of options granted to Mr. Leech in June 1999 and (iii) 8,955,000 shares held by Treetop of which Mr. Leech is an option holder and officer. Mr. Leech has no control over Treetop or power to direct Treetop's voting or disposition of its interest in the Company other than with respect to 300,000 shares of which he is the beneficial owner. Thus, Mr. Leech disclaims beneficial ownership with respect to 8,655,000 of the shares of the Company's Common Stock owned by Treetop. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders.

(6)       Represents  (i)  350,000  shares  issuable  upon  exercise  of options granted to Mr. Sheehan under the 1998 Stock Option Plan and (ii) 8,955,000 shares held by Treetop, of which Mr. Sheehan is a shareholder. Mr. Sheehan has no control over Treetop or power to direct Treetop's voting or disposition of its interest in the Company other than with respect to 175,000 shares of which he is the beneficial owner. Thus, Mr. Sheehan disclaims beneficial ownership with respect to 8,780,000 of the shares of the Company's Common Stock owned by Treetop. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders.

(7) Includes (i) 219,999 shares to be issued in exchange for outstanding shares of InfoCast Canada and (ii) 90,000 shares issuable upon exercise of options granted to Mr. Shannon under the 1999 Stock Option Plan.

(8) Represents (i) 100,000 shares issuable upon exercise of options granted to Mr. Shafran under the 1998 Stock Option Plan, (ii) 33,334 shares of Common Stock held by Mr. Shafran and (iii) 8,955,000 shares held by Treetop, of which Mr. Shafran is a shareholder. Mr. Shafran has no control over Treetop or power to direct Treetop's voting or disposition of its interest in the Company other than with respect to 225,000 shares of which he is the beneficial owner. Thus, Mr. Shafran disclaims beneficial ownership with respect to 8,730,000 of the shares of the Company's Common Stock owned by Treetop. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders.

(9) Represents (i) 200,000 shares issuable upon exercise of options granted to Mr. Walsh under the 1999 Stock Option Plan and (ii) 8,955,000 shares held by Treetop, of which Mr. Walsh is a shareholder. Mr. Walsh has no control over Treetop or power to direct Treetop's voting or disposition of its interest in the Company other than with respect to 300,000 shares of which he is the beneficial owner. Thus, Mr. Walsh disclaims beneficial ownership with respect to 8,655,000 of the shares of the Company's Common Stock owned by Treetop. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders.

(10) Represents 116,667 shares issuable upon exercise of options granted to Mr. Seguin under the 1999 Stock Option Plan.

(11) Represents 116,667 shares issuable upon exercise of options granted to Ms. Scoffield under the 1999 Stock Option Plan.

(12) Represents 83,334 shares issuable upon exercise of options granted to Mr. Stevens under the 1999 Stock Option Plan.

(13) Includes 5,000 shares issuable upon exercise of options granted to Mr. Spindler under the 1999 Stock Option Plan.

(14) Represents 8,334 shares issuable upon exercise of options granted to Mr. Allmendinger under the 1999 Stock Option Plan.

(15) Represents shares to be distributed to its shareholders on a pro rata basis in the near future.

(16)      Represents  (i) 825,749  shares of Common  Stock held by Mr.  Jeffrey,
          (ii) 100,000 shares issuable upon exercise of options granted to Mr. Jeffrey under the 1998 Stock Option Plan, and (iii) 8,955,000 shares held by Treetop, of which Mr. Jeffrey or his wholly-owned company is a shareholder. Mr. Jeffrey has no control over Treetop or power to direct Treetop's voting or disposition of its interest in the Company other than with respect to 1,103,680 shares of which he is the beneficial owner. Thus, Mr. Jeffrey disclaims beneficial ownership with respect to 7,851,320 of the shares of the Company's Common Stock owned by Treetop. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders.

(17) Mr. Cochrane will become an executive officer and director of the Company upon consummation of the Merger. Represents (i)600,000 shares of Common Stock held by Mr. Cochrane to be issued in exchange for his i360 Common stock and (ii) 2,001,900 shares of Common Stock issuable upon exercise of warrants and options granted to Mr. Cochrane to be issued in exchange for options to purchase shares of i360 common stock.

(18) Mr. Ridley will become a director of the Company upon consummation of the Merger. Represents (i)600,000 shares of Common Stock held by Mr. Ridley to be issued in exchange for his i360 Common Stock and (ii) 1,986,900 shares of Common Stock issuable upon exercise of warrants and options granted to Mr. Ridley to be issued in exchange for options to purchase shares of i360 common stock.

             HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA OF
                        THE COMPANY AND i360 (UNAUDITED).


          The following tables present comparative per share information for the Company and i360 on a historical basis and on a pro forma basis assuming that the acquisition had occurred at April 1, 1999 for cash dividends and earnings per common share--diluted and as of March 31, 2000 for book value per common share.

          The pro forma information was prepared using the purchase method of accounting. The pro forma information presented reflects the results of pro forma adjustments that are based on preliminary estimates of fair market value and certain assumptions that the Company believes are reasonable under circumstances. The actual allocation of the consideration paid by the Company for i360 may differ from that reflected in this pro forma information after a more extensive review of the fair market values of the assets acquired and liabilities assumed has been completed. The unaudited pro forma information does not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor is it necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma information does not give effect to any operating efficiencies or cost savings that may be realized as a result of the merger, primarily related to reduction of duplicative operating, general and administrative expenses.

          The tables should be read in conjunction with the Company's consolidated financial statements and notes incorporated by reference in this Proxy Statement and the financial statements and notes of i360 included elsewhere in this Proxy Statement.


PRO FORMA HISTORICAL

                                                     HISTORICAL PRO FORMA
                                                March 31,         March 31,
                                                  2000            2000
INFOCAST CORPORATION
Book value per common share...............        $  0.91       $   2.39
Dividends per common share................              0              0
Earnings per common share--diluted........          (1.37)         (1.81)
                                                  -------       -------

EQUIVALENT HISTORICAL PRO FORMA

                                            Inception to            Inception to
                                             March 31,               March 31,
                                                2000                    2000
                                                           Equivalent Historical
i360 INC.
Book value per common share(i)............     $0.18                   $0.61
Dividends per common share(a).............         0                       0
Earnings per common share--diluted(a)(ii).     (0.32)                  (1.05)
                                      -47-

(i) Based on common shares outstanding and excluding common shares issued upon conversion of preferred shares.

(ii) Based on weighted average common shares plus 9,000,000 common shares issuable upon conversion of preferred shares.

                 MARKET PRICE OF THE COMPANY'S COMMON STOCK AND
                           RELATED STOCKHOLDER MATTERS

          The Company's Common Stock is currently traded on the OTC Bulletin Board under the symbol "IFCC." Prior to changing its name to InfoCast Corporation on December 31, 1998, the Company's Common Stock traded on the OTC Bulletin Board under the symbol "GNRS." The following table sets forth the high and low prices on the OTC Bulletin Board for the periods indicated, as reported by the OTC Bulletin Board (as adjusted to reflect a 2 for 1 stock split effected on October 20, 1998). The quotations are interdealer prices without adjustment for retail markups, markdowns or commissions and do not necessarily represent actual transactions. These prices may not necessarily be indicative of any reliable market value.


                                                      High           Low
1998
Third Quarter
(August 7, 1998 to September 31, 1998)..............  $0.63         $0.25
Fourth Quarter
(October 1, 1998 to December 31, 1998)..............  $5.25         $0.19

1999 (January 1, 1999 to March 31, 1999)
First Quarter.......................................  $7.00         $4.25

2000 (April 1, 1999 to March 31, 2000)
First Quarter....................................... $10.12         $4.50
Second Quarter...................................... $13.00         $7.00
Third Quarter.......................................  $8.88         $5.56
Fourth Quarter...................................... $10.25         $5.81


          On July ____, 2000, the last reported sale price of the Common Stock on the OTC Bulletin Board was $[ ] per share.

                                 DIVIDEND POLICY

          The Company has not paid cash dividends on its Common Stock since its inception. The Company does not intend to pay cash dividends on its Common Stock in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The declaration of dividends in the future will be at the election of the Company's Board of Directors and will depend upon the Company's earnings, capital requirements and financial position, general economic conditions and other relevant factors.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF THE COMPANY


          During year ended March 31, 2000, the Company paid  consulting fees to
A. Thomas Griffis, the Co-Chairman of the Board of the Company, who is the sole owner of Griffis International Limited, in the amount of Cdn $210,000 (or $142,740 in U.S. dollars as of March 31, 2000) and accrued an additional Cdn $30,000 (or $20,392 in U.S. dollars as of March 31, 2000) for financial and management consulting services rendered. The Company will continue to pay a monthly consulting fee of Cdn $15,000 (or $10,195 in U.S. dollars as of March 31, 2000) while services are being rendered.

          During the year ended March 31, 2000, the Company paid consulting fees to Don Jeffrey, a shareholder beneficially owning greater than 5% of the outstanding shares of the Company, in the amount of Cdn $105,000 (or $71,370 in U.S. dollars as of March 31, 2000) for consulting services related to business development and advice on potential acquisitions, including introducing the Company to HomeBase Work Solutions Ltd. and identifying potential customers.

          During the year ended March 31, 2000, the Company paid consulting fees totaling $120,000 and accrued an additional $40,000 to George Shafran, a director of the Company, for consulting services related to business development and advice on potential acquisitions, including introducing the Company to an acquisition candidate and attending numerous sales calls with potential customers. The Company will continue to pay a monthly consulting fee while services are being rendered.

          During the year ended March 31, 2000, the Company paid incentive compensation fees to Darcy Galvon, its Co-Chairman of the Board, of Cdn $140,000 (or $95,160 in U.S. dollars as of March 31, 2000) in connection with the Company's acquisition of HomeBase Work Solutions. During the year ended March 31, 2000 the Company paid consulting fees to 2Inc., a company owned 50% by Darcy Galvon, in the amount of Cdn. $86,000 (or $58,456 in U.S. dollars as of March 31, 2000) and accrued an additional CDN $54,000 (or $36,705 in U.S. dollars as of March 31, 2000) for consulting services rendered by Mr. Galvon. The Company will continue to pay a monthly consulting fee while such services are being rendered.

          From July 29, 1997 to March 31, 1999, the Company received cash advances from View Media, a company controlled by Don Jeffrey, a shareholder beneficially owning approximately 10.5% of the outstanding shares of the Company, totaling approximately $109,000. The Company repaid such advances prior to June 30, 1999.

          Darcy Galvon, Co-Chairman of the Board of the Company, is a Director of Facet Petroleum Solutions, Inc. Pursuant to a licensing and distribution agreement dated March 30, 1999 between HomeBase Work Solutions and Facet Petroleum Solutions Inc., HomeBase Work Solutions acquired the exclusive right in the telework market to distribute Facet Petroleum's Telework Operational Data Store software for a period of two years in consideration for 6,910 common shares of HomeBase valued at Cdn $200,678 (or $139,000 in U.S. dollars as of December 31, 1999). Facet Petroleum received 25,000 shares of Common Stock of the Company in exchange for the 6,910 HomeBase Work Solutions shares as a result of the acquisition of HomeBase Work Solutions by the Company on May 13, 1998.

          Jeffrey S. Spindler, a member of the Company Board and the audit committee of the Company Board, is a partner of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to the Company ("Company Counsel"). During the fiscal year ended March 31, 2000, the Company paid legal fees totalling $304,876 and accrued an additional $223,626 of legal fees to Company Counsel for legal services rendered to the Company and paid $38,576 to Company Counsel with respect to disbursements made and expenses incurred by Company Counsel in the course of its representation of the Company.

Certain Claims Against InfoCast

          N.M. Rothschild & Sons ("Rothschild"), formerly a financial consultant to the Company, has verbally asserted that it is entitled to compensation in the amount of 3% of the aggregate consideration paid by InfoCast to acquire i360 under an agreement with the Company in the event the Merger is consummated. The Company does not believe that it is obligated to Rothschild for any compensation in connection with the Merger. As of the date of this Proxy Statement, the Company is not aware of any actions taken by Rothschild with respect to this claim other than to advise the Company of its position with respect thereto.


                                 PROPOSAL NO. 2

               APPROVAL OF ADOPTION OF THE 2000 STOCK OPTION PLAN

          The Company Board has unanimously approved for submission to a vote of the shareholders a proposal to adopt the 2000 Stock Option Plan (the "2000 Plan"). The purpose of the 2000 Plan is to retain in the employ of and as directors, consultants and advisors to the Company persons of training, experience and ability, to attract new employees, directors, advisors and consultants whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. As the Company continues to develop, it believes that grants of options and other forms of equity participation will become an increasingly important means to retain and compensate employees, directors, advisors and consultants.

          Each option granted pursuant to the 2000 Plan shall be designated at the time of grant as either an "incentive stock option" or as a "nonqualified stock option." A summary of the significant provisions of the 2000 Plan is set forth below. The full text of the 2000 Plan is set forth as Annex E to this Proxy Statement. This discussion of the 2000 Plan is qualified in its entirety by reference to Annex E.

Administration of the Plan

          The 2000 Plan will be administered by the Company Board or a committee consisting of two or more directors who are "Non-Employee Directors" (as such term is defined in Exchange Act Rule 16b-3) and "Outside Directors" (as such term is defined in Section 162(m) of the Code) (the "Committee"). All references to the term "Committee" herein shall be deemed references to the Company Board or the Committee, whichever is administering the 2000 Plan. The Committee determines to whom among those eligible, and the time or times at which, options will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible persons, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant.

          The Committee is authorized to amend, suspend or terminate the 2000 Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) materially increase the number of shares that may be issued under the 2000 Plan, except as is provided in Section 8 of the 2000 Plan; (ii) materially increase the benefits accruing to the option holders under the 2000 Plan; (iii) materially modify the requirements as to eligibility for participation in the 2000 Plan; (iv) decrease the exercise price of an incentive stock option to less than 100% of the Fair Market Value per share of Common Stock on the date of grant thereof, or decrease the exercise price of a non-qualified stock option to less than 80% of the Fair Market Value per share of Common Stock on the date of grant thereof; or (v) extend the term of any option beyond that provided for in Section 5 of the 2000 Plan.

          Unless the 2000 Plan is terminated earlier by the Committee, it will terminate on June 13, 2010.

Common Stock Subject to the 2000 Plan

          The 2000 Plan provides that options may be granted with respect to a total of 2,000,000 shares of Common Stock. The maximum number of shares of stock that can be subject to options granted under the 2000 Plan to any individual in any calendar year shall not exceed 800,000. Under certain circumstances involving a change in the number of shares of Common Stock, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the 2000 Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution, liquidation or upon a transfer of substantially all of the assets or more than 80% of the outstanding Common Stock, the options granted under the 2000 Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 2000 Plan.

Participation

          Any employee, officer or director of, and any consultant or advisor to, the Company or any of its subsidiaries shall be eligible to receive stock options under the 2000 Plan. Only employees of the Company or its subsidiaries shall be eligible to receive incentive stock options.

Option Price

          The exercise price of each option is determined by the Committee, but may not be less than 100% of the Fair Market Value (as defined in the 2000 Plan) of the shares of Common Stock covered by the option on the date the option is granted in the case of an incentive stock option, nor less than 80% of the Fair Market Value of the shares of Common Stock covered by the option on the date the option is granted in the case of a non-statutory stock option. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price may not be less than 110% of the Fair Market Value of the Common Stock covered by the option on the date the option is granted.

Terms of Options

          The Committee shall, in its discretion, fix the term of each option, provided that the maximum term of each option shall be 10 years. Incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company shall expire not more than five years after the date of grant. The 2000 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment or engagement. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the common stock of the Company, the Compensation Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2000 Plan and in the number and option price of shares subject to outstanding options granted under the 2000 Plan, to the end that after such event each option holder's proportionate interest shall be maintained as immediately before the occurrence of such event.

Restrictions on Grant and Exercise

          Generally, an option may not be transferred or assigned other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and, during the lifetime of the option holder, may be exercised solely by him. The aggregate Fair Market Value (determined at the time the incentive stock option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year under all incentive stock option plans of the Company and its subsidiaries may not exceed $100,000. The Committee may impose any other conditions to exercise as it deems appropriate.

Registration of Shares

          The Company may file a registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock issuable pursuant to the 2000 Plan subsequent to the approval of the 2000 Plan by the Company's stockholders.

Rule 16b-3 Compliance

          In all cases, the terms, provisions, conditions and limitations of the 2000 Plan shall be construed and interpreted consistent with the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Tax Treatment of Incentive Stock Options

          In general, no taxable income for Federal income tax purposes will be recognized by an option holder upon receipt or exercise of an incentive stock option and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the expiration of the longer of (i) two years after the date of grant, or (ii) one year after the transfer of the option shares, upon disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

          If, however, the option holder disposes of his option shares prior to the expiration of the required holding periods, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided such amount constitutes an ordinary and reasonable expense of the Company.

Tax Treatment of Nonqualified Stock Options

          No taxable income will be recognized by an option holder upon receipt of a non-statutory stock option, and the Company will not be entitled to a tax deduction for such grant.

          Upon the exercise of a nonqualified stock option, the option holder will include in taxable income for Federal income tax purposes the excess in value on the date of exercise of the shares acquired upon exercise of the nonqualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder's holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares.

          The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Withholding of Tax

          The Company is permitted to deduct and withhold amounts required to satisfy its withholding tax liabilities with respect to its employees.

Option Grants

          Options to purchase 350,000 shares of Company Common Stock at an exercise price of $4.00 per share have been granted pursuant to the 2000 Plan, subject to shareholder approval of the 2000 Plan.

Required Vote

          The affirmative vote of the holders of a majority of the Common Stock present, in person or by proxy, is required for approval of the adoption of the 2000 Plan. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite shareholder vote.

Recommendation of the Board of Directors

          The Board of Directors of the Company recommends a vote "FOR" the approval of the adoption of the 2000 Plan.

                                 OTHER BUSINESS

          So far as it is known, there is no business other than that described above to be presented for action by the shareholders at the forthcoming Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Meeting, or any adjustments thereof, in accordance with the discretion of the persons named therein.


By Order of the Board of Directors



Herve Seguin
Chief Financial Officer and Secretary


July ____, 2000

                          INDEX TO FINANCIAL STATEMENTS


INFOCAST CORPORATION
          Report of Independent Auditors.....................................F-2
          Consolidated Balance Sheets........................................F-3
          Consolidated Statements of Operations and Comprehensive Loss.......F-4
          Consolidated Statements of Cash Flows..............................F-5
          Consolidated Statements of Changes in Stockholders' Equity.........F-7
          Notes to Consolidated Financial Statements........................F-11


i360 INC.
          Report of Independent Auditors...................................F-38
          Consolidated Balance Sheet.......................................F-39
          Consolidated Statement of Operations.............................F-40
          Consolidated Statement of Changes in Stockholders' Equity........F-41
          Consolidated Statement of Cash Flows.............................F-42
          Notes to Consolidated Financial Statements.......................F-43

Pro Forma Consolidated Financial Statements................................F-50

                                AUDITORS' REPORT





To the Stockholders of
InfoCast Corporation

We have audited the consolidated balance sheets of InfoCast Corporation [formerly Virtual Performance Systems Inc.] [a development stage company] as of March 31, 2000 and March 31, 1999 and the related consolidated statements of operations and comprehensive loss, cash flows and changes in stockholders' equity for the year ended March 31, 2000, the three month period ended March 31, 1999, the year ended December 31, 1998, the 156 day period ended December 31, 1997 and the period from July 29, 1997 to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InfoCast Corporation as at March 31, 2000 and March 31, 1999 and the results of its operations and its cash flows for the year ended March 31, 2000, the three month period ended March 31, 1999, the year ended December 31, 1998, the 156 day period ended December 31, 1997 and the period from July 29, 1997 to March 31, 2000 in conformity with accounting principles generally accepted in the United States.


/s/ Ernst & Young LLP

Toronto, Canada,
May 5, 2000.                                               Chartered Accountants

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                           CONSOLIDATED BALANCE SHEETS
                            [U.S. dollars, U.S. GAAP]

                                                                                      As of                   As of
                                                                                     March 31,                March 31,
                                                                                      2000                    1999
                                                                                        $                       $
-----------------------------------------------------------------------------------------------------------------------

ASSETS
Current
Cash and cash equivalents                                                          3,637,931                3,092,445
Short-term equity investment [note 8]                                              3,900,000                       --
Accounts receivable                                                                  275,283                  258,244
Prepaid expenses and other [note 11]                                                 324,835                   21,404
-----------------------------------------------------------------------------------------------------------------------
Total current assets                                                               8,138,049                3,372,093
-----------------------------------------------------------------------------------------------------------------------
Deferred agency fee [note 9]                                                         604,583                       --
Capital assets, net [note 5]                                                       3,152,983                  107,392
Goodwill, net                                                                      4,812,380                       --
Distribution and licensing rights, net [note 4]                                    2,975,000                  500,000
Intellectual property, net [note 3]                                               14,886,486                   45,591
-----------------------------------------------------------------------------------------------------------------------
                                                                                  34,569,481                4,025,076
=======================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities                                           1,814,538                  354,694
Current portion of obligations under capital leases [note 7]                         479,813                       --
Due to related parties [note 6]                                                       20,392                  177,270
-----------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                          2,314,743                  531,964
-----------------------------------------------------------------------------------------------------------------------
Long-term
Convertible debentures [note 9]                                                    3,500,000                       --
Obligations under capital leases [note 7]                                            802,836                       --
Deferred income taxes                                                              5,656,895                       --
-----------------------------------------------------------------------------------------------------------------------
Total long-term liabilities                                                        9,959,731                        --
-----------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                 12,274,474                  531,964
-----------------------------------------------------------------------------------------------------------------------

Stockholders' equity
Common stock
   [100,000,000 authorized and 24,571,336 issued and outstanding at
   March 31, 2000, 18,172,333 at March 31, 1999]                                      23,071                   16,672
Additional paid-in capital                                                        57,933,723               16,925,017
Deferred compensation                                                             (1,677,491)              (9,858,932)
Warrants                                                                           1,007,875                       --
Accumulated other comprehensive income (loss)                                       (237,033)                  14,309
Accumulated development stage deficit                                            (34,755,138)              (3,603,954)
----------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                        22,295,007                3,493,112
----------------------------------------------------------------------------------------------------------------------
                                                                                  34,569,481                4,025,076
======================================================================================================================

See accompanying notes

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                            [U.S. dollars, U.S. GAAP]

                                                                                                    Three months      Three months
                                                                                Year ended              ended             ended
                                                                                 March 31,            March 31,         March 31,
                                                                                   2000                 1999              1998
                                                                                     $                    $                 $
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       [unaudited]

REVENUE                                                                            305,754                   --           43,446

EXPENSES
General, administrative and selling, excluding stock option compensation         7,391,128              635,334           42,494
Stock option compensation [note 8]                                              13,351,908            2,256,938               --
Research and development, excluding stock option compensation                    5,186,265              162,914           19,703
Interest and loan fees [note 9]                                                  1,913,482               23,562               --
Amortization                                                                     4,315,180                4,144               --
Depreciation                                                                       495,401                5,507              870
--------------------------------------------------------------------------------------------------------------------------------
                                                                                32,653,364            3,088,399           63,067
--------------------------------------------------------------------------------------------------------------------------------
Loss from operations before the following                                      (32,347,610)          (3,088,399)         (19,621)
Interest income                                                                    132,057                4,478               --
--------------------------------------------------------------------------------------------------------------------------------
Equity in loss of joint venture [note 12]                                         (164,736)                  --               --
--------------------------------------------------------------------------------------------------------------------------------
Loss before income taxes                                                       (32,380,289)          (3,083,921)         (19,621)
Deferred income taxes                                                           (1,229,105)                  --               --
--------------------------------------------------------------------------------------------------------------------------------
Net loss for the period                                                        (31,151,184)          (3,083,921)         (19,621)
Unrealized loss on short-term equity investment                                   (287,500)                  --               --
Translation adjustment                                                              36,158               (6,614)          (1,227)
--------------------------------------------------------------------------------------------------------------------------------
Comprehensive loss for the period                                              (31,402,526)          (3,090,535)         (20,848)
--------------------------------------------------------------------------------------------------------------------------------

Weighted average number of shares outstanding                                   22,655,810           11,583,995               41
--------------------------------------------------------------------------------------------------------------------------------

Basic and diluted loss per share                                                    (1.37)               (0.27)          (478.56)
--------------------------------------------------------------------------------------------------------------------------------

Stock option compensation expense related to
General, administrative and selling                                              9,594,046            1,452,549               --
Research and development                                                         3,757,861              804,389               --
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                    Period from      Cumulative
                                                                                                   July 29, 1997        from
                                                                                Year ended         [inception] to    inception to
                                                                                December 31,         December 31,      March 31,
                                                                                    1998                 1997            2000
                                                                                      $                    $               $
----------------------------------------------------------------------------------------------------------------------------------

REVENUE                                                                           43,446                  3,508            352,708

EXPENSES
General, administrative and selling, excluding stock option compensation         375,302                 47,954          8,449,718
Stock option compensation [note 8]                                                    --                     --         15,608,846
Research and development, excluding stock option compensation                     88,180                 51,257          5,488,616
Interest and loan fees [note 9]                                                       --                     --          1,937,044
Amortization                                                                          --                     --          4,319,324
Depreciation                                                                       3,836                    458            505,202
----------------------------------------------------------------------------------------------------------------------------------
                                                                                 467,318                 99,669         36,308,750
----------------------------------------------------------------------------------------------------------------------------------
Loss from operations before the following                                       (423,872)               (96,161)       (35,956,042)
Interest income                                                                       --                     --            136,535
----------------------------------------------------------------------------------------------------------------------------------
Equity in loss of joint venture [note 12]                                             --                     --           (164,736)
----------------------------------------------------------------------------------------------------------------------------------
Loss before income taxes                                                        (423,872)               (96,161)       (35,984,243)
Deferred income taxes                                                                 --                     --         (1,229,105)
----------------------------------------------------------------------------------------------------------------------------------
Net loss for the period                                                         (423,872)               (96,161)       (34,755,138)
Unrealized loss on short-term equity investment                                       --                     --           (287,500)
Translation adjustment                                                            19,291                  1,632             50,467
----------------------------------------------------------------------------------------------------------------------------------
Comprehensive loss for the period                                               (404,581)               (94,529)       (34,992,171)
==================================================================================================================================
Weighted average number of shares outstanding                                    768,301                     41          9,974,536
==================================================================================================================================
Basic and diluted loss per share                                                 (0.55)              (2,345.39)             (3.48)
==================================================================================================================================
Stock option compensation expense related to
General, administrative and selling                                                   --                     --         11,046,595
Research and development                                                              --                     --          4,562,250
==================================================================================================================================

See accompanying notes

InfoCast Corporation
[formerly Virtual Performance Systems Inc.]  [a development stage company]

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            [U.S. dollars, U.S. GAAP]


                                                                                                 Three months       Three months
                                                                               Year ended             ended              ended
                                                                                March 31,           March 31,          March 31,
                                                                                  2000                1999               1998
                                                                                    $                   $                  $
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      [unaudited]

OPERATING ACTIVITIES
Net loss for the period                                                        (31,151,184)         (3,083,921)          (19,621)
Add (deduct) items not affecting cash
   Stock option compensation                                                    13,351,908           2,256,938                --
   Common stock issued for services                                                439,820              10,180                --
   Warrants issued for services                                                    781,075                  --                --
   Common stock issued to Applied Courseware Technology (A.C.T) Inc.             1,337,500                  --                --
   Write-off of in-process research and development                                 19,000                  --                --
   Write-off of Applied Courseware Technology (A.C.T.) Inc. loan                    98,685                  --                --
   Non-cash interest expense                                                     1,913,482                  --                --
   Equity in loss of joint venture                                                 164,736                  --                --
   Deferred income taxes                                                        (1,229,105)                 --                --
   Amortization                                                                  4,315,180               4,144                --
   Depreciation                                                                    495,401               5,507               870
--------------------------------------------------------------------------------------------------------------------------------
                                                                                (9,463,502)           (807,152)          (18,751)
Changes in non-cash working capital balances
   Accounts receivable                                                            (197,371)             (9,723)          (19,501)
   Prepaid expenses and other                                                     (301,964)             (6,179)              (61)
   Bank overdraft                                                                       --                  --             9,263
   Accounts payable and accrued liabilities                                      1,298,048             173,306            10,999
   Due from InfoCast [the acquired entity] prior to acquisition                         --                  --                --
--------------------------------------------------------------------------------------------------------------------------------
Cash used in operating activities                                               (8,664,789)           (649,748)          (18,051)
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                     Period from      Cumulative
                                                                                                    July 29, 1997       from
                                                                              Year ended            [inception] to    inception to
                                                                             December 31,            December 31,      March 31,
                                                                                 1998                    1997            2000
                                                                                   $                       $               $
-----------------------------------------------------------------------------------------------------------------------------------


OPERATING ACTIVITIES
Net loss for the period                                                         (423,872)            (96,161)         (34,755,138)
Add (deduct) items not affecting cash
   Stock option compensation                                                          --                  --           15,608,846
   Common stock issued for services                                                   --                  --              450,000
   Warrants issued for services                                                       --                  --              781,075
   Common stock issued to Applied Courseware Technology (A.C.T) Inc.                  --                  --            1,337,500
   Write-off in-process research and development                                      --                  --               19,000
   Write-off Applied Courseware Technology (A.C.T.) Inc. loan                         --                  --               98,685
   Non-cash interest expense                                                          --                  --            1,913,482
   Equity in loss of joint venture                                                    --                  --              164,736
   Deferred income taxes                                                              --                  --           (1,229,105)
   Amortization                                                                       --                  --            4,319,324
   Depreciation                                                                    3,836                 458              505,202
----------------------------------------------------------------------------------------------------------------------------------
                                                                                (420,036)            (95,703)         (10,786,393)
Changes in non-cash working capital balances
   Accounts receivable                                                             6,593             (16,286)            (216,787)
   Prepaid expenses and other                                                    (15,187)                (38)            (323,368)
   Bank overdraft                                                                     --                  --                   --
   Accounts payable and accrued liabilities                                      103,591              13,518            1,588,463
   Due from InfoCast [the acquired entity] prior to acquisition                  (25,020)                 --              (25,020)
----------------------------------------------------------------------------------------------------------------------------------
Cash used in operating activities                                               (350,059)            (98,509)          (9,763,105)
----------------------------------------------------------------------------------------------------------------------------------

InfoCast Corporation
[formerly Virtual Performance Systems Inc.]  [a development stage company]

                  CONSOLIDATED STATEMENTS OF CASH FLOWS cont'd
                            [U.S. dollars, U.S. GAAP]

                                                                                                        Three months    Three months
                                                                                   Year ended                 ended         ended
                                                                                   March 31,               March 31,      March 31,
                                                                                     2000                    1999          1998
                                                                                      $                        $             $
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       [unaudited]
INVESTING ACTIVITIES
Purchase of capital assets                                                         (2,024,070)             (93,659)         (325)
Distribution rights                                                                (2,475,000)            (500,000)           --
Due from Homebase Work Solutions Ltd.                                                     --               (99,529)           --
Acquisition of Homebase Work Solutions Ltd.                                            50,667                   --            --
Investment in joint venture                                                          (171,720)                  --            --
Due from Applied Courseware Technology (A.C.T.) Inc.                                       --             (139,299)           --
Acquisition of InfoCast Corporation                                                        --                   87            --
------------------------------------------------------------------------------------------------------------------------------------
Cash used in investing activities                                                  (4,620,123)            (832,400)         (325)
------------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Increase in note payable to InfoCast [the acquired entity]                                 --                   --            --
Increase (decrease)  in due to related parties                                       (177,270)             (95,755)       19,346
Repayment of capital lease obligations                                               (213,808)                  --            --
Receipt of short-term unsecured loan                                                       --              400,000            --
Payment of short-term unsecured loan                                                       --             (400,000)           --
Cash advance from InfoCast [the acquired entity] prior to acquisition                      --              146,900            --
Cash proceeds from convertible debentures, net                                      3,225,000                   --            --
Cash proceeds from issuance of share capital , net                                 10,970,537            4,505,508            --
------------------------------------------------------------------------------------------------------------------------------------
Cash provided by financing activities                                              13,804,459            4,556,653        19,346
------------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash during the period                                     519,547            3,074,505           970
Effects of foreign exchange rate changes on cash balances                              25,939               (7,655)       (1,271)
Cash and cash equivalents, beginning of period                                      3,092,445               25,595           301
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                            3,637,931            3,092,445            --
====================================================================================================================================

Supplemental cash flow information
Interest and lending fees paid during the period                                           --               23,562            --
Capital lease obligation assumed during the period                                  1,496,466                   --            --
Fair value of acquisitions acquired through share issuances during the period      17,000,000              307,688            --
====================================================================================================================================

                                                                                                    Period from          Cumulative
                                                                                                    July 29, 1997            from
                                                                                  Year ended        [inception] to      inception to
                                                                                 December 31,        December 31,         March 31,
                                                                                     1998                1997               2000
                                                                                       $                   $                  $
----------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Purchase of capital assets                                                          (11,644)        (12,412)           (2,141,785)
Distribution rights                                                                      --              --            (2,975,000)
Due from Homebase Work Solutions Ltd.                                                    --              --               (99,529)
Acquisition of Homebase Work Solutions Ltd.                                              --              --                50,667
Investment in joint venture                                                              --              --              (171,720)
Due from Applied Courseware Technology (A.C.T.) Inc.                                     --              --              (139,299)
Acquisition of InfoCast Corporation                                                      --              --                    87
----------------------------------------------------------------------------------------------------------------------------------
Cash used in investing activities                                                   (11,644)        (12,412)           (5,476,579)
----------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Increase in note payable to InfoCast [the acquired entity]                          250,000              --               250,000
Increase (decrease)  in due to related parties                                      114,476         109,545               (49,004)
Repayment of capital lease obligations                                                   --              --              (213,808)
Receipt of short-term unsecured loan                                                 70,000              --               470,000
Payment of short-term unsecured loan                                                (70,000)             --              (470,000)
Cash advance from InfoCast [the acquired entity] prior to acquisition                    --              --               146,900
Cash proceeds from convertible debentures, net                                           --              --             3,225,000
Cash proceeds from issuance of share capital , net                                    2,373              45            15,478,463
---------------------------------------------------------------------------------------------------------------------------------
Cash provided by financing activities                                               366,849         109,590            18,837,551
---------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash during the period                                     5,146          (1,331)            3,597,867
Effects of foreign exchange rate changes on cash balances                            20,148           1,632                40,064
Cash and cash equivalents, beginning of period                                          301             --                     --
---------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                             25,595             301             3,637,931
=================================================================================================================================
Supplemental cash flow information
Interest and lending fees paid during the period                                         --              --                23,562
Capital lease obligation assumed during the period                                       --              --             1,496,466
Fair value of acquisitions acquired through share issuances during the period            --              --            17,307,688
=================================================================================================================================

See accompanying notes

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                      CONSOLIDATED STATEMENTS OF CHANGES IN
                              STOCKHOLDERS' EQUITY
                            [U.S. dollars, U.S. GAAP]

                                                                 Common stock         Additional
                                                Common            issued and            paid-in             Deferred
                                                shares            outstanding           capital           compensation
                                                   #                   $                   $                   $
----------------------------------------------------------------------------------------------------------------------
Deemed common shares issued for
   intellectual properties [note 1]                14                    --                  25                 --
Deemed common shares issued
   for cash [note 1]                               27                    --                  45                 --
Net loss for the period                            --                    --                  --                 --
Translation adjustment                             --                    --                  --                 --
------------------------------------------------------------------------------------------------------------------
Deemed balance as of
   December 31, 1997                               41                    --                  70                 --
Deemed common shares issued
   for cash [note 1]                        1,499,959                    --               2,373                 --
Net loss for the period                            --                    --                  --                 --
Translation adjustment                             --                    --                  --                 --
------------------------------------------------------------------------------------------------------------------
Deemed balance as of
   December 31, 1998                        1,500,000                    --               2,443                 --
Acquisition of InfoCast by
   VPS [note 1]                            13,580,000                13,580             294,108                 --
Common shares issued for cash               3,032,336                 3,032           4,545,468                 --
Share issuance costs                               --                    --             (42,992)                --
Common shares issued for
   consulting services                         60,000                    60             337,740           (337,800)
Granting of stock options                          --                    --          11,788,250        (11,788,250)
Amortization of deferred
   compensation                                    --                    --                  --          2,267,118
Net loss for the period                            --                    --                  --                 --
Translation adjustment                             --                    --                  --                 --
------------------------------------------------------------------------------------------------------------------
Balance as of March 31, 1999               18,172,336                16,672          16,925,017         (9,858,932)
==================================================================================================================

See accompanying notes

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                      CONSOLIDATED STATEMENTS OF CHANGES IN
                           STOCKHOLDERS' EQUITY cont'd
                            [U.S. dollars, U.S. GAAP]

                                                                        Accumulated
                                                                           other                Accumulated              Total
                                                                       comprehensive            development            stockholders'
                                                    Warrants               loss                stage deficit            equity
                                                        $                    $                       $                     $
--------------------------------------------------------------------------------------------------------------------------------
Deemed common shares issued for
   intellectual properties [note 1]                    --                        --                       --                  25
Deemed common shares issued
   for cash [note 1]                                   --                        --                       --                  45
Net loss for the period                                --                        --                  (96,161)            (96,161)
Translation adjustment                                 --                     1,632                       --               1,632
--------------------------------------------------------------------------------------------------------------------------------
Deemed balance as of
   December 31, 1997                                   --                     1,632                  (96,161)            (94,459)
Deemed common shares issued
   for cash [note 1]                                   --                        --                       --               2,373
Net loss for the period                                --                        --                 (423,872)           (423,872)
Translation adjustment                                 --                    19,291                       --              19,291
---------------------------------------------------------------------------------------------------------------------------------
Deemed balance as of
   December 31, 1998                                   --                    20,923                 (520,033)           (496,667)
Acquisition of InfoCast by
   VPS [note 1]                                        --                        --                       --             307,688
Common shares issued for cash                          --                        --                       --           4,548,500
Share issuance costs                                   --                        --                       --             (42,992)
Common shares issued for
   consulting services                                 --                        --                       --                  --
Granting of stock options                              --                        --                       --                  --
Amortization of deferred
   compensation                                        --                        --                       --           2,267,118
Net loss for the period                                --                        --               (3,083,921)         (3,083,921)
Translation adjustment                                 --                    (6,614)                      --              (6,614)
---------------------------------------------------------------------------------------------------------------------------------
Balance as of March 31, 1999                           --                    14,309               (3,603,954)          3,493,112
---------------------------------------------------------------------------------------------------------------------------------

See accompanying notes

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                       CONSOLIDATED STATEMENTS OF CHANGES
                         IN STOCKHOLDERS' EQUITY cont'd
                            [U.S. dollars, U.S. GAAP]

                                                                           Common stock            Additional
                                                         Common             issued and               paid-in           Deferred
                                                         shares             outstanding              capital          compensation
                                                            #                    $                      $                  $
----------------------------------------------------------------------------------------------------------------------------------
Balance as of March 31, 1999                            18,172,336                 16,672         16,925,017          (9,858,932)
Deemed common shares issued for
  acquisition of Homebase Work
  Solutions Ltd.                                         3,400,000                  3,400         16,996,600                 --
Common shares issued for cash and
  marketable securities                                  2,999,000                  2,999         17,956,501                 --
Share issuance costs - cash                                     --                     --         (1,563,963)                --
Share issuance costs - warrants                                 --                     --           (226,800)                --
Issuance of convertible debentures with warrants                --                     --          2,243,065                 --
Warrants issued for consulting services                         --                     --                 --                 --
Warrants issued to stockholders                                 --                     --                 --                 --
Adjustments resulting from revaluation
  of stock options granted to
  consultants in previous periods                               --                     --            963,557                 --
Adjustments resulting from revaluation
   of common shares granted to
   consultants in previous periods                              --                     --            112,200                 --
Adjustment to joint venture investment
   to reflect dilution of ownership interest                    --                     --             (6,984)                --
Granting of stock options                                       --                     --          4,803,780                 --
Cancellation of stock options                                   --                     --           (269,250)                --
Amortization of deferred compensation                           --                     --                 --          8,181,441
Net loss for the period                                         --                     --                 --                 --
Unrealized loss on short-term equity investment                 --                     --                 --                 --
Translation adjustment                                          --                     --                 --                 --
--------------------------------------------------------------------------------------------------------------------------------
Balance as of March 31, 2000                            24,571,336                 23,071         57,933,723         (1,677,491)
================================================================================================================================

InfoCast Corporation
[formerly Virtual Performance Systems Inc.]  [a development stage company]

                      CONSOLIDATED STATEMENTS OF CHANGES IN
                           STOCKHOLDERS' EQUITY cont'd
                            [U.S. dollars, U.S. GAAP]

                                                                            Accumulated
                                                                               other               Accumulated           Total
                                                                           comprehensive           development       stockholders'
                                                        Warrants               loss               stage deficit         equity
                                                            $                    $                      $                  $
----------------------------------------------------------------------------------------------------------------------------------
Balance as of March 31, 1999                                --                 14,309         (3,603,954)              3,493,112
Deemed common shares issued for
   acquisition of Homebase Work
   Solutions Ltd.                                           --                     --                 --              17,000,000
Common shares issued for cash                               --                     --                 --              17,959,500
Share issuance costs - cash                                 --                     --                 --              (1,563,963)
Share issuance costs - warrants                        226,800                     --                 --                      --
Issuance of convertible debentures with warrants            --                     --                 --               2,243,065
Warrants issued for consulting services                643,875                     --                 --                 643,875
Warrants issued to stockholder                         137,200                     --                 --                 137,200
Adjustments resulting from revaluation
   of stock options granted to
   consultants in previous periods                          --                     --                 --                 963,557
Adjustments resulting from revaluation
   of common shares granted to
   consultants in previous periods                          --                     --                 --                 112,200
Adjustment to joint venture investment
   to reflect dilution of ownership interest                --                     --                 --                  (6,984)
Granting of stock options                                   --                     --                 --               4,803,780
Cancellation of stock options                               --                     --                 --                (269,250)
Amortization of deferred compensation                       --                     --                 --               8,181,441
Net loss for the period                                     --                     --        (31,151,184)            (31,151,184)
Unrealized loss on short-term equity investment             --               (287,500)                --                (287,500)
Translation adjustment                                      --                 36,158                 --                  36,158
---------------------------------------------------------------------------------------------------------------------------------
Balance as of March 31, 2000                             1,007,875               (237,033)       (34,755,138)         22,295,007
=================================================================================================================================

The accumulated other comprehensive loss balance as of March 31, 2000 includes a net accumulated translation adjustment gain of $50,467 and an accumulated unrealized loss on short-term equity securities of $287,500.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000


1. BASIS OF ACCOUNTING

Nature of operations and continuing entity

These consolidated financial statements are the continuing financial statements of Virtual Performance Systems Inc. ["VPS"] [a development stage company], an Ontario corporation which was incorporated on July 29, 1997. VPS had a 100% interest in, and subsequently amalgamated with, Cheltenham Technologies Corporation, an Ontario corporation. VPS has a 100% interest in Cheltenham Interactive Corporation ["Cheltenham Interactive"], an inactive Ontario corporation, and Cheltenham Technologies (Bermuda) Corporation ["Cheltenham Bermuda"], a Barbados corporation which owns certain intellectual properties. On January 29, 1999, VPS acquired the net assets of InfoCast Corporation [formerly Grant Reserve Corporation] ["InfoCast"], a United States non-operating company traded on the NASDAQ OTC Bulletin Board which had a 100% interest in InfoCast Canada Corporation ["InfoCast Canada"]. After the acquisition, VPS continued under the name of InfoCast Corporation.

InfoCast, InfoCast Canada, VPS, Cheltenham Interactive and Cheltenham Bermuda are collectively referred to as the "Company". The Company is a development stage technology company that has developed the infrastructure to enable the Company to host both their own customized and third-party software applications that can be accessed remotely by businesses and their employees.

The Company's primary operational focus as outlined in its business plan entails
significant  investment  in  developing,   deploying  and  marketing  electronic
commerce enabling application solutions.

The aggregate future capital requirements to support this investment are expected to be substantially funded from external resources including issuing equity and or debt. There can be no assurance that any financing will be available on terms acceptable to the Company or at all.

The Company believes that its working capital position as well as the additional net convertible debenture proceeds of $2,325,000 received in April 2000 will be sufficient to support the Company's growth for approximately the next six to nine months. In the event that additional financings are not completed and expected revenues and cash flows are not achieved, the Company intends to curtail its development plans and reduce expense levels significantly at the appropriate time. In such event the Company believes that its current cash reserves will support limited activities until May 2001.

The Company is currently seeking to raise additional funds through private or public financing, strategic or other relationships.

The functional currency of VPS, Cheltenham Interactive, Cheltenham Bermuda and InfoCast Canada is the Canadian dollar. However, for reporting purposes, the Company has adopted the United States dollar as its reporting currency.
Accordingly, the Canadian dollar balance sheets of these companies have been translated into United States dollars at the rates of exchange at the respective period ends, while transactions during the periods and share capital amounts have been translated at the weighted average rates of exchange for the respective periods and the exchange rate at the date of the transaction respectively. Gains and losses arising from these translation adjustments are included in comprehensive loss.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000

Reverse acquisition of InfoCast Corporation

Pursuant to a share purchase agreement dated January 29, 1999, the shareholders of VPS sold their 100% interest in VPS to InfoCast in consideration for 1,500,000 exchangeable shares of InfoCast Canada, a wholly-owned subsidiary of InfoCast. The InfoCast Canada exchangeable shares are convertible into common shares of InfoCast at no additional consideration. In addition, the shareholders of VPS also purchased a further 9 million common shares of InfoCast from InfoCast's former controlling shareholder, Sheridan Reserve Incorporated, in consideration for a nominal cash amount. As a result of these two transactions, the shareholders of VPS effectively acquired 10,500,000 common shares of InfoCast which represents a controlling interest of approximately 70% [60% excluding the exchangeable shares]. This transaction is considered an acquisition of InfoCast [the accounting subsidiary/legal parent] by VPS [the accounting parent/legal subsidiary] and has been accounted for as a purchase of the net assets of InfoCast by VPS in these consolidated financial statements because InfoCast had no business operations or operating assets at the time of the acquisition.

These consolidated financial statements are issued under the name of InfoCast, but are a continuation of the financial statements of the accounting acquirer, VPS. VPS's assets and liabilities are included in the consolidated financial statements at their historical carrying amounts. Figures presented to January 29, 1999 are those of VPS. For purposes of the acquisition, the fair value of the net assets of InfoCast of $307,688 is ascribed to the 13,580,000 previously outstanding common shares of InfoCast deemed to be issued in the acquisition as follows:

                                                                          $
--------------------------------------------------------------------------------

Cash                                                                        87
Note receivable from VPS                                               396,900
Payable to VPS                                                         (25,020)
Accounts payable                                                       (64,279)
--------------------------------------------------------------------------------
Purchase price                                                         307,688
--------------------------------------------------------------------------------

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000

Prior to the acquisition on January 29, 1999, the deemed number of outstanding shares of InfoCast is equal to the 1,500,000 exchangeable shares of InfoCast Canada that were issued to the shareholders of VPS in the acquisition. These shares have been allocated to the changes in the combined issued and outstanding and additional paid-in-capital common stock of VPS to January 29, 1999 as follows:

                                                      Deemed
                                                     InfoCast           VPS
                                                      shares          shares       Amount
                                                        #               #             $
-----------------------------------------------------------------------------------------
Issued for intellectual properties [note 3]               14              35           25
Issued for cash                                           27              65           45
-----------------------------------------------------------------------------------------
Outstanding as of December 31, 1997                       41             100           70
Issued for cash                                    1,499,959       3,624,000        2,373
-----------------------------------------------------------------------------------------
Outstanding as of December 31, 1998
   and January 29, 1999 prior to acquisition       1,500,000       3,624,100        2,443
-----------------------------------------------------------------------------------------

The combined issued and outstanding and additional paid-in-capital common stock of the continuing consolidated entity as of January 29, 1999 is computed as follows:

                                                                                   $
--------------------------------------------------------------------------------------
Existing share capital of VPS as of January 29, 1999 prior to acquisition        2,443
Ascribed value of the acquired common shares of InfoCast                       307,688
--------------------------------------------------------------------------------------
Share capital of InfoCast [formerly VPS] as of January 29, 1999                310,131
--------------------------------------------------------------------------------------

The number of outstanding shares of InfoCast [formerly VPS] as of January 29, 1999 is computed as follows:

                                                                                Number
                                                                             of shares
                                                                                  #
--------------------------------------------------------------------------------------
Deemed share capital of InfoCast [formerly VPS] as of
   January 29, 1999 prior to acquisition                                     1,500,000
Shares of InfoCast deemed issued by VPS                                     13,580,000
--------------------------------------------------------------------------------------
Shares of InfoCast [formerly VPS] as of January 29, 1999                    15,080,000
--------------------------------------------------------------------------------------

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000

Acquisition of Homebase Work Solutions Ltd.

Pursuant to a share purchase agreement dated May 13, 1999, Homebase Work Solutions Ltd. ["Homebase"] was acquired by the Company in consideration for 3,400,000 exchangeable shares of InfoCast Canada. The InfoCast Canada exchangeable shares are convertible into InfoCast common stock on a one-for-one basis at no additional consideration.

As a condition of the closing of the share purchase agreement, the Company paid $285,480 [Cdn.$420,000] to officers of Homebase during the fiscal year ended March 31, 2000.

The acquisition has been accounted for using the purchase method. The value of the acquisition was $17,077,000, which included $77,000 of expenses directly attributable to the acquisition. For accounting purposes the exchangeable shares of InfoCast Canada have been valued at $5.00, which is equal to the price per share received from the June 1999 private placement of the Company's common stock. The total purchase price of $17,077,000 has been allocated as follows:

                                                                      $
--------------------------------------------------------------------------

Cash                                                              127,667
Other current assets                                               13,565
Capital assets                                                     20,465
Completed technology                                           17,015,000
In-process research and development                                19,000
Trademarks                                                        853,000
Workforce-in-place                                                253,000
Goodwill                                                        5,846,293
Deferred income taxes                                          (6,886,000)
Accounts payable and accrued liabilities                          (82,145)
Due to the Company                                               (102,845)
--------------------------------------------------------------------------
Purchase price                                                 17,077,000
--------------------------------------------------------------------------

The completed technology, trademarks, workforce-in-place and goodwill will be amortized over their respective useful lives of 5 years, 5 years, 3 years and 5 years. The in-process research and development was charged to income immediately subsequent to the acquisition. The completed technology, trademarks and workforce-in-place have been classified as intellectual property on the consolidated balance sheets. The deferred income tax liability was created in respect of the difference between the accounting and tax basis of the completed technology, trademarks and workforce-in-place. The identification and the fair values of the completed technology, in-process research and development, trademarks and workforce-in-place were determined by management with the assistance of an independent valuator.

The completed technology is comprised of Homebase's information hub, telework and web-enabling technologies, together with the benefits of Homebase's association with the National Environmental Policy Institute ["NEPI"]. NEPI is a United States based non-profit environmental lobbyist group that promotes telework policies in the United States.

The results of operations of Homebase during the post-acquisition 324-day period ended March 31, 2000 have been consolidated with those of the Company.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000

The following pro-forma consolidated financial information presents certain statement of operations data of the Company as if the Company had acquired Homebase as of April 1, 1998. This pro-forma financial information is not necessarily indicative of the results that actually would have occurred had the Company acquired Homebase on the date indicated or which would be obtained in the future.

                                        Year ended              Year ended
                                         March 31,               March 31,
                                           2000                    1999
                                             $                       $
--------------------------------------------------------------------------------
                                        [unaudited]               [unaudited]

Revenue                                     305,754                    5,153
Net loss for the period                 (31,622,119)              (7,253,830)
Basic and diluted loss per share              (1.37)                   (1.03)
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company's significant accounting policies are summarized as follows:

Principles of consolidation

These consolidated financial statements include the accounts of InfoCast and its
subsidiaries,   all  of  which  are  wholly-owned.   Intercompany  accounts  and
transactions have been eliminated upon consolidation.

Cash and cash equivalents

Cash and cash equivalents represent cash and short-term investments with a maturity date of less than three months when acquired.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000



Change in year end

Effective for the period ended March 31, 1999, the Company changed its year end from December 31 to March 31.

Capital assets

Capital assets are recorded at cost less accumulated depreciation. If it is determined that a capital asset is not recoverable over its estimated useful life, the capital asset will be written down to its fair value. Maintenance and repairs are charged to expenses as incurred. Gains and losses on the disposition of capital assets are included in income. Depreciation is provided using the following annual rates and bases which are expected to amortize the cost of the capital assets over their estimated useful lives:

Computer hardware and software         30% declining balance
Furniture and equipment                20% declining balance
Leasehold improvements                 20% declining balance
Virtual Call Center solution           5 years straight-line
Assets under capital lease             straight-line over the term of the lease

Intellectual property

Acquired intellectual property is recorded at cost and represents proprietary rights to certain information delivery technologies. The capitalized costs of the intellectual property is amortized on a straight-line basis over its estimated useful life. If it is determined that an investment in intellectual property is not recoverable over its estimated useful life, the intellectual property will be written down to its fair value.

Distribution and licensing rights

Acquired distribution and licensing rights are recorded at cost. The capitalized costs of the distribution and licensing rights will be amortized each period, commencing when the electronically converted products and educational material are available for distribution and license, at the greater of [i] the amount calculated based on the straight-line method over the estimated useful life of 5 years or [ii] the amount calculated based on the ratio of current gross revenues received from the licensing of the electronically converted products and the hosting and delivery of educational material over the sum of the current and future gross revenues anticipated to be received by licensing the electronically converted products and hosting and delivering the educational material. If it is determined that the investment in distribution and licensing rights is not recoverable from estimated sales, the distribution and licensing rights will be written down to their fair value.

Goodwill

Goodwill is being amortized over its estimated useful life of five years. The Company assesses each quarter whether there is an other than temporary impairment of the carrying value of the goodwill based on undiscounted expected future cash flows. If the Company determines that there is a permanent impairment of the carrying value of the goodwill, a write-down will occur in that period.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000

Revenue recognition

The Company generated revenue from hosting services, consulting services and the resale of computer hardware. Revenue from hosting services is recognized when the service is delivered, or over the term of the applicable hosting services contract. Consulting revenue is recognized at the time such consulting services are rendered. Revenue generated from the resale of computer hardware is recognized upon shipment.

Research and development costs

Research and development costs are expensed in the year incurred.

Foreign currency measurement

In preparing the Company's Canadian dollar functional currency financial statements, United States dollar monetary assets and liabilities are remeasured in the Company's Canadian dollar functional currency at the period end rate of exchange. The statements are then translated into the Company's United States dollar reporting currency. Transactions in foreign currency are remeasured at the dollar actual rates of exchange. Foreign currency remeasurement differences are included in general and administrative expenses.

Stock options

As permitted by FASB Statement No. 123 ["FASB 123"], "Accounting for Stock-Based Compensation", the Company has adopted the intrinsic value method of APB 25, "Accounting for Stock Issued to Employees" in respect of stock options granted to its employees and directors and FASB 123 in respect of stock options granted to its consultants. The measurement date of options granted to consultants will be the date the services are completed. For purposes of recognition of the cost of the options prior to the measurement date such options are measured at their then current fair value at each interim financial reporting date.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000


Income taxes

The Company follows the liability method of providing for income taxes in accordance with FASB Statement No. 109, "Accounting for Income Taxes".

Basic and diluted loss per common share

Per share amounts have been computed based on the weighted average number of common shares outstanding each period. The weighted average number of common shares outstanding prior to the acquisition on January 29, 1999 are based on the number of VPS common shares outstanding during that period. Diluted loss per share is calculated by adjusting outstanding shares, assuming any dilutive effects of options, warrants and convertible securities. For all of the periods presented, the effect of stock options, warrants, and convertible securities were not included as the results would be anti-dilutive. Consequently, there is no difference between the basic and dilutive net loss per share. The weighted average number potential of common shares from options, warrants and convertible securities for the year ended March 31, 2000 was 4,042,217 [three months ended March 31, 1999 - 1,175,833; three months ended March 31, 1998 - nil; year ended December 31, 1998 - nil; 156 day period ended December 31, 1997 - nil].

Use of estimates

Management uses estimates and assumptions in preparing consolidated financial statements in accordance with accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Actual results could vary from the estimates that are used.

3. INTELLECTUAL PROPERTY

The Company executed a Memorandum of Agreement dated July 31, 1997, whereby the Company acquired certain intellectual property owned by an officer of the Company, in consideration for 35 VPS common shares issued at Cdn.$1 per share. The fair value of the intellectual property is $23 based on the fair value of the 35 VPS shares issued in consideration thereof. The fair value per share in respect of the 35 VPS shares issued for the intellectual property is consistent with the cash proceeds received per share in respect of the other 65 VPS common shares issued during 1997. The intellectual property purchased pursuant to this agreement is completed technology and is related to electronic information delivery algorithms. The Company is not using this electronic information delivery algorithm and does not plan to use it in the future, therefore, this intellectual property was written down to nil during the year ended March 31, 2000.

On November 17, 1998, the Company entered into a Purchase and Sale Agreement with Advanced Systems Computer Consultants Inc., a company owned by the officer of the Company noted above, pursuant to which the Company acquired certain additional intellectual property rights. The intellectual property purchased pursuant to this agreement is completed technology and relates to remote banking software. The Company purchased the intellectual property rights for consideration as follows:

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000

[i] $51,601 [Cdn.$75,000] if the Company becomes a public corporation and has completed a minimum financing of $2,000,000; and

[ii] $223,600 [Cdn.$325,000] if the purchased remote banking software generates revenue.

The Company accrued the first installment in its accounts as at March 31, 1999 [$49,712 less accumulated amortization of $4,144] and paid this amount during the year ended March 31, 2000. The Company is not using this remote banking software and does not plan to use it in the future, therefore, this intellectual property was written down to nil during the year ended March 31, 2000.

Acquired intellectual property consists of the following:

                                                              2000
                                   --------------------------------------------------------
                                                          Accumulated                   Net
                                                         amortization                  book
                                      Cost              and write-downs               value
                                        $                      $                        $
-------------------------------------------------------------------------------------------
Completed technology               17,066,624               3,060,715            14,005,909
Trademarks                            853,000                 150,853               702,147
Workforce-in-place                    253,000                  74,570               178,430
-------------------------------------------------------------------------------------------
                                   18,172,624               3,286,138            14,886,486
-------------------------------------------------------------------------------------------

                                                         1999
                                    --------------------------------------------
                                                                        Net
                                                       Accumulated     book
                                    Cost               amortization   value
                                      $                     $           $
--------------------------------------------------------------------------------

Completed technology                 49,735                 4,144     45,591
--------------------------------------------------------------------------------

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000



4. Acquired distribution and licensing rights

Pursuant to a license agreement dated June 29, 1999, between the Company and ITC Learning Corporation ["ITC"], the Company will become, for an unlimited term, ITC's exclusive distance learning technology partner for the hosting and delivery of educational material utilizing the A-STAR component within ITC's Workforce Initiative Program for total consideration of $2,000,000, which was paid by the Company during the year ended March 31, 2000.

The Company also entered into a separate distribution agreement with ITC in March 1999. This distribution agreement provided the Company with the perpetual non-exclusive right to market, sell and electronically convert all existing and future ITC products in consideration for $1,000,000 in respect of electronic distribution to the first 150,000 licensed purchasers. In the event that the Company effects distribution to more than 150,000 licensed purchasers, the Company and ITC will share the revenue generated therefrom based on a revenue sharing formula. The total consideration was subsequently reduced to $975,000 and was paid by the Company in two installments in March and May 1999.

5. CAPITAL ASSETS

Capital assets consist of the following:

                                                                        2000
                                               ------------------------------------------------------
                                                                                                  Net
                                                                    Accumulated                  book
                                                Cost               amortization                 value
                                                  $                      $                        $
-----------------------------------------------------------------------------------------------------

Computer equipment and software                 568,301                 140,789               427,512
Office equipment                                266,439                  52,685               213,754
Leasehold improvements                           17,285                   3,569                13,716
Virtual Call Centre solution                    858,711                      --               858,711
Computer equipment under capital lease        1,923,911                 312,763             1,611,148
Other assets under capital lease                 30,700                   2,558                28,142
-----------------------------------------------------------------------------------------------------
                                              3,665,347                 512,364             3,152,983
-----------------------------------------------------------------------------------------------------

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000


                                                                        1999
                                                -----------------------------------------------------
                                                                                                  Net
                                                                    Accumulated                  book
                                                Cost               amortization                 value
                                                  $                      $                        $
-----------------------------------------------------------------------------------------------------

Computer equipment and software                  64,899                   7,684                57,215
Office equipment                                 49,220                   1,887                47,333
Leasehold improvements                            2,979                     135                 2,844
-----------------------------------------------------------------------------------------------------
                                                117,098                   9,706               107,392
-----------------------------------------------------------------------------------------------------

6. RELATED PARTY TRANSACTIONS

The amount due to related parties consists of amounts due to current and past officers of the Company. The amounts are non-interest bearing and payable on demand. The balances relate to expenditures incurred and services performed on behalf of the Company, except for Cdn.$25,000 of the amount due as at March 31, 1999 and December 31, 1998 which relates to cash advances provided to the Company, and $49,710 [Cdn.$75,000] of the amount due as of March 31, 1999 and December 31, 1998 which relates to the intellectual property described in note 3.

During the year ended March 31, 2000, the Company incurred expenses of nil [March 31, 1999 - nil, December 31, 1998 - $59,319; December 31, 1997 - $42,119]
for managerial and consulting services from Advanced Systems Computer Consultants and nil [March 31, 1999 - nil; December 31, 1998 - $30,526; December 31, 1997 - nil] for consulting services provided by a company controlled by a shareholder and former director of the Company.

During the year ended March 31, 2000, the Company incurred expenses of $142,740 [Cdn. $210,000] [March 31, 1999 - $26,981; December 31, 1998 - $16,178; December
31, 1997 - nil]] for consulting services provided by a company owned by a shareholder and the Co-Chairman of the Company. The Company will continue to pay a monthly consulting fee of $10,195 [Cdn.$15,000] while services are being rendered.

During the year ended March 31, 2000, the Company paid consulting fees to a shareholder beneficially owning greater than 5% of the outstanding shares of the Company, in the amount of $71,370 [Cdn.$105,000] [March 31, 1999 - nil] for consulting services related to business development and advice on potential acquisitions.

During the year ended March 31, 2000, general, administration and selling expenses include $214,110 from the above related party transactions [March 31, 1999 - $26,981; December 31, 1998 - $106,023; December 31, 1997 - $42,119].

Revenues for the year ended March 31, 2000 include $15,633 of hosting services provided to a company that has a director that is an officer of the Company [March 31, 1999 - nil; December 31, 1998 - nil; December 31, 1997 - nil].

7. OBLIGATIONS UNDER CAPITAL LEASES

The Company entered into a lease agreement on June 25, 1999 for the lease of a Sun Microsystems Enterprise 10000 computer and paid a deposit of $481,600 [Cdn.$700,000] at the

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000


time of execution. Future minimum annual lease payments under this and other smaller capital leases expiring at various dates to March 2003 are as follows:

                                                                $
----------------------------------------------------------------------

2001                                                           579,167
2002                                                           566,259
2003                                                           294,156
----------------------------------------------------------------------
Total minimum lease payments                                 1,439,582
Less amount representing interest at 9.75% to 10.75%           156,933
----------------------------------------------------------------------
Balance of obligations                                       1,282,649
Less current portion                                           479,813
----------------------------------------------------------------------
                                                               802,836
======================================================================

The computers and equipment acquired pursuant to the capital leases have been included in capital assets [note 5] and the depreciation on the computers and equipment has been charged to the consolidated statements of operations and comprehensive loss.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000




8. SHARE CAPITAL

Authorized

The Company has 100,000,000 shares of preferred stock authorized at a par value of $0.001 per share and has 100,000,000 shares of common stock authorized at a par value of $0.001 per share.

Issued and outstanding common stock

                                                                                 Common stock issued and
                                                                                     outstanding and
                                                                               additional paid-in-capital
                                                                           Shares                     Amount
                                                                              #                          $
---------------------------------------------------------------------------------------------------------------

Outstanding as of January 29, 1999 [note 1]                                 15,080,000                  310,131
Private placement at $1.50 per share                                         3,032,336                4,548,500
Issuance of shares in consideration for consulting services                     60,000                  337,800
Share issuance costs                                                                --                  (42,992)
---------------------------------------------------------------------------------------------------------------
Outstanding as of March 31, 1999                                            18,172,336                5,153,439
Acquisition of Homebase Work Solutions Ltd. [note 1]                         3,400,000               17,000,000
Private placement at $5.00 per share                                           420,000                2,100,000
Private placement at $5.50 per share                                         1,879,000               10,334,500
Private placement, other                                                       500,000                4,187,500
ACT settlement [note 15]                                                       200,000                1,337,500
Share issuance costs                                                                --               (1,790,763)
---------------------------------------------------------------------------------------------------------------
Outstanding as of March 31, 2000                                            24,571,336               38,322,176
===============================================================================================================

Exchangeable shares

The number of shares of common stock outstanding as of March 31, 2000 includes 3,327,208 exchangeable shares of InfoCast Canada which have been deemed as shares of common stock of the Company for accounting purposes and in respect of the loss per share calculations because the exchangeable shares are the economic equivalent of shares of common stock of the Company.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000




Securities Purchase Agreement

Pursuant to a Securities Purchase Agreement dated June 24, 1999, the Company issued, by way of a private placement, 420,000 shares of common stock to the agent at $5.00 per share for gross proceeds of $2,100,000, net of commissions of $210,000.

Also pursuant to the Securities Purchase Agreement, the Company issued warrants to purchase 70,000 shares of common stock on June 24, 1999 to the placement agent. Each warrant has an exercise price of $7.00, expires June 23, 2001 and has been valued at $3.24 in the accounts based on an expected volatility factor of 0.715 and a risk-free interest rate of 5.1%. As a result, $226,800 was charged to share issuance costs during the year ended March 31, 2000.

Private placements

From July to November 1999, the Company completed the private placement of 1,879,000 shares of common stock at $5.50 per share for gross proceeds of $10,334,500 excluding an agent's fee of $1,033,329.

In February 2000 the Company received 150,000 shares of common stock of another publicly traded corporation in consideration for 500,000 shares of common stock of the Company issued by way of private placement. The Company recorded the issuance of its shares of common stock at the $8.375 per share fair value of the Company's common stock on the date of the transaction. The shares of common stock of the other public company received as consideration, net of 20,000 of the shares payable as a commission to the agents, have been recorded as a short-term equity investment and classified as "available for sale". The carrying value of the short-term investment was adjusted to its market value as at March 31, 2000, resulting in an unrealized loss of $287,500 included in the comprehensive loss for the period. In addition to the transfer of ownership of 20,000 shares of common stock of the short-term investment to the agents, the Company has accrued a $100,000 cash commission to the agents of this private placement.

As of May 5, 2000, the market value of the short-term investment decreased to approximately $2,200,000.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000




Stock options

1998 Stock Option Plan

As of March 31, 2000, 2,250,000 shares of common stock were reserved for the exercise of stock options granted to various individuals involved in the management of VPS, including 375,000 options originally granted to consultants, pursuant to the Company's 1998 Stock Option Plan as amended on January 29, 1999. The options were granted as follows: 2,075,000 on February 8, 1999 and 175,000 on February 1, 2000 and are exercisable at a price of $1.00 per share. Effective April 1, 1999, an individual initially classified as an employee and who had been granted 250,000 options became a consultant, while on May 13, 1999 an individual initially classified as a consultant and who had been granted 100,000 options became an employee. As a result, as at March 31, 2000, 700,000 of the options are held by consultants, while 1,550,000 are held by employees and directors.

The options granted on February 8, 1999 expire three years from the date of grant and were fully vested as of March 31, 2000. Of the 275,000 stock options that were originally granted to individuals still classified as consultants that were originally determined based on the fair market value of the options on the date of grant, $5.87 per option, were revalued as of the August 8, 1999 vesting date to the then current fair value of $9.06 per stock option [based on a revised volatility of 1.019 and the August 8, 1999 closing market price of $10.00 per share of common stock]. This revaluation resulted in a charge to stock option compensation expense of $2,109,537 during the year ended March 31, 2000. Stock option compensation expense of $1,116,205 was charged to income during the year in respect of the 250,000 options granted to the individual that became a consultant during the year, while stock option compensation expense of $503,033 was charged to income during the year in respect of the 100,000 options granted to the individual that became a director during the year. Stock compensation expense of $6,586,544 was charged to income during the year ended March 31, 2000 in respect of the remaining 1,450,000 stock options originally granted to individuals still classified as employees and directors that are accounted for utilizing the intrinsic value method.

The 175,000 options granted on February 1, 2000 expire two years from the date of grant, vest on July 12, 2000 and were granted to a consultant of the Company. The deferred compensation attributable to these stock options granted to a consultant was revalued as of March 31, 2000 to the then current fair value of $6.07 per stock option [based on an expected dividend rate of 0%, an expected life of one year, a risk-free rate of 6.18%, an expected volatility factor of
0.873 and the March 31, 2000 closing market price of $7.00 per share of common stock]. These options have been valued at $1,062,250 of which $386,273 has been recognized as a stock option compensation expense during the year ended March 31, 2000 and of which the balance of $675,977 has been recorded as deferred compensation in stockholders' equity.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000




1999 Stock Option Plan

The directors and stockholders of the Company approved the 1999 Stock Option Plan under which an additional 2,000,000 stock options are eligible for grant. As of March 31, 2000, the Company had 1,805,000 shares of common stock reserved for the exercise of stock options granted to various employees, officers, consultants and advisors pursuant to the 1999 Stock Option Plan as follows:

                                      Option price                 Expiry
Grant date              Options          per share                  date
                           #                 $
-----------------------------------------------------------------------------

June 1, 1999              910,000          7.00                  June 1, 2004
November 19, 1999         400,000          7.00             November 19, 2004
December 8, 1999          375,000          7.05              December 8, 2004
February 18, 2000          20,000          7.00              February 8, 2005
February 29, 2000         100,000          8.625            February 29, 2005
-----------------------------------------------------------------------------
                        1,805,000
=============================================================================

The options granted on June 1, 1999 were 100% vested as of March 31, 2000. The options granted on November 19, 1999 and December 8, 1999 are subject to a vesting period from immediate to two years. The options granted on February 18, 2000 vest as follows: 5,000 on the date of grant and 5,000 on each of February 18, 2001, February 18, 2002 and February 18, 2003. The options granted on February 29, 2000 vest as follows: 33,333 upon the employee assuming their position at the Company, 33,333 on March 1, 2001 and 33,334 on March 1, 2002.

Of 1,180,500 options originally granted on June 1, 1999 pursuant to the 1999 Stock Option Plan, 270,500 were cancelled in November 1999 leaving a balance of 910,000 outstanding as of March 31, 2000. Of the 910,000 stock options outstanding as of March 31, 2000, 700,000 were granted to employees and 210,000 were granted to consultants and advisors. The 210,000 outstanding stock options granted to consultants and advisors have been valued at $527,100 [based on a weighted average expected dividend rate of 0%, weighted average expected life of 1 year, weighted average risk-free interest rate 5.46% and a weighted average expected volatility factor of 0.805] which has been recognized as a stock option compensation expense during the year ended March 31, 2000. The deferred compensation in respect of the 700,000 stock options granted to employees and directors was nil because the exercise price of the options was equal to the market price of the shares of common stock on the date of grant. Of the 270,500 stock options that were cancelled, 195,500 had been granted to consultants and had vested at the time of cancellation which resulted in stock option compensation expense of $422,280 being recorded in the year ended March 31, 2000.

The deferred compensation in respect of the stock options granted to employees on November 19, 1999, February 18, 2000, February 29, 2000 and 25,000 of the stock options granted on December 8, 1999 was nil because the exercise price of the options was equal to the market price of the shares of common stock on the date of grant. The remaining 350,000 stock options granted on December 8, 1999 have been valued at $113,750 of which $52,136 has been recognized as a stock option compensation expense during the year ended March 31, 2000, and of which the balance of $61,614 has been recorded as deferred compensation in stockholders' equity. The

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000


measurement date of the 350,000 stock options granted on December 8, 1999 was January 4, 2000, the date when the employee commenced employment.

Other stock options

On June 1, 1999, the directors of the Company approved the grant of 750,000 stock options outside of the 1999 Stock Option Plan to an individual who became an officer of the Company on September 4, 1999. The stock options are exercisable at a price of $7.00 per share, expire five years from the date of grant and vest as follows: 250,000 on September 4, 1999 upon the acceptance by the individual of formal employment with the Company, 250,000 on September 4, 2000 and 250,000 on September 4, 2001. These outstanding options have been valued at $2,437,500 of which $1,523,437 has been recognized as a stock option compensation expense during the year ended March 31, 2000, and of which the balance of $914,063 has been recorded as deferred compensation in stockholders' equity. The measurement date in respect of these stock options was September 4, 1999.

On October 18, 1999, the directors of the Company approved the grant of 60,000 stock options outside of the 1999 Stock Option Plan to an individual who is to provide financial and investor relations consulting services to the Company. The stock options are exercisable at a price of $8.25 per share, expire two years from the date of grant and vest as follows: 15,000 on January 14, 2000, 15,000 on March 15, 2000, 15,000 on June 15, 2000 and 15,000 on September 15, 2000.
These outstanding options have been valued at $151,200 [based on an expected dividend rate of 0%, an expected life of one year, a risk-free rate ranging from 5.83% to 6.18% and an expected volatility factor of 0.873] of which $125,363 has been recognized as a stock option compensation expense during the year ended March 31, 2000, and of which the balance of $25,837 has been recorded as deferred compensation in stockholders' equity. The deferred compensation for the then current fair value at each interim reporting financial reporting date will be amortized over the remaining vesting periods of the options. The agreement with this individual was terminated in May 2000 resulting in the cancellation of unvested options to purchase 30,000 shares of common stock previously granted.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000




A summary of the Company's stock option activity is as follows:
                                                                       Weighted
                                                                      average
                                             Number of               exercise
                                              options                  price
                                                #                        $
-------------------------------------------------------------------------------

Outstanding as of January 1, 1999                   --                      --
Granted                                      2,250,000                    1.00
Exercised                                           --                      --
Forfeited                                           --                      --
Cancelled                                     (175,000)                   1.00
------------------------------------------------------------------------------
Outstanding as of March 31, 1999             2,075,000                    1.00
Granted                                      3,060,500                    6.74
Exercised                                           --                      --
Cancelled - not vested                         (75,000)                   7.00
Cancelled - vested                            (195,500)                   7.00
------------------------------------------------------------------------------
Outstanding as of March 31, 2000             4,865,000                    4.28
------------------------------------------------------------------------------

Exercisable as of March 31, 2000             3,628,336                    3.60
==============================================================================

In April 2000, 300,000 of the options granted under the 1998 Stock Option Plan and 100,000 of the options granted under the 1999 Stock Option Plan were cancelled.

Pro forma net loss

If the Company had been following FASB Statement No. 123 ["FASB 123"] in respect of stock options granted to its employees and directors, the Company would have recorded a higher stock option compensation expense for the year ended March 31, 2000 of $2,990,493 in respect of the amortization of the estimated value of the Company's stock options to employees over the vesting periods of the options, which results in a pro-forma net loss of $34,141,677 and a pro-forma basic and diluted loss per share of $1.51 in respect of the year ended March 31, 2000.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000




The Company assumed the following expected dividend rates, expected lives, risk-free interest rate and expected volatility factors in respect of the valuation of stock options granted to employees and directors in accordance with FASB 123:

                                                    Weighted
                                                    average
-------------------------------------------------------------

Expected dividend rate                                     0%
Expected life                                       1.5 years
Risk-free interest rate                                 5.30%
Expected volatility                                    0.8087
=============================================================

Issuance of shares in consideration for consulting services

Pursuant to an agreement dated March 22, 1999, the Company issued 60,000 shares of common stock to a financial investment-consulting firm on March 22, 1999 in consideration for assistance in securing additional financing over the following year. The measurement date for these shares of common stock was March 22, 2000, at which time the market value of the common shares was $7.50, which resulted in a charge to general and administrative expenses of $439,820 during the year ended March 31, 2000.

Other warrants

Pursuant to a letter agreement dated May 20, 1999 with an investor relations company and subsequent negotiations in October 1999, the Company was obligated to pay a total of $75,000 and issue warrants to purchase 75,000 shares of common stock in consideration for consulting services during the period from June 1, 1999 to May 31, 2000. The payments were to be made and warrants issued for services in advance. The following payments have been made and the following warrants have been issued: $25,000 and 25,000 warrants on June 1, 1999 and $12,500 and 12,500 warrants on each of October 6, 1999 and January 1, 2000. The Company terminated the agreement in March 2000 and does not intend to make any additional payments nor issue additional warrants. Based on an expected dividend rate of 0%, a volatility factor of 0.963 and a risk-free interest rate of 5.10%, the Company valued the 25,000 warrants issued on June 1, 1999 with a purchase price of $7.00 per share, at $149,750 which is the fair market value as of the August 31, 1999 measurement date. Based on a volatility factor of 0.914, an expected dividend rate of 0% and a risk-free interest rate of 6.10%, the Company valued the 12,500 warrants issued on October 6, 1999 with a purchase price of $8.75 per share, at $33,250 which is the fair market value as of the November 30, 1999 measurement date. Based on an expected dividend rate of 0%, a volatility factor of 0.873 and a risk-free interest rate of 6.18%, the Company valued the 12,500 warrants issued on January 1, 2000 with a purchase price of $7.62 per share, at $28,875 which is the fair market value as of the March 31, 2000 measurement date. All warrants issued under this agreement will be exercisable on or after June 1, 2000 and expire May 31, 2001. The Company charged $211,875 to general and administrative expenses in respect of these warrants during the year ended March 31, 2000.

On June 1, 1999, the Company issued warrants to purchase 200,000 shares of common stock to parties in consideration for past consulting services to the Company. These warrants have a purchase price of $7.00, are exercisable on or after June 1, 2000 and expire May 31, 2001. These warrants have been valued at $432,000 in the accounts based on a volatility factor of 0.744, an

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000


expected dividend rate of 0% and a risk-free interest rate of 5.10% and have been charged to general and administrative expenses.

On February 11, 2000, the Company issued warrants to purchase 56,000 shares of common stock to a shareholder of the Company for no consideration. These warrants have a purchase price of $5.00, are exercisable on or after February 11, 2000 and expire February 10, 2002. These warrants have been valued at $137,200 in the accounts based on a volatility factor of 0.840 and a risk-free interest rate of 5.95% and have been charged to general and administrative expenses.

9. CONVERTIBLE DEBENTURES

On March 30, 2000, the Company issued 3,500 units by way of a private placement at $1,000 per unit for gross proceeds of $3,500,000. Each unit consists of $1,000 principal of convertible subordinated debentures and 111.111 warrants. The convertible debentures bear interest accruing from the date of issue at 7% per annum, payable semi-annually on September 30 and March 31 and mature on March 31, 2005. The debentures are convertible at the option of the holders at a conversion price of $6.00 per share. The conversion price is subject to adjustment under certain events pursuant to the agreement. The Company has the right to require the holder to convert all or a portion of these debentures if [i] at any time after March 31, 2003 the closing bid price of the Company's common stock exceeds $18.00 for 15 consecutive trading days or [ii] the Company completes a $50 million financing within one year at a price in excess of $12 per share. Each of the 388,889 warrants are exercisable at $7.50 per share, expire on March 31, 2003 and cannot be exercised within the first year without also converting the convertible debentures.

The intrinsic value of the beneficial conversion option has been valued at $1,913,482 and has been included in interest expense as the option was exercisable upon issuance.

Cash commission costs of $275,000 were paid relating to the issuance of these debentures and were recorded as a deferred charge as of March 31, 2000. In addition, the Company issued agent common stock purchase warrants to purchase 97,222 shares of common stock at $7.50 per share to the agents as a placement fee. These warrants have been valued at $329,583, based on a Black-Scholes valuation utilizing a volatility factor of 0.864, an expected life of 2 years and a risk-free interest rate of 5.95%, and have been recorded as a deferred charge. The deferred charges related to this placement will be amortized on a straight-line basis over the 5-year life of the debentures.

On April 4, 2000, the Company completed the sale of an additional 2,500 units for gross proceeds of $2,500,000 with identical terms as the debentures issued on March 30, 2000.

10. COMMITMENTS

[a] Lease commitments

The Company leased premises and equipment under non-cancellable operating leases, which require future minimum annual lease payments as follows:

                                                                    $
-----------------------------------------------------------------------

2001                                                            331,542
2002                                                            241,622

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000


2003                                                            181,573
2004                                                            172,272
2005                                                             88,338
-----------------------------------------------------------------------
                                                              1,015,347
=======================================================================

The rental payments for the premises are exclusive of taxes and operating costs.

During the year ended March 31, 2000, the Company incurred rent expense of $384,334 [March 31, 1999 - $38,382; March 31, 1998 - $4,044; December 31, 1998 -
$16,701; December 31, 1997 - $5,711].

[b] CosmoCom, Inc.

Pursuant to a summary of terms and conditions for a definitive agreement between the Company and CosmoCom, Inc. dated April 1999, the Company intended to purchase licenses for CosmoCom, Inc.'s CosmoCall software. Under this summary, the Company placed an initial order for 300 licenses for total consideration of $754,500. The Company has taken delivery of the 300 licenses and paid license fees of $475,650 in the year ended March 31, 2000. The balance of $278,850 is to be paid in three monthly installments beginning April 1, 2000. The Company capitalized the $754,500 to the Virtual Call Centre [note 5] during the year ended March 31, 2000 as the licenses represent completed software that will be incorporated into the Company's virtual call centre solution currently in development.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000




11. PREPAID ROYALTIES

On February 24, 2000, InfoCast and Innatrex Inc. ["Innatrex"] entered into an Application Service Provider Agreement ["ASP Agreement"] which allows InfoCast, among other things, to incorporate Innatrex's software product into its product offerings and license the Innatrex software product to third parties. In consideration, InfoCast will pay royalties to Innatrex, of which the Company has prepaid $207,857 [Cdn.$300,000]. The Company has recorded this prepayment as a prepaid expense and will amortize the balance as it sublicenses Innatrex's software product.

12. JOINT VENTURE INVESTMENT

Pursuant to a shareholder agreement executed on November 25, 1999 between the Company, 813040 Alberta Ltd. ["Newco"] and Canpet Energy Group Inc. ["Canpet"], the Company and Canpet agreed to become shareholders of Newco, with each party initially becoming a 50% owner of Newco. Newco is to develop a web-enabled trading business model for crude oil and natural gas liquids and other products. Initial funding for Newco will be by way of loans from the shareholders. Under the agreement, the Company is required to provide the following: [i] $258,000 [Cdn.$375,000] as required by cash calls approved by the Board of Directors of Newco, [ii] development, marketing and technical expertise for the development and sales of products and services marketed by Newco, [iii] temporary office space at the Company's existing Calgary office location at a cost to be mutually agreed to by the Company and Newco, and [iv] accounting and administrative support services until such time as Newco's business develops to an adequate size to support a dedicated staff.

As of March 31, 2000, the Company had advanced a total of $171,721 [Cdn.$249,595] to Newco; $3,440 [Cdn.$5,000] for the initial purchase of common shares and $168,281 in the form of shareholder loans which have a conversion feature attached allowing the Company to convert the advances into additional shares of Newco.

Newco issued additional common shares in the three-month period ended March 31, 2000 resulting in the dilution of the Company's ownership in Newco from 50% to 2.13% [34.48% on a fully diluted basis] as of March 31, 2000.

A further $86,278 [Cdn.$125,405] was advanced by the Company to Newco in April 2000, also in the form of a shareholder loan which has the same conversion feature, that had the effect of increasing the Company's fully diluted ownership interest to approximately 34%. The Company has accounted for this investment using the equity method.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000




13. INCOME TAXES

As of March 31, 2000, the Company has accumulated non-capital losses of approximately Cdn. $10,030,000 [approximately $7,100,000] for Canadian income tax purposes which are available to reduce future years' taxable income. Of these carryforward amounts, approximately Cdn. $319,000 [approximately $219,000] resulted from the acquisition of Homebase [note 1] and if realized the tax benefit of the unrecognized loss carryforward will be applied to reduce the goodwill related to the acquisition of Homebase. The future income tax benefits associated with these non-capital losses have not yet been recognized in the accounts. These non-capital losses will expire as follows:

                                                                     Cdn. $
----------------------------------------------------------------------------

2002                                                                 125,000
2003                                                                 625,000
2004                                                                 126,000
2005                                                                 325,000
2006                                                                 120,000
2007                                                               8,709,000
----------------------------------------------------------------------------
                                                                  10,030,000
============================================================================

The Company has recorded no United States current federal income tax expense or benefit. As of March 31, 2000, the Company has accumulated net operating losses of approximately $3,939,000 for United States income tax purposes which are available to reduce future years' taxable income. The future income tax benefits associated with these net operating losses have not yet been recognized in the accounts. These net operating losses will expire as follows:

                                                                        $
---------------------------------------------------------------------------

2018                                                                568,000
2019                                                                823,000
2020                                                              2,548,000
---------------------------------------------------------------------------
                                                                  3,939,000
===========================================================================

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000




The Company has a United States capital loss carryforward of approximately $5,939,000. A capital loss carryforward may only be used to reduce capital gains and cannot be applied against taxable ordinary income that might be earned by the Company. These capital loss carryforwards will expire as follows:

                                                             $
----------------------------------------------------------------

2003                                                   5,339,000
2004                                                     600,000
----------------------------------------------------------------
                                                       5,939,000
----------------------------------------------------------------

Utilization of the United States net operating loss carryforwards and the capital loss carryforwards are subject to the loss limitations rules which may substantially limit the annualization of these losses due to the ownership change that occurred on January 29, 1999 [note 1]. Such annual limitations may result in the expiration of all or a portion of the loss carryovers before utilization.

A deferred tax asset has been established relating to the operating and capital loss carryforwards and the timing differences between the Company's tax and financial reporting basis. A valuation allowance equal to the entire amount of the deferred tax asset has been established due to the uncertainty of the future utilization of the operating and capital loss carryforwards.

Following are the components of the Company's deferred tax liability balances:

                                                           March 31,            March 31,
                                                             2000                 1999
                                                               $                    $
-----------------------------------------------------------------------------------------

Homebase acquisition [note 1]                              (5,656,895)                 --
Future tax benefit of Canadian loss carryforwards           3,082,986             559,887
Canadian book depreciation in excess of
   tax depreciation                                            63,092            (559,887)
Canadian valuation allowance                               (3,146,078)                  --
Future tax benefit of United States
   net operating loss carryforwards                         1,354,000             386,000
Future tax benefit of United States
   capital loss carryforwards                               2,257,000           2,029,000
Other United States amounts                                 1,711,000               2,000
United States valuation allowance                          (5,322,000)         (2,417,000)
-----------------------------------------------------------------------------------------
                                                           (5,656,895)                 --
=========================================================================================

The deferred income tax recovery recorded on the consolidated statements of operations and comprehensive loss for the year ended March 31, 2000 is in respect of the decrease in the difference between the accounting and tax basis of the completed technology, trademarks and workforce-in-place created upon the acquisition of Homebase [note 1] from the May 13, 1999 acquisition date to March 31, 2000.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000


14. CONTINGENCIES

Fair value of financial instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies.

The fair values of financial instruments classified as current assets or liabilities including cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities as of March 31, 2000 approximate their carrying values due to the short-term maturity of the instruments. The fair values of the convertible debentures as of March 31, 2000 approximate its carrying value.

Concentration of credit risk

The Company invests its cash and cash equivalents primarily with a major Canadian chartered bank. Certain deposits, at times, are in excess of limits insured by the Canadian government. The Company believes the financial institutions holding the Company's deposits are financially sound. Accordingly, minimal credit risk exists.

Note receivable from Cherokee Mining Company Inc.

Pursuant to an agreement dated November 23, 1998, as amended April 20, 1999, and effective December 18, 1998, InfoCast [the acquired entity] sold its equity interest in its two subsidiaries, Gold King Mines Corporation ["Gold King"] and Madison Mining Corporation ["Madison Mining"] to Cherokee Mining Company Inc. ["Cherokee"], a company controlled by a former director of InfoCast, for [i] a non-interest bearing note of $600,000 due November 25, 1999 and [ii] the entitlement to 80% of the net proceeds received by Madison Mining and Gold King in excess of $681,175 from the sale of their mining properties and assets.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000




InfoCast did not record a value on the $600,000 note receivable because of the uncertainty of whether the management of Cherokee, Gold King and Madison Mining would be able to sell the capital assets of Gold King and Madison Mining for sufficient proceeds to enable the note to be repaid to InfoCast. As a result, VPS did not reflect the note in the purchase equation upon the acquisition of InfoCast in January 1999.

Pursuant to a Termination Agreement executed during the year ended March 31, 2000, [i] the agreement dated November 23, 1998 was terminated, [ii] the non-interest bearing note of $600,000 due November 25, 1999 was cancelled, [iii] Cherokee entered into a purchase and sale agreement with another company pursuant to which Cherokee will sell the equity interest in Gold King and Madison Mining to the other company in consideration for, amongst other things, a promissory note for the principal sum of $250,000 plus interest at a rate per annum equal to the prime rate, due on July 29, 2004, [iv] Cherokee assigned to InfoCast the $250,000 promissory note from the other company and [v] Cherokee agreed to pay InfoCast $22,670. InfoCast received payment of the $22,670 in December 1999 and credited this amount to income. InfoCast did not record a value on the $250,000 promissory note receivable because of the uncertainty of collection. In the event the promissory note is repaid, the amount will be credited to income.

15. settlement with Applied Courseware Technology (A.C.T.) Inc.

Pursuant to a Letter of Intent dated February 10, 1999, as amended, between the Company and Applied Courseware Technology (A.C.T.) Inc. ["ACT"], the Company intended to purchase a 100% interest in ACT.

In September 1999 the Company made the decision not to proceed with the acquisition of ACT, which ACT contested. On January 7, 2000, the Company reached a final settlement with the shareholders of ACT whereby the Company paid $68,800 [Cdn.$100,000] in consideration for certain capital assets and the reimbursement of expenses incurred by ACT relating to the purchase agreement, which amount is included in the accounts as of March 31, 2000. In addition, the Company forgave a note for $95,242 [Cdn.$140,000], including interest of $3,443 and as a result wrote the amount receivable down to nil. The Company also issued 200,000 shares of common stock of the Company to two shareholders of ACT and recorded an expense in the accounts at the fair value of the common shares issued at the date of the settlement.

During the year ended March 31, 2000, the Company made cash advances to ACT totalling $559,873 [Cdn.$823,629] to fund certain development expenditures incurred by ACT on behalf of the Company. These advances, in addition to $47,390 [Cdn.$70,000] that was outstanding as of March 31, 1999, have been charged to research and development expenses during the year ended March 31, 2000.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   [U.S. dollars except where otherwise noted]

March 31, 2000




16. SUBSEQUENT EVENTS

Investor relations agreement

Pursuant to a letter agreement dated April 7, 2000, the Company will pay $9,000 per month plus expenses, and issued warrants to purchase 200,000 common shares [at an exercise price of $6.50 and expiring in 5 years] to a financial advisor in consideration for general corporate financial advisory and investor and media relations consulting services over the one year term of the agreement. In addition, the financial advisor will be entitled to a commission on certain corporate financing transactions in which the financial advisor is involved.

Merger with i360, Inc.

On February 17, 2000, the Company entered into a letter of agreement with i360, Inc. ["i360"] and the shareholders of i360, whereby the parties agreed for the Company and i360 to merge. On May 3, 2000, the Company and i360 executed a definitive Agreement and Plan of Merger providing for the acquisition by the Company of all of the outstanding shares of common stock of i360. The Agreement and Plan of Merger amended the terms agreed to in the letter of agreement and provides for a statutory merger of i360 into InfoCast, pursuant to which the holders of i360's issued and outstanding common stock will be entitled to receive 0.30 shares of InfoCast common stock per share of i360 common stock, which will result in an aggregate of 7,584,000 shares of InfoCast common stock being issued. In addition, all outstanding warrants and stock options to purchase shares of i360 common stock will convert into merger warrants and stock options to purchase shares of the Company's common stock at a 1:0.3 exchange ratio which will result in an aggregate of 4,416,000 merger warrants of the Company with an exercise price of $0.33 per share and 1,030,803 stock options with an exercise price of $4.00 per share being issued. The transaction, which has been approved by the Boards of Directors of InfoCast and i360, is subject to approval by the stockholders of i360 and InfoCast, successful completion of any regulatory approvals and certain other conditions. The merger warrants will vest as follows: 25% on February 21, 2000, 25% on September 21, 2000, 25% on January 21, 2001 and 25% on January 21, 2002. The stock options will vest as follows:
33.3% on May 2, 2001, 33.3% on May 2, 2002 and 33.3% on May 2, 2003.

                         Report of Independent Auditors

Board of Directors
i360 inc.


We have audited the accompanying consolidated balance sheet of i360 inc. as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period from July 14, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of i360 inc. as of December 31, 1999 and the results of its operations and its cash flows for the period from July 14, 1999 (inception) through December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that i360 inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred an operating loss and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to obtaining financial resources they believe are necessary to move toward profitable operations are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                                   /s/ ERNST & YOUNG LLP
                                                   ERNST & YOUNG LLP

Tucson, Arizona
February 16, 2000
                                    i360 inc.

                           Consolidated Balance Sheet

                                                                                December 31,                   March 31,
                                                                                     1999                         2000
                                                                                -------------------------------------------
                                                                                                               (Unaudited)
Assets
Current assets:
   Cash                                                                         $    103,471                  $1,785,795
   Accounts receivable, net of allowance of $95,278 in 2000 and
    $98,769 in 1999                                                                   69,478                      72,721
   Stock subscriptions receivable                                                     25,000                           -
   Prepaid expenses and other                                                        122,272                     300,554
                                                                                -------------------------------------------
Total current assets                                                                 320,221                   2,159,070

Property and equipment:
   Computer hardware                                                                 206,091                     272,175
   Office equipment                                                                  165,635                     166,407
   Software                                                                            5,517                      12,669
                                                                                -------------------------------------------
                                                                                     377,243                     451,251
   Accumulated depreciation                                                           18,170                      49,664
                                                                                -------------------------------------------
                                                                                     359,073                     401,587

   Goodwill, net of amortization of $219,562 in 2000 and $125,464 and 1999
                                                                                   1,756,499                   1,662,401
   Deposits                                                                          300,000                     290,000
   Other assets                                                                       84,375                      76,337
                                                                                -------------------------------------------
                                                                                 $ 2,820,168                 $ 4,589,395
                                                                                ===========================================
Liabilities and stockholders' equity Current liabilities:
   Accounts payable                                                             $    656,360                $    552,677
   Accrued stock repurchase obligation                                               760,600                     250,000
   Accrued expenses                                                                  162,122                     561,985
   Deferred revenue                                                                    4,050                      45,254
                                                                                -------------------------------------------
Total current liabilities                                                          1,583,132                   1,409,916

Accrued building lease expense                                                       144,000                     176,800

Commitments and contingencies

Stockholders' equity:
   Series A Convertible Preferred stock, no par value, authorized
      5,000,000 shares, issued and outstanding 300 shares                                 -                   3,500,000
   Common stock,  $0.0001 par value, authorized 75,000,000
      shares, issued and outstanding 16,280,000 in 2000 and
      19,864,904 shares in 1999                                                        1,987                      1,627
   Paid in capital                                                                 4,579,929                  8,580,289
   Accumulated deficit                                                            (3,488,880)                 (9,079,237)
                                                                                -------------------------------------------
Total stockholders' equity                                                         1,093,036                   3,002,679
                                                                                ===========================================
                                                                                 $ 2,820,168                 $ 4,589,395
                                                                                ===========================================

See accompanying notes.

                                    i360 inc.

                      Consolidated Statement of Operations

                                                                Period from
                                                                July 14, 1999
                                                                 (inception)               Three months
                                                                  through                     ended
                                                                 December 31,               March 31,
                                                                    1999                      2000
                                                        ----------------------------------------------------
                                                                                            (Unaudited)
Revenues:
   Set-top box sales                                         $    119,148               $      73,204
   Subscription services                                            7,175                     217,001
   Other                                                           29,759                      47,145
                                                        ----------------------- ----------------------------
Total revenue                                                     156,082                     337,350

Costs and expenses:
   Cost of revenue                                                229,884                     588,597
   Sales and marketing                                            572,288                     306,424
   General and administrative                                   2,017,132                   1,142,684
   Product development                                            699,636                     296,151
   Amortization of goodwill                                       125,464                      94,098
                                                        ----------------------- ----------------------------
Total costs and expenses                                        3,644,404                   2,427,954
                                                        ----------------------- ----------------------------

Operating loss                                                 (3,488,322)                 (2,090,604)

Other income (expense), net                                          (558)                        247
                                                        ----------------------- ----------------------------
Loss before income taxes                                       (3,488,880)                 (2,090,357)
Provision for income taxes                                              -                           -
                                                        ----------------------- ----------------------------
Net loss before beneficial conversion                          (3,488,880)                 (2,090,357)
Deemed dividend for preferred stock                                     -                  (3,500,000)
                                                        ======================= ============================
Net loss attributable to common shareholders                  $(3,488,880)                $(5,590,357)
                                                        ======================= ============================

Basic and diluted net loss per share                    $        (0.16)             $        (0.33)
                                                        ======================= ============================

Basic and diluted weighted average common shares               21,211,905                  17,189,464
                                                        ======================= ============================


See accompanying notes.

                                    i360 inc.

            Consolidated Statement of Changes in Stockholders' Equity

          Period from July 14, 1999 (inception) through March 31, 2000

                                                                       Series A Convertible
                                                                           Preferred Stock                   Common Stock
                                                                --------------------------------------------------------------------
                                                                   Shares              Dollars         Shares             Dollars
                                                                --------------------------------------------------------------------

Issuance of stock to founders                                              -        $        -       26,560,000          $ 2,656
Sales of stock for cash                                                    -                          3,344,159              335
Issuance of stock - ITS acquisition                                        -                          5,000,000              500
Return of shares:                                                          -
    ITS acquisition                                                        -                         (2,539,255)            (254)
    Other shareholders                                                     -                         (9,200,000)            (920)
Repurchase and cancellation of stock                                       -                         (3,300,000)            (330)
Net loss for the period                                                    -                                  -                -
                                                                --------------------------------------------------------------------
Balance at December 31, 1999                                               -                         19,864,904            1,987
Sales of common stock for cash (unaudited)                                 -                 -          285,714               28
Sale of convertible preferred stock for cash (unaudited)
                                                                         300         3,500,000              -                -
Deemed dividend on convertible preferred stock (unaudited)
                                                                           -                 -                -                -
Return of shares from shareholders (unaudited)                             -                 -       (3,966,618)            (397)
Shares issued under fair value provision (unaudited)
                                                                           -                 -           96,000                9
Net loss for period (unaudited)                                            -                 -                -                -
                                                                ====================================================================
Balance at March 31, 2000 (unaudited)                                    300        $3,500,000       16,280,000          $ 1,627
                                                                ====================================================================

                                                                        Paid In                        Accumulated
                                                                 ----------------------- ------------------------- -----------------
                                                                        Capital                  Deficit                   Total
                                                                 ----------------------- ------------------------- -----------------

Issuance of stock to founders                                       $      84,550         $               -           $      87,206
Sales of stock for cash                                                 3,614,470                         -               3,614,805
Issuance of stock - ITS acquisition                                     3,332,850                         -               3,333,350
Return of shares:
    ITS acquisition                                                    (1,692,591)                        -              (1,692,845)
    Other shareholders                                                        920                         -                       -
Repurchase and cancellation of stock                                     (760,270)                        -                (760,600)
Net loss for the period                                                         -                (3,488,880)             (3,488,880)
                                                                 ----------------------- ------------------------- -----------------
Balance at December 31, 1999                                            4,579,929                (3,488,880)              1,093,036
Sales of common stock for cash (unaudited)                                499,972                         -                 500,000
Sale of convertible preferred stock for cash (unaudited)
                                                                                -                         -               3,500,000
Deemed dividend on convertible preferred stock (unaudited)
                                                                        3,500,000                (3,500,000)                      -
Return of shares from shareholders (unaudited)                                397                         -                       -
Shares issued under fair value provision (unaudited)
                                                                               (9)                        -                       -
Net loss for period (unaudited)                                                 -                (2,090,357)             (2,090,357)
                                                                 ======================= ========================= =================
Balance at March 31, 2000 (unaudited)                                  $8,580,289               $(9,079,237)             $3,002,679
                                                                 ======================= ========================= =================

See accompanying notes.

                                    i360 inc.

                      Consolidated Statement of Cash Flows

                                                                                    Period from
                                                                                    July 14, 1999
                                                                                    (inception)                Three months
                                                                                     through                      ended
                                                                                   December 31,                 March 31,
                                                                                      1999                         2000
                                                                                ------------------------    ------------------------
                                                                                                               (Unaudited)
Operating activities
Net loss                                                                        $  (3,488,880)                $(2,090,357)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
   Depreciation and amortization                                                      149,841                     125,929
   Loss on sale of assets                                                              77,925                       2,389
   Changes in operating assets and liabilities:
      Accounts receivable                                                             (38,944)                     (3,243)
      Prepaid expenses and other                                                     (112,728)                   (170,244)
      Accounts payable                                                                388,682                    (103,683)
      Accrued expenses                                                                312,576                     432,663
      Deposits                                                                       (300,000)                     10,000
      Deferred revenue                                                                  4,050                      41,204
                                                                                -------------------    -------------------------
Net cash used in operating activities                                              (3,007,478)                 (1,755,342)

Investing activities
Purchases of property and equipment                                                  (439,189)                    (76,734)
Proceeds from sale of property and equipment                                           89,321                           -
                                                                                -------------------    -------------------------
Net cash used in investing activities                                                (349,868)                    (76,734)

Financing activities
Proceeds from issuance of stock                                                     3,614,805                   4,000,000
Repayment of ITS shareholder loans                                                   (153,988)                          -
Payments of stock repurchase obligation                                                     -                    (510,600)
Stock subscription payment                                                                  -                      25,000
                                                                                -------------------    -------------------------
Net cash provided by financing activities                                           3,460,817                   3,514,400
                                                                                -------------------    -------------------------

Increase in cash                                                                      103,471                   1,682,324
Cash, beginning of period                                                                   -                     103,471
                                                                                ===================    =========================
Cash, end of period                                                             $     103,471                  $1,785,795
                                                                                ===================    =========================

Noncash activities
Common stock issued for assets                                                  $      87,206                  $        -
                                                                                ===================    =========================

See accompanying notes.

                                    i360 inc.

                   Notes to Consolidated Financial Statements

         Period from July 14, 1999 (inception) through December 31, 1999
    (The information for the three months ended March 31, 2000 is unaudited.)


1. Accounting Policies

Organization

i360 inc. (the Company) is an internet solutions company. The Company was founded on July 14, 1999.

Interim Financial Information

The consolidated financial statements for the three months ended March 31, 2000 are unaudited but include all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of financial position and results of operations. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for any future period.

Basis of Presentation

The accompanying consolidated financial statements have been prepared assuming the Company is a going concern. As disclosed in the financial statements, the Company has incurred a net loss through December 31, 1999 of approximately $3.5 million and has a working capital deficiency. Management's plan with respect to this matter is to raise sufficient additional financial resources to enable the Company to increase the volume of its customers to a level that will generate net income and positive operating cash flows. In this regard, management has negotiated an agreement to be acquired by Infocast Corporation (Infocast) (see
Note 7). Management believes that if the transaction is completed Infocast will have the financial resources necessary to enable it to meet its financial obligations. Should the transaction not occur, the Company intends to seek alternative investments to generate operating capital. However, the Company is not currently in discussions with potential financial resources other than Infocast. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Concentration of Credit Risk

Sales to two customers accounted for a total of 33% of the Company's revenue in the period from July 14, 1999 (inception) through December 31, 1999, and 72% for the three months ended March 31, 2000. One of these customers is owned by a shareholder in the Company.

                                    i360 inc.

    (The information for the three months ended March 31, 2000 is unaudited.)



1. Accounting Policies (continued)

Fair Value of Financial Instruments

The Company's accounts receivable and accounts payable represent financial instruments as defined by Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures About Fair Value of Financial Instruments. The carrying value of these financial instruments is a reasonable approximation of fair value, due to their current maturities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Innovative Technology Solutions, Inc. (ITS). All significant intercompany accounts and transactions are eliminated.

Stock Subscription Receivable

The Company records stock subscriptions receivable as current assets to the extent they are paid in a short time frame after year-end.

Property and Equipment

Property and equipment are stated at cost, except for items acquired from ITS which were recorded at their fair value on the acquisition date. Depreciation is computed by the straight-line method over the estimated useful lives ranging from three to five years.

Goodwill

Goodwill incurred in connection with the ITS acquisition is amortized on a straight-line basis over the estimated useful life of 5 years.

Revenue Recognition

Revenue from the sale of set-top boxes is recognized when the items are shipped. Subscription services are recognized when the service is provided.

                                    i360 inc.

    (The information for the three months ended March 31, 2000 is unaudited.)


1. Accounting Policies (continued)

Income Taxes

Income taxes are determined utilizing the liability method. This method gives consideration to the future tax consequences associated with temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Loss Per Share Computation

Loss per share is computed in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed using the weighted average number of common shares. Diluted loss per share is computed using the weighted average number of common share equivalents outstanding during the period. Dilutive common share equivalents consist of stock options and warrants using the treasury method and dilutive convertible securities using the if-converted method, if the effect would be dilutive. Given the net loss of the Company, there are no dilutive shares.

2. Income Taxes

Significant components of Company's deferred tax assets at December 31, 1999 are as follows:

             Net operating losses              $ 1,235,000
             Other                                 165,000
             Valuation allowance                (1,400,000)
                                               ------------
                                               $         -
                                               ============


At December 31, 1999, the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $2.9 million. These federal and state carryforwards will begin to expire in 2020 and 2005, respectively, if not previously utilized. No income taxes were paid in the period ended December 31, 1999.

3. Commitments and Contingencies

Litigation: The Company is involved from time to time in various litigation matters. Management believes that the resolution of such matters will not have a material adverse impact on the Company's financial position, results of operations or cash flows.

                                    i360 inc.

    (The information for the three months ended March 31, 2000 is unaudited.)


3. Commitments and Contingencies (continued)

Operating Leases: The Company leases various equipment and office space under operating leases. Aggregate future commitments under noncancelable operating leases are as follows at December 31, 1999:

             2000                            $   657,130
             2001                                698,456
             2002                                728,699
             2003                                780,000
             2004                                780,000
                                             -----------
                                             $ 3,644,285
                                             ===========

Rent expense was $204,659 in the period ended December 31, 1999 and was $209,843 for the three month period ended March 31, 2000. The Company is obligated to reimburse the landlord $200,000 for leasehold improvements in twenty equal monthly installments of $10,000 beginning October 1, 2000. The landlord or affiliates thereof received 45,000 common shares in exchange for a commitment to make $84,375 in leasehold improvements in the future. Such amount is included in long-term other assets until such expenditures are made.

Other contractual obligations: ITS is obligated to pay certain per-user activation (one-time) and technical support (monthly) fees to Liberate
Technologies (Liberate) as new internet service customers are obtained. The rights to certain Liberate-owned technology have been licensed by ITS from Liberate under an agreement which expires in July 7, 2001. At December 31, 1999, the Company had prepaid license fees of $71,250, net of amortization of $23,750. Under the arrangement, the original prepayment is reduced by $95 per new subscriber. The Company records amortization at the greater of straight line or the per subscriber amounts.

4. Acquisition of ITS

The Company acquired ITS on September 1, 1999. Total consideration of $1,881,963 paid by the Company consisted of (i) 2,460,745 shares of common stock and (ii) the assumption of a deficiency in net assets of $241,458, and was allocated to goodwill. Included in the deficiency in net assets assumed by the Company was $153,988 in loans payable to certain ITS shareholders, which were paid off by the Company in 1999. The original purchase called for the issuance of 5,000,000 shares of the Company's common stock. Subsequent to the acquisition the parties amended the share issuance agreement
                                    i360 inc.

    (The information for the three months ended March 31, 2000 is unaudited.)


4. Acquisition of ITS  (continued)

and the sellers returned 2,539,255 shares for no consideration. The acquisition has been accounted for as a purchase. The results of ITS are included in the accompanying consolidated financial statements from the date of acquisition.

5. Stock Issuances

One of the Company's founding shareholders and former chief executive officer entered into an agreement with the Company to end his employment status with the Company. Under the terms of the arrangement the former executive agreed to return 9,200,000 of his 11,000,000 shares of common stock issued at the formation of the Company for no consideration.

During 1999, the Company agreed to repurchase and cancel 3,300,000 shares of common stock from its former chief executive officer and another former employee for a total of $760,600 payable in the year 2000.

On February 15, 2000, the Company sold 285,714 shares of common stock to two current shareholders for $500,000 in cash.

On March 8 and March 10, 2000, the Company sold 300 shares of Series A convertible preferred shares to new investors for $3,500,000. The 300 shares are convertible into the greater of 9,000,000 shares of common stock or 22.5% of the outstanding common stock on a fully diluted basis (9,052,258 shares at March 31, 2000) at the discretion of the shareholders at any time. No stated dividends accrue on the convertible preferred shares and the holders are entitled to voting rights based upon the number of common shares into which the preferred shares convert. Given the beneficial conversion feature the Company recorded the $3,500,000 of proceeds as zero for preferred stock and recorded a $3,500,000 deemed preferred stock dividend given that the fair value of the common shares into which the preferred stock converts was in excess of the preferred stock proceeds by an amount in excess of the proceeds as is required by EITF 98-5. Such amount is also reflected as a deemed preferred stock dividend in the statement of operations.

During the three months ended March 31, 2000, the Company received a return of 3,966,618 common shares from founding shareholders. The Company also issued 96,000 common shares to certain investors who initially purchased shares at $2.50 per share and had the right to receive additional shares for no additional consideration given that in February 2000 common shares were sold for cash at $1.75 per share.

                                    i360 inc.

    (The information for the three months ended March 31, 2000 is unaudited.)


6. Year 2000

The Company has experienced no issues to date with respect to the Year 2000 date change.

7. Subsequent Events

Certain shareholders of the Company who as a group maintain a controlling interest in the Company have entered into an agreement with Infocast to vote in favor of a sale of the shares of the Company to Infocast in exchange for Infocast common shares. There is no assurance that such a transaction will occur given that it is subject to certain due diligence matters as well as voting requirements.

The Company had no employee stock option plan in place at December 31, 1999, although commitments to issue stock options to certain employees in the future had been made as of that date. On January 21, 2000, the Company adopted the i360 Stock Incentive Plan (the Plan) under which a total of 14,900,000 shares of common stock were issued. Both incentive and non-qualified stock options may be granted under the Plan and such options generally vest as follows: 25% after one month, 25% after 8 months, 25% after 12 months and 25% after 24 months. All outstanding options shall become fully exercisable upon a change in control.

The Company has elected to follow APB 25 in accounting for its employee stock options. Under APB 25, as long as the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of the grant, no compensation expense is recognized. All of the Company's employee stock option grants have been made at fair value for accounting purposes. At the time of the January 21, 2000 grants the Company was without financial resources and on the verge of discontinuing operations. Accordingly, management believes the $0.10 grant price was not less than fair value.

                                    i360 inc.

    (The information for the three months ended March 31, 2000 is unaudited.)


7. Subsequent Events (continued)

Pro forma information regarding net loss and net loss per share is required by Statement 123, which also requires that the information be determined as if the Company has accounted for all its employee stock options grants under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a minimum value pricing model with the following weighted-average assumptions:

             Expected life of the award          5 years
             Dividend yield                      0 percent
             Risk-free interest rate             5 percent

The impact of such pro forma amounts was not material to the Company.

Option activity under the stock option plan is as follows:

                                                                                Weighted
                                                                                Average
                                                                 Exercise       Exercise
                                                   Shares         Price          Price
                                                 ----------------------------------------

             Outstanding at December 31, 1999             -       $    -        $     -
             Granted                             14,900,000         0.10           0.10
             Exercised                                    -                           -
             Expired or canceled                          -            -              -
                                                 ----------------------- --------------
             Outstanding at March 31, 2000       14,900,000       $ 0.10        $  0.10
                                                 ======================= ==============

The weighted average fair value of options granted in 2000 was $0.02. The weighted average remaining contractual life at March 31, 2000 was approximately ten years.

On May 2, 2000, the Company issued 3,436,010 additional options to purchase common stock at $1.33 per share.

InfoCast Corporation  [formerly Virtual Performance Systems Inc.]
[a development stage company]

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

March 31, 2000



1. BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial information of InfoCast Corporation [formerly Virtual Performance Systems Inc.] [a development stage company] [the "Company"] set forth below gives effect to the acquisitions of Homebase Work Solutions Ltd. ["Homebase"] and i360 Inc. ["i360"] as if the Company had acquired i360 on March 31, 2000 for the purpose of the pro-forma consolidated balance sheet and as if the Company had acquired Homebase and i360 as of April 1, 1999 for purposes of the pro-forma consolidated statement of operations for the year ended March 31, 2000. Homebase was acquired by the Company on May 13, 1999, and the acquisition of i360 is expected to close before August 31, 2000.

The pro forma consolidated financial statements are not necessarily indicative of the results that actually would have occurred had the Company acquired
Homebase and i360 on the dates indicated or which would be obtained in the future.

The unaudited pro-forma consolidated information should be read in conjunction with the audited consolidated financial statements of the Company, the audited financial statements of Homebase and the audited and unaudited financial statements of i360 appearing elsewhere in this proxy statement.

The unaudited pro forma consolidated balance sheet as of March 31, 2000 has been prepared from the audited consolidated balance sheet of the Company as of March 31, 2000 and the unaudited balance sheet of i360 as of March 31, 2000.

The unaudited pro forma statement of operations for the year ended March 31, 2000 has been prepared from the audited consolidated statement of operations of the Company for the year ended March 31, 2000, the unaudited pre-acquisition statement of operations of Homebase for the 43 day period ended May 13, 1999 after translation of the statement of operations from Canadian dollars to United States dollars, and the audited and unaudited statements of operations of i360 for the 171-day period ended December 31, 1999 and the three months ended March 31, 2000, respectively. The unaudited statement of operations of Homebase has been prepared in accordance with Canadian GAAP ["Canadian GAAP"].

The pro forma adjustments do not reflect any operating efficiencies or potential synergies that may be achievable with respect to the combined companies.

The pro-forma adjustments reflecting the acquisition of i360 using the purchase method of accounting are tentative and are based on available financial information and certain estimates and assumptions. The actual adjustments to the Company's consolidated financial statements upon consummation of the acquisition of i360 will depend on a number of factors, including additional financial information at such time, changes in values and changes in i360's operating results between the date of preparation of the unaudited pro forma consolidated information and the consummation of the acquisition. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments. Management of the Company believes that such assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma combined financial statements.

InfoCast Corporation  [formerly Virtual Performance Systems Inc.]
[a development stage company]

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

March 31, 2000



                      PRO FORMA CONSOLIDATED BALANCE SHEET
                      [Expressed in United States dollars]
                        Prepared without audit or review

As at March 31, 2000

                                               InfoCast                                              Pro forma         Pro forma
                                              Corporation        i360 Inc.           Note           adjustments      consolidated
                                                   $                 $                                   $                 $
------------------------------------------------------------------------------------------------------------------------------------

ASSETS
Current
Cash and cash equivalents                       3,637,931         1,785,795                                  --            5,423,726
Short-term equity investment                    3,900,000                --                                  --            3,900,000
Accounts receivable                               275,283            72,721                                  --              348,004
Prepaid expenses and other                        324,835           300,554                                  --              625,389
------------------------------------------------------------------------------------------------------------------------------------
                                                8,138,049         2,159,070                                  --           10,297,119
Deferred agency fee                               604,583                --                                  --              604,583
Capital assets, net                             3,152,983           401,587                                  --            3,554,570
Distribution and licensing rights               2,975,000                --                                  --            2,975,000
Intellectual property                          14,886,486                --           [c]            60,000,000           74,886,486
Goodwill, net                                   4,812,380         1,662,401           [c]            15,443,017           21,917,798
Deposits                                               --           290,000                                  --              290,000
Other assets                                           --            76,337                                  --               76,337
------------------------------------------------------------------------------------------------------------------------------------
                                               34,569,481         4,589,395                          75,443,017          114,601,893
------------------------------------------------------------------------------------------------------------------------------------

InfoCast Corporation  [formerly Virtual Performance Systems Inc.]
[a development stage company]

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

March 31, 2000




                PRO FORMA CONSOLIDATED BALANCE SHEET - continued
                      [Expressed in United States dollars]
                        Prepared without audit or review

                                               InfoCast                                              Pro forma         Pro forma
                                              Corporation        i360 Inc.           Note           adjustments      consolidated
                                                   $                 $                                   $                 $
------------------------------------------------------------------------------------------------------------------------------------


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued liabilities        1,814,538         1,541,462           [c]                    --          3,356,000
Current portion of obligations
  under capital leases                            479,813                --                                  --           479,813
Due to related parties                             20,392                --                                  --            20,392
Deferred revenue                                       --            45,254                                  --            45,254
------------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                       2,314,743         1,586,716                                  --         3,901,459
------------------------------------------------------------------------------------------------------------------------------------
Convertible debenture                           3,500,000                --                                  --         3,500,000
Obligation under capital lease                    802,836                --                                  --           802,836
Deferred income taxes                           5,656,895                --           [c]            24,000,000        29,656,895
------------------------------------------------------------------------------------------------------------------------------------
Total  liabilities                             12,274,474         1,586,716                          24,000,000        37,861,190
------------------------------------------------------------------------------------------------------------------------------------

Shareholders' equity
Common stock                                       23,071             1,627                                  --                --
                                                       --                --           [c]                 7,584                --
                                                       --                --           [c]                (1,627)           30,655
Preferred stock, Class A                               --         3,500,000           [c]            (3,500,000)               --
Additional paid-in-capital                     57,933,723         8,580,289           [c]            25,894,679                --
                                                       --                --           [c]            29,394,679                --
                                                       --                --           [d]             1,693,911       114,065,746
Deferred compensation                          (1,677,491)               --           [d]            (1,693,911)       (3,371,402)
Warrants                                        1,007,875                --                                  --         1,007,875
Accumulated other comprehensive loss             (237,033)               --                                  --          (237,033)
Accumulated development stage deficit         (34,755,138)       (9,079,237)          [c]             9,079,237       (34,755,138)
------------------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                     22,295,007         3,002,679                          51,443,017        76,740,703
------------------------------------------------------------------------------------------------------------------------------------
                                               34,569,481         4,589,395                          75,443,017       114,601,893
------------------------------------------------------------------------------------------------------------------------------------

InfoCast Corporation  [formerly Virtual Performance Systems Inc.]
[a development stage company]

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

March 31, 2000




                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      [Expressed in United States dollars]
                        Prepared without audit or review

Year ended March 31, 2000

                                               Homebase
                                                 Work            i360 Inc.
                                            Solutions Ltd.       (262-day
                                                (43-day           period
                                             period ended          ended
                             InfoCast           May 13,          March 31,                           Pro forma         Pro forma
                            Corporation          1999)             2000)             Note           adjustment       consolidated
                                 $                 $                 $                                   $                 $
------------------------------------------------------------------------------------------------------------------------------------
REVENUE                         305,754                --           493,432                                  --           799,186

EXPENSES
General, administrative and
   selling                    7,391,128            68,130         4,857,567                                  --        12,316,825
Stock option compensation    13,351,908                --                --           [f]             1,363,439        14,715,347
Research and development      5,186,265                --           995,787                                  --         6,182,052
Interest and loan fees        1,913,482                --                --                                  --         1,913,482
First preferred series A
    interest accretion               --             7,518                --           [a]                (7,518)               --
First preferred series A             --             8,813                --           [a]                (8,813)               --
     share dividend expense
Amortization and depreciation 4,810,581            16,872           219,562           [b]               546,351                --
                                                                                      [e]            15,421,084        21,014,450
------------------------------------------------------------------------------------------------------------------------------------
                             32,653,364           101,333         6,072,916                          17,314,543        56,142,156
------------------------------------------------------------------------------------------------------------------------------------

InfoCast Corporation  [formerly Virtual Performance Systems Inc.]
[a development stage company]

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

March 31, 2000



           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS - continued
                      [Expressed in United States dollars]
                        Prepared without audit or review

Year ended March 31, 2000

                                               Homebase
                                                 Work            i360 Inc.
                                            Solutions Ltd.       (262-day
                                                (43-day           period
                                             period ended          ended
                             InfoCast           May 13,          March 31,                           Pro forma         Pro forma
                            Corporation          1999)             2000)             Note           adjustment       consolidated
                                 $                 $                 $                                   $                 $
------------------------------------------------------------------------------------------------------------------------------------

Loss from operations
  before the
  following                 (32,347,610)         (101,333)      (5,579,484)                         (17,314,543)     (55,342,970)
Interest income                 132,057               473              247                                               132,777
Equity in loss
   of joint venture            (164,736)               --               --                                   --         (164,736)
------------------------------------------------------------------------------------------------------------------------------------
Loss before income taxes    (32,380,289)         (100,860)      (5,579,237)                         (17,314,543)     (55,374,929)
Deferred income taxes        (1,229,105)               --               --            [b]              (159,945)              --
                                     --                --                --           [e]            (4,800,000)      (6,189,050)
------------------------------------------------------------------------------------------------------------------------------------
Loss before beneficial
   conversion               (31,151,184)         (100,860)      (5,579,237)                         (12,354,598)     (49,185,879)
Deemed dividend for
   preferred stock                   --                --        3,500,000            [g]            (3,500,000)              --
------------------------------------------------------------------------------------------------------------------------------------
Net loss for the
   period                   (31,151,184)         (100,860)       (9,079,237)                         (8,854,598)     (49,185,879)
====================================================================================================================================

Weighted average
   number of shares
   outstanding               22,655,810           399,454         7,584,000                                  --       30,639,264
====================================================================================================================================

Basic and diluted
   loss per share                (1.37)            (0.25)             (1.20)                                               (1.81)
====================================================================================================================================

InfoCast Corporation  [formerly Virtual Performance Systems Inc.]
[a development stage company]

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

March 31, 2000



2. PRO FORMA ADJUSTMENTS

The unaudited pro-forma consolidated financial statements give effect to the following pro forma adjustments:

[a] Homebase's first preferred Series A shares were purchased by the Company on May 13, 1999. Accordingly, Homebase's first preferred Series A interest accretion of $7,518 and first preferred Series A share dividend expense of $8,813 each recorded in Homebase's statement of operations for the 43-day period ended May 13, 1999 prepared in accordance with Canadian GAAP have been eliminated because these items would be charged directly to shareholders' equity under accounting principles generally accepted in the United States.

[b] The amortization of the $17,015,000 of completed technology, $853,000 of trademarks, $253,000 of workforce-in-place and $5,846,293 of goodwill created by the purchase of Homebase by the Company over the pre-acquisition 43-day period ended May 13, 1999 on a straight-line basis utilizing amortization periods of five years in respect of the completed technology, trademarks and goodwill and three years in respect of the workforce-in-place. In addition, the amortization of the $6,886,000 deferred income tax liability [created by the purchase of Homebase by the Company in respect of the difference between the tax and accounting basis of the completed technology, trademarks and work-force-in-place] over the periods of the underlying assets.

[c] The acquisition of i360 by the Company. On February 17, 2000, the Company entered into a letter of agreement with i360 and the shareholders of i360 whereby the parties agreed for the Company and i360 to merge. On May 3, 2000, the Company and i360 executed a definitive Agreement and Plan of Merger providing for the acquisition by the Company of all of the outstanding shares of common stock of i360. The Agreement and Plan of Merger amended the terms originally agreed to in the letter of agreement and provides for a statutory merger of i360 into the Company, pursuant to which the holders of i360's issued and outstanding common stock will be entitled to receive 0.30 shares of the Company's common stock per share of i360 common stock which will result in an aggregate of 7,584,000 shares of the Company's common stock being issued. In addition, all outstanding warrants and stock options to purchase shares of i360 common stock will convert into stock options and merger warrants to purchase shares of the Company's common stock at a 1:0.3 exchange ratio which based on i360's options outstanding as of May 3, 2000 will result in an aggregate of 4,416,000 merger warrants of the Company with an exercise price of $0.30 per share and 1,030,803 stock options of the Company with an exercise price of $4.00 per share being issued. The transaction, which has been approved by the Boards of Directors of InfoCast and i360, is subject to approval by the stockholders of i360 and InfoCast, successful completion of any regulatory approvals and certain other conditions.

      The pro forma acquisition has been accounted for by the purchase method whereby the pro-forma purchase price is equal to the sum of [i] the fair value of the 7,584,000 common shares of the Company on the date the revised terms of the acquisition were announced; [ii] the fair value of the 4,416,000 merger warrants of the Company; and [iii] the fair value of the 1,030,803 stock options of the Company; less [iv] the portion of the intrinsic value of the unvested merger warrants and

InfoCast Corporation  [formerly Virtual Performance Systems Inc.]
[a development stage company]

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

March 31, 2000


      stock options of the Company related to the vesting periods remaining after the pro forma May 3, 2000 acquisition date for those merger warrants and stock options granted to individuals that are required to continue providing service to the Company after the acquisition in consideration for the merger warrants and stock options. The fair value of common shares of the Company is assumed to be equal to the average of the closing share price of the Company's common shares from May 2, 2000 to May 5, 2000. The fair value of the merger warrants is $4.33 per merger warrant and the fair value of the stock options are $2.46 per stock option using a Black Scholes valuation model based on a May 3, 2000 assumed grant date, a volatility factor of 0.873, a risk-free interest rate of 5.95% and an expected life of 2 years. As a result, the total pro forma purchase price is $54,445,696 and has been allocated as follows:

                                                                            $
--------------------------------------------------------------------------------

      Cash                                                            1,785,795
      Accounts receivable                                                72,721
      Prepaid expenses and other                                        300,554
      Capital assets                                                    401,587
      Deposits and other assets                                         366,337
      Completed technology                                           60,000,000
      Goodwill                                                       17,105,418
      Accounts payable and accrued liabilities                       (1,541,462)
      Deferred revenue                                                  (45,254)
      Deferred tax liability                                        (24,000,000)
--------------------------------------------------------------------------------
                                                                     54,445,696
================================================================================

      A former investment advisor of the Company has verbally asserted that it is entitled to compensation in the amount of 3% of the aggregate consideration paid by the Company to acquire i360 under an agreement with the Company in the event that the acquisition of i360 is consummated. The Company does not believe that it is obligated to the former investment advisor for any compensation in connection with the acquisition. As of the date of this pro forma financial statement, the Company is not aware of any actions taken by the former investment advisor with respect to this claim other than to advise the Company of its position with respect thereto. The pro forma financial statements do not include any adjustment to reflect the payment of this amount.

InfoCast Corporation  [formerly Virtual Performance Systems Inc.]
[a development stage company]

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

March 31, 2000



[d] The creation of deferred compensation of $1,693,911 as at the pro forma May 3, 2000 acquisition date related to the portion of the intrinsic value of the 438,750 unvested merger warrants and 462,975 unvested stock options, that were granted to individuals that are required to continue providing service to the Company after the acquisition in consideration for the merger warrants and stock options, related to the remaining vesting periods of the merger warrants and stock options. The merger warrants will vest as follows: 25% on February 21, 2000, 25% on September 21, 2000, 25% on January 21, 2001 and 25% on January 21, 2002. The stock options will vest as follows: 33% on May 2, 2001, 33% on May 2, 2002, and 33% on May 2, 2003.

[e] The amortization of the $60,000,000 of completed technology and $17,105,418 of goodwill created by the purchase of i360 by the Company, as described in [c] above, over the year ended March 31, 2000 on a straight-line basis utilizing an amortization period of five years. In addition, the amortization of the $24,000,000 deferred income tax liability [created by the pro forma purchase of i360 by the Company in respect of the difference between the tax and accounting basis of the completed technology] over the period of the underlying asset.

[f] The amortization of the deferred compensation created in [d] above over the year ended March 31, 2000.

[g] Deemed preferred stock dividend recorded by i360. On March 8 and 10, 2000, i360 sold 300 shares of Series A convertible preferred shares for $3,500,000. The 300 shares were convertible into the greater of 9,000,000 shares of common stock or 22.5% of the outstanding stock common stock of i360 on a fully diluted basis at the discretion of the shareholders at any time. No stated dividends accrue on the convertible preferred shares and the holders were entitled to voting rights based upon the number of common shares into which the preferred shares converted. As a result of the beneficial conversion feature and given that the fair value of the common shares into which the preferred stock converts was in excess of the preferred stock proceeds by an amount in excess of the proceeds as is required by EITF 98-5, i360 recorded a $3,500,000 deemed preferred stock dividend. Immediately prior to the merger with the Company, the preferred stock automatically converted into common shares of i360. As the pro-forma consolidated statement of operations for the year ended March 31, 2000 assumes that the Company acquired all of the common shares of i360 at the beginning of the year, the deemed preferred stock dividend has been eliminated.

                                     ANNEX A

                           FAIRNESS OPINION OF MERGER

                          HOULIHAN LOKEY HOWARD & ZUKIN


June 13, 2000

Board of Directors
c/o Mr. Herve Seguin
Chief Financial Officer
InfoCast Corporation
One Richmond Street West
Suite 902
Toronto, Ontario MSH 3W4
CANADA

Dear Mr. Seguin:

We understand that InfoCast Corporation ("InfoCast" or the "Company") has entered into an Agreement and Plan of Merger, dated May 3, 2000, with i360 inc. ("i360"), a privately held corporation headquartered in Tucson Arizona, pursuant to which InfoCast will acquire i360 through a merger of i360 with and into InfoCast. We further understand that upon the consummation of the merger all of the outstanding shares of stock of i360 will be converted into an aggregate of 7,584,000 shares of common stock of InfoCast and all outstanding i360 stock options will be converted into warrants to purchase an aggregate of 4,416,000 shares of InfoCast common stock at an exercise price of $0.30 per share and options to purchase an aggregate of 1,030,803 shares of InfoCast common stock at an exercise price of $4.00 per share. Such merger and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matter set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction and does not constitute a recommendation to the Board of Directors or stockholders of InfoCast as to whether to support or vote in favor of the Transaction. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. reviewed InfoCast's audited financial statements for the two fiscal years ended December 31, 1998 and the three month period ended March 31, 1999, draft audited financial statements for the restated fiscal year ended March 31, 2000, and unaudited financial statements for the fiscal year ended December 31, 1999 and three month period ended March 31, 2000, which InfoCast's management has identified as being the most current financial statements available;
          2. reviewed i360's audited financial statements for the period July 14, 1999 (inception) through December 31, 1999 and unaudited interim financial statements for the three month period ended March 31, 2000, which i360's management has identified as being the most current financial statements available;

          3. reviewed copies of various documents including: executed copy of the Agreement and Plan of Merger by and between InfoCast Corporation and i360 inc., dated May 3, 2000; InfoCast Business Plan, dated 2000; Amended and Restated Articles of Incorporation of i360 inc., dated October 14, 1999; i360 inc. Strategic Business Plan, dated January 2000; i360 inc. Executive Summary, dated January 2000; and i360 inc. Company Summary, dated April 2000;

          4. had independent meetings with certain members of the senior management of the Company and i360 to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, i360, and the combined company;

          5.      visited i360's headquarters in Tucson, Arizona;

          6.      reviewed  the  analyst  report,  including  projections,   for
                  InfoCast, as a combined company with i360, prepared by SmallCaps Online LLC, dated as of May 25, 2000;

          7.      reviewed   projections  prepared  by  i360's  management  with
                  respect to i360 for the three fiscal years ending March 31, 2002;

          8.      reviewed   pro-forma   projections   prepared  by   InfoCast's
                  management with respect to the consolidated company for the two fiscal years ending March 31, 2002

          9. analyzed the historical market prices and trading volume for the Company's publicly traded securities;

          10. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company and i360, and publicly available prices and premiums paid in other transactions that we consider similar to the InfoCast/i360 merger;

          11.     reviewed   various  industry  and  research  reports  for  the
                  respective industries of the Company and i360; and

          12. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that all the financial information, including the financial forecasts and projections, provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of i360, the Company, and the combined company and that there has been no material change in the assets, financial condition, business or prospects of i360, the Company or the combined company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company, i360 or the combined company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties, assets or liabilities of i360 or the Company. You also have informed us, and we have assumed, that the Transaction will be treated as a tax-free reorganization for federal income tax purposes Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter. Houlihan Lokey assumes no obligation to update, revise or reaffirm this Opinion.

The Company and i360, like other companies and any business entities analyzed by Houlihan Lokey or which are otherwise involved in any manner in connection with this Opinion, could be materially affected by complications that may occur, or may be anticipated to occur, in computer-related applications as a result of the year change from 1999 to 2000 (the "Y2K Issue"). In accordance with long-standing practice and procedure, Houlihan Lokey's services are not designed to detect the likelihood and extent of the effect of the Y2K Issue, directly or indirectly, on the financial condition and/or operations of a business. Further, Houlihan Lokey has no responsibility with regard to the Company's and i360's efforts to make its systems, or any other systems (including its vendors and service providers), Year 2000 compliant on a timely basis. Accordingly, Houlihan Lokey shall not be responsible for any effect of the Y2K Issue on the matters set forth in this Opinion.

This opinion has been prepared for the use and benefit of the Board of Directors of the Company and many not be used for any other purpose without the written consent of Houlihan Lokey. We are not expressing any opinion as to the actual value of the InfoCast common stock when issued to the stockholders of i360 pursuant to the Transaction, or the prices at which the InfoCast common stock will trade subsequent to the Transaction.

Based upon the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the consideration to be paid by the Company in connection with the Transaction is fair to it from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                                     ANNEX B















                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                              INFOCAST CORPORATION

                                       and

                                    i360 INC.

                                      dated

                                   MAY 3, 2000

                               TABLE OF CONTENTS

ARTICLE I  TRANSACTIONS AND TERMS OF THE MERGER................................1
   Section 1.1 Merger..........................................................1
   Section 1.2 Time and Place of Closing.......................................2
   Section 1.3 Effective Time..................................................2
   Section 1.4 Effects of the Merger...........................................2
   Section 1.5 Certificate of Incorporation....................................2
   Section 1.6  Bylaws.........................................................2
   Section 1.7 Directors and Officers..........................................2
   Section 1.8 Surviving Corporation's Headquarters............................3

ARTICLE II  EXCHANGE OF SHARES.................................................3
   Section 2.1 Effect on Capital Stock.........................................3
   Section 2.2 Fractional Shares...............................................4
   Section 2.3 Rights of Former Shareholders of i360...........................4
   Section 2.4 Exchange Procedures.............................................5
   Section 2.5 No Liability....................................................6
   Section 2.6 Lost Certificates...............................................6
   Section 2.7 Dissenting Shares...............................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF i360............................7
   Section 3.1 Corporate Organization; Requisite Authority to
               Conduct Business; Articles of Incorporation and Bylaws..........7
   Section 3.2 Capitalization and Shareholdings................................7
   Section 3.3 Subsidiaries, etc...............................................7
   Section 3.4 Authority Relative to and Validity of Agreement.................8
   Section 3.5 Required Filings and Consents; No Conflict......................8
   Section 3.6 Financial Statements............................................8
   Section 3.7 No Undisclosed Liabilities......................................9
   Section 3.8 Absence of Certain Changes and Events...........................9
   Section 3.9 Taxes and Tax Returns...........................................9
   Section 3.10 Employee Benefit Plans........................................10
   Section 3.11 Title to Property.............................................10
   Section 3.12 Trademarks, Patents and Copyrights............................11
   Section 3.13 Legal Proceedings, Claims, Investigations, etc................11
   Section 3.14 Insurance.....................................................12
   Section 3.15 Material Contracts............................................12
   Section 3.16 Certain Transactions..........................................13
   Section 3.17 Broker........................................................13
   Section 3.18 Environmental Matters.........................................13
   Section 3.19 Illegal Payments..............................................13
   Section 3.20 Compliance with Law...........................................14
   Section 3.21 Receivables...................................................14
   Section 3.22 Labor.........................................................14
   Section 3.23 Banks; Safe Deposit Boxes.....................................14
   Section 3.24 Books of Account; Records.....................................15
   Section 3.25 Reorganization and Regulatory Matters.........................15
   Section 3.26 Employment Agreements.........................................15
   Section 3.27 Stock Option Agreements.......................................15

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF INFOCAST........................15
   Section 4.1 Corporate Organization; Requisite Authority to Conduct Business15
   Section 4.2 Capitalization.................................................15
   Section 4.3 Subsidiaries, etc..............................................16
   Section 4.4 Authority Relative to and Validity of Agreement................16
   Section 4.5 Required Filings and Consents; No Conflict.....................16
   Section 4.6 SEC Reports and Financial Statements...........................17
   Section 4.7 No Undisclosed Liabilities.....................................17
   Section 4.8 Absence of Certain Changes and Events..........................18
   Section 4.9 Taxes and Tax Returns..........................................18
   Section 4.10 Employee Benefit Plans........................................18
   Section 4.11 Title to Property.............................................19
   Section 4.12 Trademarks, Patents and Copyrights............................19
   Section 4.13 Legal Proceedings, Claims, Investigations, etc................20
   Section 4.14 Insurance.....................................................20
   Section 4.15 Material Contracts............................................20
   Section 4.16 Certain Transactions..........................................21
   Section 4.17 Broker........................................................21
   Section 4.18 Environmental Matters.........................................21
   Section 4.19 Illegal Payments..............................................22
   Section 4.20 Compliance with Law...........................................22
   Section 4.21 Receivables...................................................22
   Section 4.22 Labor.........................................................23
   Section 4.23 Books of Account; Records.....................................23
   Section 4.24 Reorganization and Regulatory Matters.........................23

ARTICLE V  COVENANTS OF i360..................................................23
   Section 5.1 Covenants of i360 Regarding Conduct of Business
               Operations Pending the Closing.................................23
   Section 5.2 No Other Negotiations..........................................25

ARTICLE VI  COVENANTS OF INFOCAST.............................................25
   Section 6.1 Conversion of i360 Stock Options...............................25
   Section 6.2 i360 Employee Benefit Plans....................................26
   Section 6.3 Certain Employee Matters.......................................26
   Section 6.4 Indemnification, Exculpation and Insurance.....................27
   Section 6.5. Listing on a National Securities Exchange.....................27
   Section 6.6 2000 Operational Budget of i360................................27

ARTICLE VII  ADDITIONAL COVENANTS.............................................28
   Section 7.1 Covenants of All Parties.......................................28
   Section 7.2 Best Efforts...................................................28
   Section 7.3 Compliance.....................................................28
   Section 7.4 Notice.........................................................28
   Section 7.5 Access.........................................................28
   Section 7.6 Confidentiality................................................28
   Section 7.7 Announcements..................................................29
   Section 7.8 Covenants of Certain i360 Shareholders.........................29
ARTICLE VIII  CONDITIONS PRECEDENT TO OBLIGATIONS OF i360.....................29
   Section 8.1 Representations and Warranties True............................29
   Section 8.2 Performance of Covenants.......................................29
   Section 8.3 Shareholder Approval...........................................29
   Section 8.4 No Proceedings.................................................29
   Section 8.5 Consents and Approvals.........................................30
   Section 8.6  Opinion of InfoCast Counsel...................................30
   Section 8.7 Material Changes...............................................30

   Section 8.8 Registration Rights Agreement..................................30
   Section 8.9 Employee Stock Options After Merger............................31
   Section 8.10 Escrow Agreement..............................................31
   Section 8.11 Shareholder Designee Agreement................................31

ARTICLE IX  CONDITIONS PRECEDENT TO OBLIGATIONS OF INFOCAST...................31
   Section 9.1 Representation and Warranties True.............................31
   Section 9.2 Performance of Covenants.......................................31
   Section 9.3 Shareholder Approval...........................................31
   Section 9.4 No Proceedings.................................................31
   Section 9.5 Consents and Approvals.........................................31
   Section 9.6 Opinion of i360's Counsel......................................32
   Section 9.7 Material Changes...............................................32
   Section 9.8 Financial Statements...........................................32
   Section 9.9 Registration Rights Agreement..................................32
   Section 9.10 Dissenting Shares.............................................33
   Section 9.11 Delivery of Questionnaires and Representation Letters.........33
   Section 9.12 Accredited Investors..........................................33
   Section 9.13 Escrow Agreement..............................................33
   Section 9.14 Shareholder Designee Agreement................................33
ARTICLE X  INDEMNIFICATION....................................................33
   Section 10.1 Survival of Representations, Warranties,
                Covenants and Agreements......................................33
   Section 10.2 Indemnification by i360.......................................33
   Section 10.3 Indemnification by InfoCast...................................33
   Section 10.4 Procedures for Indemnification................................33
   Section 10.5 Limitations on Indemnification by i360........................34
   Section 10.6 Mitigation of Losses..........................................35
   Section 10.7 Exclusivity...................................................35
   Section 10.8 Cooperation in Defense........................................35
   Section 10.9 Escrow Account................................................35

ARTICLE XI  CLOSING DOCUMENTS.................................................36
   Section 11.1 Documents to be Delivered by the Parties......................36
   Section 11.2 Documents to be Delivered by InfoCast.........................36
   Section 11.3 Documents to be Delivered by i360.............................36

ARTICLE XII  TERMINATION, AMENDMENT AND WAIVER................................37
   Section 12.1 Termination...................................................37
   Section 12.2 Effect of Termination.........................................37

ARTICLE XIII MISCELLANEOUS....................................................38
   Section 13.1 Expenses......................................................38
   Section 13.2 Notices.......................................................38
   Section 13.3 Entire Agreement; Amendments..................................39
   Section 13.4 Binding Effect, Benefits, Assignments.........................39
   Section 13 5 Applicable Law................................................39
   Section 13.6 Arbitration...................................................39
   Section 13.7 Headings......................................................39
   Section 13.8 Counterparts..................................................39
   Section 13.9 Costs and Fees of Dispute.....................................39
   Section 13.10 Definition of Material Adverse Effect........................40

SCHEDULES

Schedule 3.2          Capitalization and Shareholdings
Schedule 3.3          Subsidiaries
Schedule 3.8          Absence of Certain Changes and Events
Schedule 3.10         Employee Benefit Plans
Schedule 3.11         Owned and Leased Property
Schedule 3.12         Trademarks, Patents and Copyrights
Schedule 3.13         Legal Proceedings, Claims and Investigations, Etc.
Schedule 3.14         Insurance
Schedule 3.15         Material Contracts
Schedule 3.16         Certain Transactions
Schedule 3.17         Broker
Schedule 3.23         Banks; Safe Deposit Boxes
Schedule 3.26         Employment Agreements
Schedule 3.27         Stock Option Agreements
Schedule 4.3          Subsidiaries
Schedule 4.7          No Undisclosed Liabilities of InfoCast
Schedule 4.8          Absence of Certain Changes and Events
Schedule 4.9          Taxes and Tax Returns
Schedule 4.10         Employee Benefit Plans
Schedule 4.11         Owned and Leased Property
Schedule 4.14         Insurance
Schedule 4.15         Material Contracts
Schedule 4.17         Broker

EXHIBITS

Exhibit A             Escrow Agreement
Exhibit B             Shareholders Voting Agreement
Exhibit C             Registration Rights Agreement
Exhibit D             Investor Questionnaire
Exhibit E             Articles of  Merger
Exhibit F             Shareholder Designee Agreement
Exhibit G             i360 Year 2000 Operational Budget

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated May 3, 2000, by and among i360 Inc., a Utah corporation ("i360") and InfoCast Corporation, a Nevada corporation ("InfoCast").

                              W I T N E S S E T H:

                                    PREAMBLE

         A. The respective Boards of Directors of i360 and InfoCast have approved the merger of i360 with and into InfoCast (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, no par value per share, of i360 ("i360 Common Stock") will be converted into the right to receive the Merger Consideration (as defined in Section 2.1).

         B. The respective Boards of Directors of InfoCast and i360 have each determined that the Merger and the other transactions contemplated by this Agreement are consistent with, and in furtherance of, their respective business strategies and goals.

         C.   InfoCast  and  i360  desire  to  make   certain   representations,
warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         D. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW,  THEREFORE,  in  consideration  of the  premises  and the
representations,   warranties,   and  mutual  covenants  and  agreements  herein
contained, the parties hereby agree as follows:

                                    ARTICLE I

                      TRANSACTIONS AND TERMS OF THE MERGER

Section 1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, i360 shall be merged with and into InfoCast (the "Merger"), in accordance with the provisions of Section 92A.190 of the General Corporation Law of the State of Nevada (the "Nevada Act") and Section 16-10a-1107 of the Utah Business Corporation Act (the "UBCA"). InfoCast shall be the surviving corporation of the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of i360 in accordance with Section 92A.250 of the Nevada Act.

Section 1.2 Time and Place of Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Articles VIII and IX) shall be no later than the second business day after satisfaction of the conditions set forth in Sections 8.4 and 9.4, unless another time or date is agreed to by the parties. The Closing shall be held at the office of InfoCast's counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York or at such other place as InfoCast and i360 shall mutually agree.

Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file articles of merger or other appropriate documents (the "Articles of Merger"), executed in accordance with the relevant provisions of the Nevada Act and the UBCA, and shall make all other filings or recordings required under the Nevada Act and the UBCA. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger shall become effective with the Secretaries of State of the States of Nevada and Utah (the "Effective Time").

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the Nevada Act.

Section 1.5 Certificate of Incorporation. The certificate of incorporation of InfoCast, as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

Section 1.6 Bylaws. The Bylaws of InfoCast as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

Section 1.7 Directors and Officers.

                  (a) Directors. At the Effective Time, the Board of Directors of InfoCast shall appoint William G. Cochrane ("Cochrane") and S. Drexel Ridley ("Ridley") to the Board of Directors of InfoCast, to serve until the next annual meeting of the shareholders of InfoCast or until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if either Cochrane or Ridley shall be unable to serve as a director at the Effective Time, i360 shall designate another individual to serve in such individual's place. At the first annual meeting of shareholders of InfoCast following the Effective Time, the former directors of i360 immediately prior to the Effective Time shall nominate for election to the Board of Directors of InfoCast nominees equaling one-third (1/3) of the non-independent members of the Board of Directors of InfoCast and InfoCast shall recommend that the shareholders of InfoCast elect such nominees to the Board of Directors of InfoCast. Notwithstanding the provisions of this
Section 1.7(a), the parties agree that the Board of Directors of InfoCast shall consist of such number of independent directors as is necessary or desirable to comply with any listing rule of a national exchange or Nasdaq in connection with the listing of the InfoCast Common Stock on such national exchange or Nasdaq.

The committees of the Board of Directors of the Surviving Corporation will be elected by the Board of Directors in accordance with the Bylaws, provided that, if not prohibited by the Securities and Exchange Commission and any listing rule of any national exchange or Nasdaq as they may apply to InfoCast at that time, at least one member of the Board of Directors representing the former i360 shareholders shall be appointed to the Nominating Committee and the Compensation Committee, which obligation terminates simultaneously with the second annual meeting of shareholders of InfoCast following the Effective Time.

                  (b) Officers. Cochrane shall serve as a Senior Vice President of InfoCast and President of its i360 division until the earlier of his resignation or removal. If Cochrane ceases to be a full-time employee of i360 prior to the Effective Time, the parties will agree upon another person to serve in his place.

Section 1.8 Surviving Corporation's Headquarters. The Surviving Corporation intends to maintain an office in Tucson, Arizona for the continued operation of the business of i360 after the Merger until at least September 30, 2001 and, thereafter, shall provide the employees in the Tucson office six (6) months prior written notice of any relocation of the Tucson office outside of Tucson or closing of the Tucson office by InfoCast.

                                   ARTICLE II

                               EXCHANGE OF SHARES

Section 2.1 Effect on Capital Stock. Subject to the provisions of this Article II, at the Effective Time, by virtue of the Merger and without any action on the part of i360 or the holder of any shares of i360 Common Stock or on the part of any holder of any shares of the issued and outstanding common stock of InfoCast, $0.001 par value per share (the "InfoCast Common Stock"):

                  (a) Shares Held in Treasury. Each of the shares of common stock of i360 held by i360 as treasury stock shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  (b) Conversion of i360 Common Stock. Subject to Section 2.2 hereof and other than shares to be canceled in accordance with Section 2.1(a) above, each share of i360 Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into the right to receive 0.30 of a fully paid and nonassessable share of InfoCast Common Stock (the "Merger Consideration"). As of the Effective Time, all such shares of i360 Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of i360 Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of InfoCast Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest. Each shareholder of i360 shall be required to represent and warrant as a condition of receiving shares of InfoCast Common Stock that he or she is acquiring such shares solely for his or her own account for investment purposes and not with a view to distribution or resale; he or she understands that upon issuance hereunder none of the InfoCast Common Stock will be registered under the Securities Act of 1933 (the "Securities Act") and such shares may not be transferred, assigned or negotiated except pursuant to an applicable exemption under the Securities Act; that stop transfer instructions will be issued against all such shares and that the certificates evidencing the InfoCast Common Stock shall bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM."

Section 2.2 Fractional Shares. Anything set forth in this Agreement to the contrary notwithstanding, each holder of shares of i360 Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of InfoCast Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of i360 Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of InfoCast Common Stock as reported on the OTCBB (as reported in the Wall Street Journal, or, if not reported therein, any other authoritative source) on the Closing Date. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of i360 Common Stock with respect to any fractional share interest, the Exchange Agent will make available such amounts to such holders of i360 Common Stock subject to and in accordance with the terms of Section 2.4
(b). No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

Section 2.3 Rights of Former Shareholders of i360. At the Effective Time, the stock transfer book of i360 shall be closed as to holders of i360 Common Stock immediately prior to the Effective Time and no transfer of i360 Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange pursuant to Section 2.4(b) hereof, each certificate theretofore representing shares of i360 Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration and other cash, if any, which the holder thereof has the right to receive upon in respect of such certificate pursuant to the provisions of this Article II, subject, however, to i360's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by i360 in respect of such shares of i360 Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by InfoCast on the shares of InfoCast Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of i360 Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of shares of i360 Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of i360 Common Stock issued and outstanding at the Effective Time unless such certificate is surrendered pursuant to Section 2.4(b) hereof.

Section 2.4 Exchange Procedures.

                  (a) Exchange Agent. As of the Effective Time, InfoCast shall enter into an agreement with such bank or trust company as may be designated by InfoCast and i360 (the "Exchange Agent"), which shall provide that InfoCast shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of i360 Common Stock and for exchange in accordance with this Article II, through the Exchange Agent, the Merger Consideration, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payable in lieu of any fractional shares of InfoCast Common Stock issuable pursuant to Section 2.2 in exchange for issued and outstanding shares of i360 Common Stock.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of i360 Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as InfoCast and i360 may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of InfoCast Common Stock and cash which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled, less the amount of InfoCast Common Stock subject to the escrow set forth in Section 2.4(c) of this Agreement. In the event of a transfer of ownership of i360 Common Stock which is not registered in the transfer records of i360, a certificate representing the proper number of shares of InfoCast Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of InfoCast Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of InfoCast that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and other cash, if any, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

                  (c) Escrow Shares. On the Closing Date, InfoCast, i360, Cochrane, Ridley, LeRoy Hucke and an escrow agent reasonably acceptable to the parties ("Escrow Agent") shall each execute and deliver the escrow agreement in a form substantially as set forth on Exhibit A (the "Escrow Agreement"). As soon as practicable after the Effective Date, InfoCast shall deliver to the Escrow Agent pursuant to the terms of the Escrow Agreement, either options for the purchase shares or shares of InfoCast Common Stock which in the aggregate total of 750,000 shares of InfoCast Common Stock (the "Escrow Account"). The options or shares held in the Escrow Account shall be held to reimburse InfoCast for any claims it is compelled to pay as a result of the indemnity of former directors of i360 pursuant to Section
6.4 of this  Agreement or to satisfy the claims of InfoCast  pursuant to Section
10.2 of this Agreement for any breach of the representations and warranties of i360 contained in Article III of this Agreement.

Section 2.5 No Liability. None of InfoCast, i360 or the Exchange Agent shall be liable to any person in respect of any shares of InfoCast Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any cash payable to the holder of such Certificate representing i360 Common Stock pursuant to this Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.4), any such Merger Consideration or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

Section 2.6 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of InfoCast Common Stock deliverable in respect thereof, pursuant to this Agreement.

Section 2.7 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of i360 Common Stock outstanding immediately prior to the Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 16-10a-1301 of the UBCA ("Dissenting Shares") shall not be converted into a right to receive Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If after the Effective Time such holder fails to perfect or loses any such right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive Merger Consideration pursuant to Section 2.1(b). i360 shall give prompt written notice to InfoCast of any demands received by i360 for appraisal of shares of i360 Common Stock and InfoCast shall have the right to participate in negotiations and proceedings with respect to such demands. Prior to the Effective Time, i360 shall not, except with the prior written consent of InfoCast, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands. Any Merger Consideration that would otherwise have been allocated to the Dissenting Shares if the holders thereof had not properly perfected their appraisal rights will not be paid under Section 2.1(b).

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF i360

         i360 hereby represents and warrants to InfoCast, as of the date of this Agreement, as follows:

Section 3.1 Corporate Organization; Requisite Authority to Conduct Business; Articles of Incorporation and Bylaws. i360 is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. i360 has provided InfoCast with true and complete copies of its articles of incorporation (certified by the Secretary of State of the State of Utah) and Bylaws (certified by the Secretary of i360) in effect on the date hereof. Prior to the Closing, the minute books of i360 will be made available to InfoCast for inspection, and will contain true and complete records of all meetings and consents in lieu of meeting of i360's Board of Directors and of i360's stockholders since the incorporation of i360, which accurately reflect all transactions referred to in such minutes and consents in lieu of meeting. i360 has all corporate power and authority to own, operate and lease its properties and to carry on its business as the same is now being conducted. i360 is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed except where the failure to be so duly qualified or licensed will not have a material adverse effect on i360's business.

Section 3.2 Capitalization and Shareholdings. The authorized capital stock of i360 consists of (i) 75,000,000 shares of common stock, 16,280,000 of which are issued and outstanding; (ii) 5,000,000 shares of preferred stock, 300 of which are issued and outstanding and convertible into 9,000,000 shares of common stock of i360, (iii) options to purchase an additional 14,720,000 shares of i360 Common Stock at an exercise price of $0.10 per share, and (iv) options to purchase an additional 3,436,010 shares of i360 Common Stock at an exercise price of $1.33 per share. The capital stock of i360 is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and non-assessable and free of preemptive rights. Except as disclosed on Schedule 3.2, there is not outstanding, and i360 is not bound by or subject to, any subscription, option, warrant, call, right, contract, commitment, agreement, understanding or arrangement to issue any additional shares of capital stock of i360, including any right of conversion or exchange under any outstanding security or other instrument, and no shares are reserved for issuance for any purpose.

Section 3.3 Subsidiaries, etc. Except as set forth on Schedule 3.3, i360 does not own (directly or indirectly) any equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.
                                       B-7

Section 3.4 Authority Relative to and Validity of Agreement. i360 has the requisite corporate power and authority to execute and deliver this Agreement and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement by i360 and the performance by i360 of its obligations hereunder has been duly authorized by its Board of Directors and, subject to the approval of the stockholders of i360, no further authorization on the part of i360 is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of i360 to execute and deliver this Agreement and to consummate the transactions contemplated hereunder and no action, waiver or consent by any foreign, federal, state, municipal or other governmental department, commission or agency ("Governmental Authority") is necessary to make this Agreement a valid instrument binding upon i360 in accordance with its terms. This Agreement has been duly executed and delivered by i360 and constitutes, legal, valid and binding obligations of i360 enforceable in accordance with their terms, except (i) as such enforceability may be limited subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

Section 3.5 Required Filings and Consents; No Conflict. i360 is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement by i360. The consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any law, regulation, judgment, order or decree binding upon i360, (b) conflict with or violate any provision of its certificate of incorporation charter or bylaws, or (c) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of i360 pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, loan agreement, mortgage, deed of trust, lease, contract, license, franchise or other agreement or instrument to which i360 is a party or which is or purports to be binding upon i360 or by which any of its properties are bound. The execution, delivery and performance of this Agreement by i360 and the consummation of the transactions contemplated hereby will not result in the loss of any license, franchise, legal privilege or permit possessed by i360 or give a right of termination to any party to any agreement or other instrument to which i360 is a party or by which any of its properties are bound.

Section 3.6 Financial Statements. i360 has heretofore delivered to InfoCast a true and complete copy of its audited balance sheet, income statement and statement of operations covering the period from i360's date of inception through for the fiscal year ended December 31, 1999 and will deliver within seven (7) days following the date of this Agreement the quarterly unaudited balance sheet, statement of operations, and statement of cash flow of i360 for the period ended March 31, 2000 (together with the related notes, such financial statements are referred to in this Agreement as the "Financial Statements"). The Financial Statements have in all material respects been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of i360 as of the date thereof and the results of operations of i360 for the periods indicated.

Section 3.7 No Undisclosed Liabilities. i360 has no debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due in excess of $25,000 in the aggregate, except as (i) shown in the Financial Statements, or (ii) incurred in the ordinary course of business since March 31, 2000.

Section  3.8  Absence  of Certain  Changes  and  Events.  Except as set forth on
Schedule 3.8,  since March 31, 2000,  there has not been,  with respect to i360,
(i) any Material Adverse Effect; (ii) any strike, picketing, work slowdown or labor disturbance; (iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any assets or properties; (iv) any redemption or other acquisition by it of i360 Common Stock or any declaration or payment of any dividend or other distribution in cash, stock or property with respect thereto; (v) except in connection with or as contemplated by this
Agreement, any entry into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business; (vi) any transfer of, or rights granted under, any leases, licenses, agreements, patents, trademarks, trade names, or copyrights other than those transferred or granted in the ordinary course of business and consistent with past practice; (vii) any mortgage, pledge, security interest or imposition of any other encumbrance on any assets or properties except in the ordinary course of business; any payment of any debts, liabilities or obligations
("Liabilities") of any kind other than Liabilities currently due; any cancellation of any debts or claims or forgiveness of amounts owed to i360; or
(viii) any change in accounting principles or methods (except insofar as may have been required by a change in U.S. GAAP). Since March 31, 2000, i360 has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any material change in the conduct of its business or operations. Without limiting the generality of the foregoing, since March 31, 2000, i360 has not made any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any i360 Employee Plan (as defined in Section 3.10) or to any employee, independent contractor or consultant, entered into any new i360 Employee Plan or any new consulting agreement, granted or established any awards under any such i360 Employee Plan or agreement, in any such case providing for payments of more than $25,000 or adopted or otherwise amended any of the foregoing.

Section 3.9 Taxes and Tax Returns.

                  (a) For purposes of this Agreement, (i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, license, payroll and franchise taxes, imposed by any Governmental Authority whether computed on a unitary, combined or any other basis; and such term shall include any interest and penalties or additions to tax; and (ii) the term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority for any Governmental Authority in connection with Taxes.
                                      B-9

                  (b) i360 has (i) duly filed with the appropriate taxing authorities for any Governmental Authority all Tax Returns required to be filed by or with respect to i360, or are properly on extension and all such duly filed Tax Returns are true, correct and complete in all respects, and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with U.S. GAAP) all Taxes shown to be due on such Tax Returns. There are no liens for Taxes upon the assets of i360 except for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. i360 has not received any notice of audit, is not undergoing any audit of its Tax Returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of i360 which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by i360 with respect to any Tax Returns which relate to i360. i360 has not filed a request with the Internal Revenue Service for changes in accounting methods within the last two years which change would effect the accounting for tax purposes, directly or indirectly, of i360.

Section 3.10 Employee Benefit Plans. Schedule 3.10 hereto comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "i360 Employee Plans") which i360 presently maintains, to which i360 presently contributes or under which i360 has any liability and which relate to employees or independent contractors of i360. The i360 Employee Plans administered by i360 have been administered in all respects in accordance with all requirements of applicable law and terms of each such plan. Each i360 Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a Governmental Authority, has been so qualified, registered or approved by the appropriate Governmental Authority and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate Governmental Authority to revoke such qualification, registration or approval. All contributions (including premiums) required by law or contract to have been made or approved by i360 under or with respect to i360 Employee Plans have been paid or accrued by i360. Without limiting the foregoing, there are no unfunded liabilities under any i360 Employee Plan. i360 has not received notice of any investigations, litigation or other enforcement actions against i360 with respect to any of i360 Employee Plans. There are no pending actions, suits or claims by former or present employees of i360 (or their beneficiaries) with respect to i360 Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

Section 3.11 Title to Property. i360 has good and marketable title, or valid leasehold rights (in the case of leased property), to all real property and all personal property purported to be owned or leased by it or used in the operation of its business, free and clear of all encumbrances, excluding (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (ii) liens for mechanics, materialmen, laborers, employees, suppliers or others which are not yet delinquent or are being contested in good faith by appropriate proceedings;
(iii) liens created in the ordinary  course of business in  connection  with the leasing or financing of office, computer and related equipment and supplies;
(iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (v) liens or defects in title or leasehold rights that either individually or in the aggregate do not and will not have a Material Adverse Effect. All of such owned or leased property with a value in excess of $5,000 is listed on Schedule 3.11 hereto.

Section 3.12 Trademarks, Patents and Copyrights.

                  (a) For purposes of this Agreement, the term "i360 Rights" shall mean all worldwide intellectual property rights, including, without limitation, each patent, patent right, license, patent application, trade name, trademark, trademark registration, copyright, copyright registration, copyright application, service mark, brand mark, brand name and trade secrets relating to or arising from any proprietary process, formula, source or object code, owned or possessed by i360. i360 owns or has the right to use, sell or license all i360 Rights and such i360 Rights are sufficient for the conduct of i360's businesses as being conducted as of the date hereof. Schedule 3.12(a) hereto lists each of the i360 Rights owned or possessed by i360;

                  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any of the i360 Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the i360 Rights or impair the right of i360 to use, sell or license any of the i360 Rights or any portion thereof;

                  (c) Except as disclosed on Schedule 3.12(c), neither the manufacture, marketing, license, sale or intended use of any product or service currently licensed or sold by i360 or currently under development by i360 violates any license or agreement between i360 and any third party relating to such product or service or infringes any intellectual property right of any other party, and there is no pending or, to the knowledge of i360, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the i360 Rights nor, to the knowledge of i360 is there any basis for any such claim, nor has i360 received any notice asserting that any of the i360 Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of i360, is there any basis for any such assertion; and

                  (d) Except as disclosed on Schedule 3.12(d), no current or prior officers, employees or consultants of i360 claim an ownership interest in any of the i360 Rights as a result of having been involved in the development of such property while employed by or consulting to i360 or otherwise.

Section 3.13 Legal Proceedings, Claims, Investigations, etc. Except as set forth on Schedule 3.13, here is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending or to the knowledge of i360, threatened, against i360, any director, officer or employee thereof relating to i360's business. i360 has not been informed of any violation of or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any Governmental

Authority or arbitrator applicable to the business of i360. i360 is not currently subject to any judgment, order, injunction or decree of any court, arbitral authority, administrative agency or other Governmental Authority.

Section 3.14 Insurance. Schedule 3.14 hereto sets forth a list and brief description of all existing insurance policies maintained by i360 pertaining to its business properties, personnel or assets. i360 is not in default with respect to any material provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. Prior to the Closing, all such policies shall have been delivered to InfoCast and are in full force and effect. All payments with respect to such policies are current and i360 has not received any notice threatening a suspension, revocation, modification or cancellation of any such policy.

Section 3.15 Material Contracts.

                  (a) Except as set forth on Schedule 3.15 hereto, i360 is not a party to and is not bound by any contract or has any commitment, whether written or oral which has a term in excess of one year and will result in payments in excess of $25,000 other than (i) contracts or commitments entered into in the ordinary course of business with vendors and customers and (ii) contracts or commitments cancelable upon not more than 30 days' notice. Each of the contracts and commitments set forth on Schedule 3.15 hereto and each of the other contracts and commitments to which i360 is a party, is valid and existing, in full force and effect and enforceable in accordance with its terms, subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, general equitable principles and limitations on rights to indemnity by federal or state securities laws or by public policy, and to the knowledge of i360, there is no material default or claim of default against i360 or any notice of termination with respect thereto. i360 has complied in all material respects with all requirements of, and performed all of its obligations under, such contracts and commitments. In addition, no other party to any such contract or commitment is, to the knowledge of i360, in default under or in breach of any material term or provision thereof, and to the knowledge of i360, there exists no condition or event which, after notice or lapse of time or both, would constitute a material default by any party to any such contract or commitment. Copies of all the written documents and a synopsis of all oral contracts and commitments described on
Schedule 3.15 hereto have heretofore been made available to InfoCast and are true and complete and include all amendments and supplements thereto and modifications thereof to and including the date hereof.

                  (b) Except as set forth on Schedule 3.15, i360 is not a party to any oral or written (i) agreement with any consultant, executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement, or (ii) agreement or plan, including any stock option plan and the like, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement.

Section 3.16 Certain Transactions. Except as set forth on Schedule 3.16, no officer, director or any employee of i360, or any member of any such person's immediate family is presently a party to any contract, arrangement or understanding with i360 (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of i360), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

Section 3.17 Broker. Except as set forth on Schedule 3.17, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of i360.

Section 3.18 Environmental Matters.

                  (a) i360 is not the subject of, or to the knowledge of i360, being threatened to be the subject of (i) any enforcement proceeding, or (ii) any investigation, brought in either case under any federal, state or local environmental law, rule, regulation, or ordinance at any time in effect or (iii) any third party claim relating to environmental conditions on or off the properties of i360. i360 has not been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. i360 has not been notified of any conditions on or off the properties of i360 which will give rise to any liabilities, known or unknown, under any federal, state or local environmental law, rule, regulation or ordinance, or as the result of any claim of any third party. For the purposes of this Section 3.18, an investigation shall include, but is not limited to, any written notice received by i360 which relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

                  (b) There are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants which i360 (or, to the knowledge of i360, any previous occupant of i360's facilities) has used, stored or otherwise held in or on any of the facilities of i360, which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface strata. The facilities have been maintained by i360 in compliance with all environmental protection, ordinances, restrictions, licenses, and regulations. i360 has not disposed of or arranged (by contract, agreement or otherwise) for the disposal of any materials that was generated or used by i360 at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any Governmental Authority for the purpose of identifying sites which pose a danger to health and safety. There have been no environmental studies, reports and analyses made or prepared in the last year relating to the facilities of i360. i360 has not installed any underground storage tanks in any of its facilities and none of such facilities contain any underground storage tanks.

Section 3.19 Illegal Payments. i360 has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of i360, which i360 knows or has reason to believe to have been illegal under any federal, state or local laws or the laws of any other country having jurisdiction.

Section 3.20 Compliance with Law. i360 has complied in all respects with all laws, rules, regulations, arbitral determinations, orders, writs, decrees and injunctions which are applicable to or binding upon i360 or its properties, the non-compliance with which could reasonably be expected to constitute a Material Adverse Effect.

Section 3.21 Receivables. Each account receivable reflected on the balance sheet of i360 at March 31, 2000 represents a valid obligation owed to i360. All such accounts receivable arising between the date hereof and the Effective Time are or will be valid and subsisting, represent or will represent sales actually made, arose or will arise in the ordinary and usual course of the business of i360 and to the extent not collected prior to the Effective Time, to the knowledge of i360, will be collected according to their terms subject to allowances for doubtful accounts set forth on the balance sheet. No payment reflected on such books and records as having been made on any such account receivable was made by any director, officer, employee or agent of i360 unless such person is shown on said books and records as the account debtor. To the knowledge of i360, there are no defenses, claims of disabilities, counterclaims, offsets, refusals to pay or other rights of set-off against any accounts receivable and there is no threatened, intended or proposed defense, claim or disability, counterclaim, offset, refusal to pay or other right of set-off with respect thereto.

Section 3.22 Labor. i360 is not a party to any labor contract. i360 has not received any notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of i360; no strike or work interruption by any of its employees is planned, under consideration, to the knowledge of i360, threatened or imminent; there are no repeat, serious or willful safety issues pending under the federal Occupation Health and Safety Act (OSHA) related to any of the i360 employees; and neither i360 nor any officer or director thereof has made any loan or given anything of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees. At no time during the past year has i360 experienced any threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other group or other organization of employees, any grievances, disputes or controversies with any union or any other group or other organization of employees, or any pending or threatened court of arbitration proceedings involving an employment grievance, dispute or controversy. i360 is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. In the event of termination of the employment of any said employees, neither i360 nor InfoCast will by reason of anything done by i360 prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments.

Section 3.23 Banks; Safe Deposit Boxes. Schedule 3.23 hereto lists the names and locations of all banks at which i360 has an account and/or safe deposit box, the numbers of any such accounts and the names of all persons authorized to draw thereon or to have access thereto.

Section 3.24 Books of Account; Records. The general ledgers, books of account and other records of i360 are complete and correct, have been maintained in accordance with good business practices and the matters contained therein are appropriately and accurately reflected in the Financial Statement.

Section 3.25 Reorganization and Regulatory Matters. i360 has not taken any action nor does it have any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any consents of any Governmental Authority or result in the imposition of a condition or restriction of the type that would have a Material Adverse Effect on the economic or business benefits of the transaction contemplated by this Agreement.

Section 3.26 Employment Agreements. Schedule 3.26 hereto lists the names of all employees with whom i360 has an employment agreement.

Section 3.27 Stock Option Agreements. Schedule 3.27 attached hereto lists the names of all parties with whom i360 has a stock option agreement and the terms of such stock option agreements, including such terms as vesting schedule, exercise price, expiration date and change of control provisions.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF INFOCAST

                  InfoCast hereby represents and warrants to i360 as follows:

Section 4.1 Corporate Organization; Requisite Authority to Conduct Business. InfoCast is a corporation duly organized, validly existing and in good standing under the laws of Nevada. InfoCast has provided i360 with true and complete copies of its certificate of incorporation (certified by the Secretary of State of the State of Nevada and Bylaws (certified by the Secretary of InfoCast) as in effect on the date hereof. InfoCast has full corporate power and authority to own, operate and lease its properties and to carry on its business as the same is now being conducted. InfoCast is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed except where the failure to be so duly qualified or licensed will not have a Material Adverse Effect on InfoCast's business.

Section 4.2 Capitalization. The authorized capital stock of InfoCast consists of
(i) 100,000,000 shares of InfoCast Common Stock, $0.001 par value, and (ii) 100,000,000 shares of preferred stock (none of which are issued and outstanding). As of March 31, 2000, there were 21,244,128 shares of InfoCast Common Stock outstanding, not including (i) 3,327,208 shares of InfoCast Canada Corporation exchangeable on a one-for-one basis for shares of InfoCast Common Stock, (ii) outstanding options to purchase 2,000,000 shares of InfoCast Common Stock at an exercise price of $1.00 per share, (iii) options and warrants to purchase an additional

2,375,000 shares of InfoCast Common Stock at an exercise price of $7.00 per share, (iv) options to purchase an additional 375,000 shares of InfoCast Common Stock at an exercise price of $7.05 per share, (v) options to purchase an additional 60,000 shares of InfoCast Common Stock at any exercise price of $8.25 per share, (vi) warrants to purchase 12,500 shares of InfoCast Common Stock at an exercise price of $8.75 per share, (vii) warrants to purchase an additional 12,500 shares of InfoCast Common Stock at an exercise price of $7.62 per share,
(viii) warrants to purchase an additional 56,000 shares of InfoCast Common Stock at $5.00 per share, (ix) options to purchase an additional 100,000 shares of InfoCast Common Stock at an exercise price of $8.625 per share, (x) 1,000,000 shares of InfoCast Common Stock issuable upon conversion of InfoCast's 7% Convertible Subordinated Debentures and (xi) 833,334 shares of InfoCast Common Stock issuable upon exercise of common stock purchase warrants at an exercise price of $7.50 per share. The capital stock of InfoCast is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights. The Merger Consideration is duly authorized and when issued in accordance with the terms and conditions of this Agreement shall be validly issued, fully paid and nonassessable. The Merger Consideration is not subject to any preemptive rights or other similar restrictions.

Section 4.3 Subsidiaries, etc. Except as set forth on Schedule 4.3, InfoCast does not own (directly or indirectly) any equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.

Section 4.4 Authority Relative to and Validity of Agreement. InfoCast has the requisite corporate power and authority to execute and deliver this Agreement and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement by InfoCast and the performance by InfoCast of its obligations hereunder has been duly authorized by its Board of Directors and, subject to the approval of the stockholders of InfoCast, no further authorization on the part of InfoCast is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of InfoCast to execute and deliver this Agreement and to consummate the transactions contemplated hereunder and no action, waiver or consent by any Governmental Authority is necessary to make this Agreement a valid instrument binding upon InfoCast in accordance with its terms. This Agreement has been duly executed and delivered by InfoCast and constitutes, legal, valid and binding obligations of InfoCast enforceable in accordance with their terms, except (i) as such enforceability may be limited subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

Section 4.5 Required Filings and Consents; No Conflict. Other than state "Blue Sky" laws relating to the issuance of the Merger Consideration, InfoCast is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement by InfoCast. The consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any law, regulation, judgment, order or decree binding upon InfoCast, (b) conflict with or violate any provision of its

Certificate of Incorporation or bylaws, or (c) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of InfoCast pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, loan agreement, mortgage, deed of trust, lease, contract, license, franchise or other agreement or instrument to which InfoCast is a party or which is or purports to be binding upon InfoCast or by which any of its properties are bound. The execution, delivery and performance of this Agreement by InfoCast and the consummation of the transactions contemplated hereby will not result in the loss of any license, franchise, legal privilege or permit possessed by InfoCast or give a right of termination to any party to any agreement or other instrument to which InfoCast is a party or by which any of its properties are bound.

Section 4.6 SEC Reports and Financial Statements. InfoCast has heretofore made available to i360 true and complete copies of all forms, reports, schedules, statements and other documents filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act") or required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since September 15, 1999 (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). InfoCast has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by InfoCast pursuant to the Exchange Act. As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) and any offering memorandum issued by InfoCast pursuant to Regulation D (a) did not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act (as the case may be) and all applicable statutes, rules and regulations thereunder. Each of the consolidated financial statements included in the SEC Reports (the "InfoCast Financial Statements") have been prepared from, and are in accordance with, the books and records of
InfoCast,   comply  in  all  material   respects  with   applicable   accounting
requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of InfoCast as at the dates thereof or for the periods presented therein. InfoCast does not know of any reason related to the SEC Reports why the InfoCast Common Stock could not be admitted for listing on a national securities exchange or quoted on Nasdaq subsequent to the Merger.

Section 4.7 No Undisclosed Liabilities. Except as described in the SEC Reports or on Schedule 4.7, InfoCast has no debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, except as (i) shown in the InfoCast Financial Statements, or (ii) incurred in the ordinary course of business since December 31, 1999.

Section  4.8  Absence  of Certain  Changes  and  Events.  Except as set forth on
Schedule 4.8 and since December 31, 1999, there has not been, with respect to InfoCast, (i) any Material Adverse Effect; (ii) any strike, picketing, work slowdown or labor disturbance; (iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any assets or properties;
(iv) any redemption or other acquisition by it of InfoCast Common Stock or any declaration or payment of any dividend or other distribution in cash, stock or property with respect thereto; (v) except in connection with or as contemplated by this Agreement, any entry into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business; (vi) any transfer of, or rights granted under, any leases, licenses, agreements, patents, trademarks, trade names, or copyrights other than those transferred or granted in the ordinary course of business and consistent with past practice; (vii) any mortgage, pledge, security interest or imposition of any other encumbrance on any assets or properties except in the ordinary course of business; any payment of any Liabilities of any kind other than Liabilities currently due; any cancellation of any debts or claims or forgiveness of amounts owed to InfoCast; or (viii) any change in accounting principles or methods (except insofar as may have been required by a change in U.S. GAAP). Since December 31, 1999, InfoCast has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any material change in the conduct of its business or operations. Without limiting the generality of the foregoing, since December 31, 1999, InfoCast has not made any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any of the InfoCast
Employee Plans (as hereinafter defined) or to any employee, independent contractor or consultant, entered into any new InfoCast Employee Plans or any new consulting agreement, granted or established any awards under any of the InfoCast Employee Plans or agreement, in any such case providing for payments of more than $25,000 or adopted or otherwise amended any of the foregoing.

Section 4.9 Taxes and Tax Returns. Except as set forth on Schedule 4.9, InfoCast has (i) duly filed with the appropriate taxing authorities for any Governmental Authority all Tax Returns required to be filed by or with respect to InfoCast, or are properly on extension and all such duly filed Tax Returns are true, correct and complete in all respects, and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with U.S. GAAP) all Taxes shown to be due on such Tax Returns. There are no liens for Taxes upon the assets of InfoCast except for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. InfoCast has not received any notice of audit, is not undergoing any audit of its Tax Returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of InfoCast which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by InfoCast with respect to any Tax Returns which relate to InfoCast. InfoCast has not filed a request with the Internal Revenue Service for changes in accounting methods within the last two years which change would effect the accounting for tax purposes, directly or indirectly, of InfoCast.

Section 4.10 Employee Benefit Plans. Schedule 4.10 hereto comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "InfoCast Employee Plans") which InfoCast presently maintains, to which InfoCast presently contributes or under which InfoCast has any liability and which relate to employees or independent contractors of InfoCast. The InfoCast Employee Plans administered by InfoCast have been administered in all respects in accordance with all requirements of applicable law and terms of each such plan. Each InfoCast Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a Governmental Authority, has been so qualified, registered or approved by the appropriate Governmental Authority and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate Governmental Authority to revoke such qualification, registration or approval. All contributions (including premiums) required by law or contract to have been made or approved by InfoCast under or with respect to InfoCast Employee Plans have been paid or accrued by InfoCast. Without limiting the foregoing, there are no unfunded liabilities under any InfoCast Employee Plan. InfoCast has not received notice of any investigations, litigation or other enforcement actions against InfoCast with respect to any of InfoCast Employee Plans. There are no pending actions, suits or claims by former or present employees of InfoCast (or their beneficiaries) with respect to InfoCast Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

Section 4.11 Title to Property. InfoCast has good and marketable title, or valid leasehold rights (in the case of leased property), to all real property and all personal property purported to be owned or leased by it or used in the operation of its business, free and clear of all encumbrances, excluding (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (ii) liens for mechanics, materialmen, laborers, employees, suppliers or others which are not yet delinquent or are being contested in good faith by appropriate proceedings;
(iii) liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies;
(iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (v) liens or defects in title or leasehold rights that either individually or in the aggregate do not and will not have a Material Adverse Effect. All of such owned or leased property with a value in excess of $5,000 is listed on Schedule 4.11 hereto.

Section 4.12 Trademarks, Patents and Copyrights.

                  (a) For purposes of this Agreement, the term "InfoCast Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, each patent, patent rights, license, patent application, trade name, trademark, trademark registration, copyright, copyright registration, copyright application, service mark, brand mark, brand name and trade secrets relating to or arising from any proprietary process, formula, source or object code, owned or possessed by InfoCast. InfoCast owns or has the right to use, sell or license all InfoCast Rights and such InfoCast Rights are sufficient for the conduct of InfoCast's businesses as being conducted as of the date hereof.

                  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any of the InfoCast Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the InfoCast Rights or impair the right of InfoCast to use, sell or license any of the InfoCast Rights or any portion thereof;

                  (c) Neither the manufacture, marketing, license, sale or intended use of any product or service currently licensed or sold by InfoCast or currently under development by InfoCast violates any license or agreement between InfoCast and any third party relating to such product or service or infringes any intellectual property right of any other party, and there is no pending or, to the knowledge of InfoCast, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the InfoCast Rights nor, to the knowledge of InfoCast, is there any basis for any such claim, nor has InfoCast received any notice asserting that any of the InfoCast Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of InfoCast, is there any basis for any such assertion; and

                  (d) No current or prior officers, employees or consultants of InfoCast claim an ownership interest in any of the InfoCast Rights as a result of having been involved in the development of such property while employed by or consulting to InfoCast or otherwise.

Section 4.13 Legal Proceedings, Claims, Investigations, etc. There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending or, to the knowledge of InfoCast, threatened, against InfoCast, any director, officer or employee thereof relating to InfoCast's business. InfoCast has not been informed of any violation of or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any Governmental Authority or arbitrator applicable to the business of InfoCast. Except as set forth in the SEC Reports, InfoCast is not currently subject to any judgment, order, injunction or decree of any court, arbitral authority, administrative agency or other Governmental Authority.

Section 4.14 Insurance. Schedule 4.14 hereto sets forth a list and brief description of all existing insurance policies maintained by InfoCast pertaining to its business properties, personnel or assets. InfoCast is not in default with respect to any material provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. All payments with respect to such policies are current and InfoCast has not received any notice threatening a suspension, revocation, modification or cancellation of any such policy.

Section 4.15 Material Contracts.

                  (a) Except as set forth on Schedule 4.15 hereto, InfoCast is not a party to and is not bound by any contract or has any commitment, whether written or oral which has a term in excess of one year and will result in payments in excess of $50,000, other than (i) contracts or commitments entered into in the ordinary course of business with vendors and customers and (ii) contracts or commitments cancelable upon not more than 30 days' notice. Each of the contracts and commitments set forth on Schedule 4.15 hereto and each of the other contracts and commitments to which InfoCast is a party, is valid and existing, in full force and effect and enforceable in accordance with its terms (subject to equitable principles and limitations on indemnity) and to the knowledge of InfoCast, there is no material default or claim of default against InfoCast or any notice of termination with respect thereto. InfoCast has complied in all material respects with all requirements of, and performed all of its obligations under, such contracts and commitments. In addition, no other party to any such contract or commitment is, to the knowledge of InfoCast, in default under or in breach of any material term or provision thereof, and to the knowledge of InfoCast, there exists no condition or event which, after notice or lapse of time or both, would constitute a material default by any party to any such contract or commitment. Copies of all the written documents and a synopsis of all oral contracts and commitments described on Schedule 4.15 hereto have heretofore been made available to i360 and are true and complete and include all amendments and supplements thereto and modifications thereof to and including the date hereof.

                  (b) InfoCast is not a party to any oral or written (i) agreement with any consultant, executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement, or (ii) agreement or plan, including any stock option plan and the like, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement.

Section 4.16 Certain Transactions. No officer, director or any employee of InfoCast, or any member of any such person's immediate family is presently a party to any contract, arrangement or understanding with InfoCast (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of InfoCast), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

Section 4.17 Broker. Except as disclosed on Schedule 4.17, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of InfoCast.

Section 4.18 Environmental Matters.

                  (a)  InfoCast is not the subject  of, or to the  knowledge  of
InfoCast, being threatened to be the subject of (i) any enforcement proceeding, or (ii) any investigation, brought in either case under any federal, state or local environmental law, rule, regulation, or ordinance at any time in effect or
(iii) any third party claim relating to environmental conditions on or off the properties of InfoCast. InfoCast has not been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. InfoCast has not been notified of any conditions on or off the properties of InfoCast which will give rise to any liabilities, known or unknown, under any federal, state or local environmental law, rule, regulation or ordinance, or as the result of any claim of any third party. For the purposes of this Section 4.18, an investigation shall include, but is not limited to, any written notice received by InfoCast which relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

                  (b) There are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants which InfoCast (or, to the knowledge of InfoCast, any previous occupant of InfoCast's facilities) has used, stored or otherwise held in or on any of the facilities of InfoCast, which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface strata. The facilities have been maintained by InfoCast in compliance with all environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and regulations. InfoCast has not disposed of or arranged (by contract, agreement or otherwise) for the disposal of any materials that was generated or used by InfoCast at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any Governmental Authority for the purpose of identifying sites which pose a danger to health and safety. To the best knowledge of InfoCast after due inquiry, there have been no environmental studies, reports and analyses made or prepared in the last five
(5) years relating to the facilities of InfoCast. InfoCast has not installed any underground storage tanks in any of its facilities and none of such facilities contain any underground storage tanks.

Section 4.19 Illegal Payments. InfoCast has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of InfoCast, which InfoCast knows or has reason to believe to have been illegal under any federal, state or local laws or the laws of any other country having jurisdiction.

Section 4.20 Compliance with Law. InfoCast has complied in all respects with all laws, rules, regulations, arbitral determinations, orders, writs, decrees and injunctions which are applicable to or binding upon InfoCast or its properties, the non-compliance with which could reasonably be expected to constitute a Material Adverse Effect.

Section 4.21 Receivables. Each account receivable reflected on the balance sheet of InfoCast at December 31, 2000, represents a valid obligation owed to InfoCast. All such accounts receivable arising between the date hereof and the Effective Time are or will be valid and subsisting, represent or will represent sales actually made, arose or will arise in the ordinary and usual course of the business of InfoCast and to the extent not collected prior to the Effective Time, to the knowledge of InfoCast, will be collected according to their terms subject to allowances for doubtful accounts set forth on the balance sheet. No payment reflected on such books and records as having been made on any such account receivable was made by any director, officer, employee or agent of InfoCast unless such person is shown on said books and records as the account debtor. To the knowledge of InfoCast, there are no defenses, claims of disabilities, counterclaims, offsets, refusals to pay or other rights of set-off against any accounts receivable and there is no threatened, intended or proposed defense, claim or disability, counterclaim, offset, refusal to pay or other right of set-off with respect thereto.

Section 4.22 Labor. InfoCast is not a party to any labor contract. InfoCast has not received any notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of InfoCast; to the knowledge of InfoCast, no strike or work interruption by any of its employees is planned, under consideration, threatened or imminent; there are no repeat, serious or willful safety issues pending under OSHA related to any of the InfoCast employees; and neither InfoCast nor any officer or director thereof has made any loan or given anything of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees. To the best knowledge of InfoCast after due inquiry, at no time during the past three (3) years has InfoCast experienced any threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other group or other organization of employees, any grievances, disputes or controversies with any union or any other group or other organization of employees, or any pending or threatened court of arbitration proceedings involving an employment grievance, dispute or controversy. InfoCast is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees.

Section 4.23 Books of Account; Records. The general ledgers, books of account and other records of InfoCast are complete and correct, have been maintained in accordance with good business practices and the matters contained therein are appropriately and accurately reflected in the InfoCast Financial Statements.

Section 4.24 Reorganization and Regulatory Matters. InfoCast has not taken any action nor does it have any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any consents of any Governmental Authority or result in the imposition of a condition or restriction of the type that would result in a Material Adverse Effect on the economic or business benefits of the transaction contemplated by this Agreement.

                                    ARTICLE V

                                COVENANTS OF i360

Section 5.1 Covenants of i360 Regarding Conduct of Business Operations Pending the Closing. i360 covenants and agrees that between the date of this Agreement and the Closing Date, i360 will carry on its business in the ordinary course and consistent with past practice, will use its best efforts to (i) preserve its business organization intact, (ii) retain the services of its present employees, and (iii) preserve the good will of its suppliers and customers, and will not, except in the ordinary course of business, purchase, sell, lease or dispose of any property or assets or incur any liability or enter into any other extraordinary transaction. By way of amplification and not limitation, i360 shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do any of the following without the prior written consent of InfoCast:

         (a) (i) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of i360; (ii) amend or propose to amend its certificate of incorporation or bylaws; (iii) split, combine or reclassify any of its outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect thereto; or (iv) redeem, purchase or otherwise acquire any shares of its capital stock;

         (b) (i) make any acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (ii) sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of its assets; (iii) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm, or corporation, or enter into any contract or agreement to do so; (iv) authorize any single capital expenditure or series of related capital expenditures each of which is in excess of $25,000; or (v) release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

         (c) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to its policies in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

         (d) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any of the i360 Employee Plans to any employee, independent contractor or consultant, enter into any new i360 employee plan or any new consulting agreement, grant or establish any awards under such i360 employee plans or agreement, in any such case providing for payments of more than $5,000, or adopt or otherwise amend any of the foregoing;

         (e) take any action except in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures, other than such actions deemed necessary to comply with U.S. GAAP (including without limitation its procedures with respect to the payment of accounts payable);

         (f) enter into or terminate any material contract or agreement or make any material change in any of its material contracts or agreements, other than
(i) in the ordinary
course of business and (ii) agreements, if any, relating to the transactions contemplated hereby; or

         (g) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of a future date.

Section 5.2 No Other Negotiations. i360 agrees that, between the date hereof and the earlier to occur of (i) the Closing Date or (ii) the termination of this Agreement pursuant to the provisions of Article XII hereof (the "Termination Date"), i360 will not, nor will it permit any of its affiliates (including any officers, directors, employees, financial advisors, brokers, stockholders or any other person acting on its behalf) to, (i) enter into any agreement with a third party with respect to the acquisition, directly or indirectly, of shares or other securities of i360 or a material part of its assets or any merger, business combination, consolidation or reorganization, (ii) enter into negotiations with a third party regarding such an agreement, or (iii) provide a third party with general access to their books, records or employees for the purpose of enabling such third party to conduct a purchase investigation of the legal, financial or business condition of i360.

                                   ARTICLE VI

                              COVENANTS OF INFOCAST

Section 6.1 Conversion of i360 Stock Options.

                  (a) All outstanding i360 Stock Options granted under the i360 Option Plan (the "i360 Option Plan"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such i360 Stock Option, including vesting, the same InfoCast Common Stock portion of the Merger Consideration the holder of such i360 Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such i360 Stock Option in full immediately prior to the Effective Time, at a price per share of InfoCast Common Stock equal to (a) the aggregate exercise price for the shares of i360 Common Stock pursuant to such i360 Stock Option divided by (b) the aggregate number of shares of InfoCast Common Stock that may be purchased pursuant to such i360 Stock Option (each, as so adjusted, an "Adjusted Option");

                  (b) Each holder of an Adjusted Option shall be required upon exercise of such option to represent and warrant as a condition of receiving shares of InfoCast Common Stock that he or she is acquiring such shares solely for his or her own account for investment purposes and not with a view to distribution or resale; he or she understands that upon issuance hereunder none of the InfoCast Common Stock will be registered under the Securities Act of 1933 (the "Securities Act") and such shares may not be transferred, assigned or negotiated except pursuant to an applicable exemption under the Securities Act; that stop transfer instructions will be issued against all such shares and that the certificates evidencing the InfoCast Common Stock shall bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM."

                  (c) As soon as practicable after the Effective Time, InfoCast shall deliver to the holders of i360 Stock Options appropriate notices setting forth such holders' rights pursuant to the i360 Option Plan and the agreements evidencing the grants of such i360 Stock Options and that such i360 Stock Options and agreements shall be assumed by InfoCast and shall continue in effect on the same terms and conditions (subject to the adjustments required by this
Section 6.1 after giving effect to the Merger). InfoCast shall comply with the terms of the i360 Option Plan. A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to InfoCast, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the i360 Option Plan;

                  (d) At or prior to the Effective Time, InfoCast shall take all corporate action necessary to reserve for issuance a sufficient number of shares of InfoCast Common Stock for delivery upon exercise of the i360 Stock Options.

Section 6.2 i360 Employee Benefit Plans. InfoCast agrees to honor in accordance with their terms the i360 Employee Benefit Plans, including, without limitation, any rights or benefits arising thereunder as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event). After the Merger, it is the intention of the parties hereto that InfoCast will continue to maintain the i360 Employee Benefit Plans, in each case in accordance with their terms as in effect at the Effective Time, with only such amendments as are required by applicable law or permitted by the terms thereof as in effect at the Effective Time, and which do not adversely affect the rights of participants (or their beneficiaries) thereunder. InfoCast shall take, and shall cause the Surviving Corporation to take, the following actions:
(i) waive any limitations regarding pre-existing conditions and eligibility waiting periods under any welfare or other employee benefit plan maintained by them for the benefit of employees of i360 immediately prior to the Effective Time (the "i360 Employees") or in which i360 Employees participate after the Effective Time, (ii) provide each i360 Employee with credit for any co-payments and deductibles paid prior to the Effective Time for the calendar year in which the Effective Time occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time, and (iii) for all purposes (other than for purposes of benefit accruals under any defined benefit pension plan) under all compensation and benefit plans and policies applicable to i360 Employees, treat all service by i360 Employees with i360 before the Effective Time as service with InfoCast.

Section 6.3 Certain Employee Matters. Following the Effective Time, InfoCast, as the Surviving Corporation in the Merger, will honor all obligations under employment agreements of i360 in existence prior to the Effective Time in accordance with the terms thereof. As of the Effective Time, InfoCast shall guarantee the performance of the employment contracts and i360 Employee Benefit Plans in accordance with their respective terms and the terms of this Agreement.

Section 6.4 Indemnification, Exculpation and Insurance.

                  (a) Subject only to the limitations of the Nevada Act, InfoCast agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current directors of i360 as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of i360, the existence of which does not constitute a breach of this Agreement, shall be assumed by InfoCast, as the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. The Surviving
Corporation shall upon the request of any current (immediately prior to the Effective Time) director of i360, enter into a contract obligating the Surviving Corporation to indemnify and exculpate such individual for liabilities as described in this Section 6.4. In addition, from and after the Effective Time, directors and officers of i360 who become directors or officers of InfoCast will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of InfoCast.

                  (b) In the event that InfoCast or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, InfoCast shall require any such agreement or other contract that the successor, assign or transferee assume the obligations set forth in this Section 6.4.

                  (c) The provisions of this Section 6.4 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Section 6.5. Listing on a National Securities Exchange. After the Merger, the Board of Directors shall authorize the proper officers of InfoCast to take all reasonable steps necessary to cause the InfoCast Common Stock and the Merger Consideration to be listed or admitted for trading on Nasdaq or a national securities exchange other than the over-the-counter bulletin board.

Section 6.6 2000 Operational Budget of i360. Following the Merger, InfoCast agrees, subject to i360 substantially achieving the identified revenue targets, to fund as necessary the operational budget of i360 for the balance of the year 2000, which is set forth on Exhibit G.

                                   ARTICLE VII

                              ADDITIONAL COVENANTS

Section 7.1 Covenants of All Parties. Each of i360 and InfoCast covenants and agrees:

Section 7.2 Best Efforts. To proceed diligently and use its best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement.

Section 7.3 Compliance. To comply in all material respects with all applicable rules and regulations of any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby; to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 7.4 Notice. To give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event whose occurrence or failure to occur, would be likely to cause any representation or warranty contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure on its part, or on the part of any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any such notice shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 7.5 Access. To cause its affiliates, officers, directors, employees, auditors and agents to afford the officers, employees and agents of the other party hereto complete access at all reasonable times and upon reasonable notice to its properties, offices and other facilities and to all books and records, and shall furnish such other party with all financial, operating and other data and information as the other party through its officers, employees or agents, may reasonably request, provided that the party providing such access and furnishing such data and information to the other party incurs no cost in doing so.

Section 7.6 Confidentiality. To hold in strict confidence all data and information obtained from the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party (unless such information is or becomes publicly available without the fault of any representative of such party, or public disclosure of such information is required by law in the opinion of counsel to such party) and shall insure that such representatives do not disclose information to others without the prior written consent of the other party hereto, and in the event of the termination of this Agreement, to cause its representatives to return promptly every document furnished by the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party in connection with the transactions contemplated hereby and any copies thereof which may have been made, other than documents which are publicly available.

Section 7.7 Announcements. That all public announcements, statements and press releases concerning the transactions contemplated by this Agreement shall be mutually agreed to by i360 and InfoCast before the issuance or the making thereof and, subject to the advice of counsel, no party shall issue any such press releases or make any such public statement prior to such mutual agreement, except as may be required by law. The parties acknowledge and agree that InfoCast is required to file a Current Report on Form 8-K pursuant to the Exchange Act in respect of the transactions contemplated hereby.

Section 7.8 Covenants of Certain i360 Shareholders. Each of the i360 Shareholders set forth in the agreement on Exhibit B shall covenant and agree that they will vote, or cause to be voted, all of the shares of i360 Common Stock then owned by them in favor of the approval of the Merger and the adoption of this Agreement.

                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF i360

                  The obligations of i360 under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

Section 8.1 Representations and Warranties True. The representations and warranties of InfoCast contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, with the same force and effect as if made on and as of the Closing Date, and i360 shall have received a certificate to that effect and as to the matters set forth in Section 8.2 hereof, dated the Closing Date, from the President or Chief Executive Officer of InfoCast.

Section 8.2 Performance of Covenants. InfoCast shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

Section 8.3 Shareholder Approval. The Merger and this Agreement and all actions contemplated herein requiring shareholder approval shall have been authorized and approved by the requisite vote of the shareholders of i360 and InfoCast.

Section 8.4 No Proceedings. No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Authority which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Merger shall have been issued or entered and remain in effect.

Section 8.5 Consents and Approvals. All filings and registrations with, and notifications to, all Governmental Authorities required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of all Governmental Authorities and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

Section 8.6 Opinion of InfoCast Counsel. i360 shall have received the opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to InfoCast, dated the Closing Date, in form reasonably satisfactory to i360, substantially to the effect that: (i) InfoCast is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (ii) InfoCast has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of InfoCast; (iv) this Agreement and the Registration Rights Agreement has been executed and delivered by InfoCast and (assuming that it is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of InfoCast enforceable against InfoCast in accordance with its terms, except (a) as enforceability may be limited by any bankruptcy, insolvency and other laws affecting the enforcement  of  creditors'  rights  generally,  and as such  enforceability  is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (v) the shares of InfoCast Common Stock that represent the Merger Consideration and the shares of InfoCast Common Stock that underlie the options converted pursuant to Sections 6.1 and 8.9 of this Agreement are duly authorized, validly issued, fully paid and nonassessable, (vi) none of the execution, delivery or performance of this Agreement by InfoCast and the consummation by InfoCast of the transactions herein contemplated, conflict with or result in a breach of, or default under, InfoCast's Articles of Incorporation or Bylaws or, to the best of such counsel's knowledge, any indenture, mortgage, deed of trust, voting trust agreement, shareholders' agreement, note agreement or other agreement or other material instrument to which InfoCast is a party or by which InfoCast is bound or to which any of the property of InfoCast is subject or, to the best of such counsel's knowledge, contravene any law, rule or regulation applicable to InfoCast (except as otherwise disclosed in this Agreement), and (vii) to the best of such counsel's knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting InfoCast before any Governmental Authority or arbitrator (or any basis thereof known to such counsel) in which there is a reasonable possibility of an adverse decision which may have a Material Adverse Effect on InfoCast, which could adversely affect the present or prospective ability of InfoCast to perform its obligations under this Agreement or which in any manner draws into question the validity or enforceability of this Agreement.

Section 8.7 Material Changes. Since the date hereof, there shall not have been a Material Adverse Effect in the business, operations, financial condition, assets, liabilities, prospects or regulatory status of InfoCast.

Section 8.8 Registration Rights Agreement. InfoCast shall have entered into a registration rights agreement substantially in the form of Exhibit C (the "Registration Rights Agreement").

Section 8.9 Employee Stock Options After Merger. The Board of Directors of InfoCast shall have approved the issuance of options for a total of 469,197 shares of InfoCast Common Stock at an exercise price equal to four dollars ($4.00) per share to be awarded in an amount and to individuals who are hired after the Effective Date as recommended by the operational management of the business of i360 following the Effective Time.

Section 8.10 Escrow Agreement. InfoCast shall have entered into the Escrow Agreement substantially in the form of Exhibit A.

Section 8.11 Shareholder Designee Agreement. InfoCast shall have entered into the Shareholder Designee Agreement substantially in the form of Exhibit F (the "Shareholder Designee Agreement").

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF INFOCAST

                  The obligations of InfoCast under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

Section 9.1 Representation and Warranties True. The representations and warranties of i360 contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof with the same force and effect as if made on and as of the Closing Date, and InfoCast shall have received a certificate to that effect and as to the matters set forth in Section 9.2 hereof, dated the Closing Date, from the President or Chief Executive Officer of i360.

Section 9.2 Performance of Covenants. i360 shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

Section 9.3 Shareholder Approval. The Merger and this Agreement and all actions contemplated herein requiring shareholder approval shall have been authorized and approved by the requisite vote of the shareholders of i360 and InfoCast.

Section 9.4 No Proceedings. No preliminary or permanent injunction or other order (including a temporary restraining order) of Governmental Authority which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Merger or operation of i360's business shall have been issued or entered and remain in effect.

Section 9.5 Consents and Approvals. All filings and registrations with, and notifications to, all Governmental Authorities required for consummation of the transactions contemplated by this

Agreement shall have been made, and all consents, approvals and authorizations of all Governmental Authorities and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

Section 9.6 Opinion of i360's Counsel. InfoCast shall have received the opinion of Fennemore Craig P.C., counsel to i360, dated the Closing Date, in form reasonably satisfactory to InfoCast, substantially to the effect that: (i) i360 is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; (ii) i360 has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of i360; (iv) this Agreement and the Registration Rights Agreement has been executed and delivered by i360 and (assuming that it is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of i360 enforceable against i360 in accordance with its terms, except (a) as enforceability may be limited by any bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally, and as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (v) the i360 Common Stock issued after January 1, 2000 is duly authorized, validly issued, fully paid and nonassessable, (vi) none of the execution, delivery or performance of this Agreement by i360 and the consummation by i360 of the transactions herein contemplated, conflict with or result in a breach of, or default under, i360's Certificate of Incorporation or Bylaws or, to the best of such counsel's knowledge, any indenture, mortgage, deed of trust, voting trust agreement, shareholders' agreement, note agreement or other agreement or other material instrument to which i360 is a party or by which i360 is bound or to which any of the property of i360 is subject or, to the best of such counsel's knowledge, contravene any law, rule or regulation applicable to i360 (except as otherwise disclosed in this Agreement), and (vii) to the best of such counsel's knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting i360 before any Governmental Authority or arbitrator (or any basis thereof known to such counsel) in which there is a reasonable possibility of an adverse decision which may have a Material Adverse Effect on i360, which could adversely affect the present or prospective ability of i360 to perform its obligations under this Agreement or which in any manner draws into question the validity or enforceability of this Agreement.

Section 9.7 Material Changes. Since the date hereof, there shall not have been a Material Adverse Effect in the business, operations, financial condition, assets, liabilities, prospects or regulatory status of i360.

Section 9.8 Financial Statements. i360 shall have delivered to InfoCast the Financial Statements.

Section 9.9 Registration Rights Agreement. The shareholders of i360 shall have entered into the Registration Rights Agreement substantially in the form of Exhibit C.

Section 9.10 Dissenting Shares. The number of "dissenting shares" of i360 (as determined under Utah law) shall be less than 8% of the outstanding shares of i360.

Section 9.11 Delivery of Questionnaires and Representation Letters. InfoCast shall have received completed and executed Questionnaire and Representation Letters in the form attached hereto as Exhibit D from each of the shareholders of i360.

Section 9.12 Accredited Investors. i360 shall have no more than thirty-five (35) shareholders who are not "accredited investors," as that term is defined in Rule 501 of Regulation D, but who are either alone or with his or her purchaser representative(s) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in InfoCast.

Section 9.13 Escrow Agreement. i360 and the shareholders of i360 set forth therein shall have entered into the Escrow Agreement substantially in the form of Exhibit A.

Section 9.14 Shareholder Designee Agreement. i360 shall have entered into the Shareholder Designee Agreement substantially in the form of Exhibit F.


                                    ARTICLE X

                                 INDEMNIFICATION

Section 10.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of i360 and InfoCast contained in this Agreement shall survive the Closing Date for a period of one
(1) year following the Closing Date.

Section 10.2 Indemnification by i360. i360 shall defend, indemnify and hold harmless InfoCast from and after the Closing Date against and with respect to the following (together referred to as "InfoCast Losses"):

                  (a) any and all loss, injury, damage or deficiency resulting from any misrepresentation or breach of warranty on the part of i360 under this Agreement;

                  (b) any and all loss, injury, damage or deficiency resulting from any non-fulfillment of any covenant or agreement on the part of i360 under this Agreement; and

                  (c)  any  and  all   demands,   claims,   actions,   suits  or
proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

Section 10.3 Indemnification by InfoCast. InfoCast hereby agrees to defend, indemnify and hold harmless i360 at all times from and after the Closing Date against and with respect to the following (together referred to as "i360 Losses"):

                  (a) any and all loss, injury, damage or deficiency resulting from any misrepresentation or breach of warranty on the part of InfoCast under this Agreement;

                  (b) any and all loss, injury, damage or deficiency resulting from any non-fulfillment of any covenant or agreement on the part of InfoCast under this Agreement; and

                  (c)  any  and  all   demands,   claims,   actions,   suits  or
proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

Section 10.4 Procedures for Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action involving the subject matter of the provisions of Section 10.2 or 10.3, such indemnified party shall, if a claim is to be made against an indemnifying party pursuant to the provisions of Section 10.2 or Section 10.3, promptly notify such indemnifying party of the commencement of such action; but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party. In case such action is brought against an indemnified party and it notifies the indemnifying party of the commencement of such action, the indemnifying party shall have the right to participate in and, to the extent that it may wish, to assume the defense of such action, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party, at the expense of the indemnifying party. After notice from the indemnifying party to the indemnified party of the indemnifying party's election so to assume the defense of such action, the indemnifying party shall not be liable to the indemnified party pursuant to the provisions of Sections 10.2 or 10.3 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense of such action other than reasonable costs of investigation, unless (a) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (b) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (c) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term of such settlement the release of all indemnified parties from all liability in respect of such claim.

Section 10.5 Limitations on  Indemnification  by i360.  Notwithstanding  Section
10.2 or any other provision of this Agreement or applicable law, the aggregate liability of i360 shall at all times be limited as follows:

                  (a) i360 shall have no liability for any InfoCast Loss unless notice of a claim for such InfoCast Loss, specifying in reasonable detail the basis for such claim, is made upon the the Designee (as defined in Section 10.9) on or before the first anniversary of the Closing Date; and

                  (b) The maximum aggregate liability for InfoCast Losses shall in all events be limited solely to the extent of the Escrow Shares.

Section 10.6 Mitigation of Losses. InfoCast Losses and i360 Losses shall be referred to collectively in this Agreement sometimes as "Losses." Losses for which any party is liable under this Article X shall be subject to appropriate mitigation for any actual recovery from third parties (less attorneys' fees, expenses and other costs of recovery), net savings realized from tax reductions, and the actual collection of insurance proceeds (less attorneys' fees, expenses and other costs of recovery), with respect to the event or condition giving rise to such Losses.

Section 10.7 Exclusivity.

                  (a) Subject to Section 10.7(b), the remedies, subject to the limitations, set forth in this Article X shall be the sole remedy for claims of the parties to this Agreement for liability arising under this Agreement or any information delivered pursuant to this Agreement.

                  (b) Notwithstanding the provisions of Section 10.7(a), the parties hereto shall have the right to seek and obtain from a court of competent jurisdiction a temporary restraining order, injunction, specific performance or other equitable relief to enforce the provisions of this Agreement.

Section 10.8 Cooperation in Defense. In case of any claim, arbitration or legal proceeding, the defense of which is assumed by any or all of the shareholders of i360 in accordance with this Article X, InfoCast, upon request of such shareholders, shall provide reasonable cooperation (at the expense of such shareholders in accordance with this Article X) in such defense, including affording to such shareholders the right of access, during normal business hours, upon reasonable notice and without disturbing the business of InfoCast, to pertinent books and records for purposes of inspection and making copies.

Section 10.9 Escrow Account. The shares of InfoCast Common Stock held in the Escrow Account shall be available to satisfy the indemnification claims of InfoCast pursuant to this Article X, and InfoCast and the designee of i360 ("Designee") shall, from time to time, direct the Escrow Agent to deliver to InfoCast the number of shares of InfoCast Common Stock having a value equal to the InfoCast Losses as to which InfoCast is entitled to be indemnified pursuant to this Article X. For purposes of this Section 10.9, the value of a share of InfoCast Common Stock shall be the average of the closing price for thirty Trading Days prior to the date of payment of the claim of indemnification. On the first anniversary of the Closing Date, InfoCast and the Designee shall direct the Escrow Agent to deliver all of the shares of InfoCast Common Stock then held in the Escrow Account to InfoCast and InfoCast shall thereupon distribute such shares in accordance with Section 2.1(c) of this Agreement. For purposes of this Section 10.9,

"Trading Days" shall mean a day on which the national securities exchange on which the InfoCast Common Stock are listed or admitted to trading is open for the transaction of business.

                                   ARTICLE XI

                                CLOSING DOCUMENTS

Section 11.1 Documents to be Delivered by the Parties. At the Closing, each of i360 and InfoCast, shall execute and deliver the Articles of Merger relating to the respective filings in each of Nevada and Utah substantially in the form set forth as Exhibit E hereto.

Section 11.2 Documents to be Delivered by InfoCast. At the Closing, InfoCast shall deliver to i360 the following, all in form and substance reasonably satisfactory to counsel for i360.

(a) Certified copies of resolutions duly adopted by the Board of Directors of InfoCast authorizing and approving the execution and delivery of this Agreement by InfoCast and the performance of its obligations hereunder.

                  (b)  Certified  copy  of  resolutions   duly  adopted  by  the
shareholders of InfoCast authorizing and approving the execution and delivery of this Agreement by InfoCast and the performance of its obligations hereunder.

                  (c) The  Opinions  of  Counsel  for  InfoCast  referred  to in
Section 8.6.

                  (d) The certificate referred to in Section 8.1.

                  (e) The Registration Rights Agreement set forth on Exhibit C.

                  (f) The Escrow Agreement set forth on Exhibit A.

                  (g) The Shareholder Designee Agreement set forth on Exhibit F.

Section 11.3 Documents to be Delivered by i360. At the Closing i360 shall deliver to InfoCast, all in form and substance reasonably satisfactory to counsel for InfoCast:

                  (a) Certified copies of resolutions duly adopted by the Board of Directors of i360 authorizing and approving the execution and delivery of this Agreement by i360 and the performance of its obligations hereunder.

                  (b)  Certified  copy  of  resolutions   duly  adopted  by  the
shareholders of i360 authorizing and approving the execution and delivery of this Agreement by i360 and the performance of its obligations hereunder.

                  (c) The Opinions of Counsel for i360 referred to in Sections 9.6.

                  (d) The certificate referred to in Section 9.1.

                  (e) The Registration Rights Agreement set forth on Exhibit C.

                  (f) The Escrow Agreement set forth on Exhibit A.

                  (g) The Shareholder Designee Agreement set forth on Exhibit F.

                  (h) The Shareholder Voting Agreement set forth on Exhibit B.

                                   ARTICLE XII

                        TERMINATION, AMENDMENT AND WAIVER

Section 12.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

                  (a) By mutual written consent of InfoCast and i360;

                  (b)  By   either   InfoCast   or  i360  if  the   transactions
contemplated by this Agreement shall not have been consummated on or before July 15, 2000;

                  (c) By i360 if any condition specified in Article VIII hereto has not been met or waived at such time as such condition can no longer be satisfied;

                  (d) By InfoCast if any condition specified in Article IX hereto has not been met or waived at such time as such condition can no longer be satisfied; or

                  (e) By either InfoCast or i360 if a court of competent jurisdiction or Governmental Authority shall have issued a final, non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

Section 12.2 Effect of Termination. Except as provided in Section 13.1 hereof, in the event of any termination of this Agreement in accordance with Section
12.1 hereof, this Agreement shall forthwith become void and, except for the parties' obligations under Section 7.6 hereof which shall remain in full force and effect, there shall be no liability under this Agreement on the part of any party hereto or their respective affiliates, officers, directors, employees or agents by virtue of such termination.

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses regardless of the termination of this Agreement or the failure to consummate the transactions contemplated hereby.

Section 13.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or five days after being sent by registered or certified mail, return receipt requested, postage prepaid:

                           If to InfoCast to:

                                InfoCast Corporation
                                1 Richmond Street. W., Suite 901
                                Toronto, Ontario M5H 3W4
                                Attention: Chief Executive Officer

                           with a copy to:

                                Olshan Grundman Frome Rosenzweig & Wolosky LLP 505 Park Avenue
                                New York, New York 10022
                                Attention: Jeffrey S. Spindler, Esq.

                           If to i360 to:

                                i360 Inc.
                                407 West Congress Street
                                Tucson, Arizona  85701
                                Attention: President

                           with a copy to:

                                Fennemore Craig, P.C.
                                Suite 2600
                                3003 North Central Avenue
                                Phoenix, Arizona  85012
                                Attention:  Sarah A. Strunk, Esq.

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 13.2.

Section 13.3 Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, representations and understandings among the parties hereto, including that certain letter agreement dated February 17, 2000 among the parties hereto. This Agreement may be amended only by a writing signed by all the parties hereto.

Section 13.4 Binding Effect, Benefits, Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned without the prior written consent of the other parties hereto.

Section 13.5 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

Section 13.6 Arbitration. Any dispute, controversy or claim arising out of or related to this Agreement, or any transactions contemplated herein, that cannot be amicably resolved between InfoCast and i360, shall be resolved by final and binding arbitration held in Phoenix, Arizona, in accordance with the domestic arbitration rules of the American Arbitration Association, except as may be modified by this Section or by mutual agreement of the parties. Arbitration proceedings shall be conducted by a panel of three (3) persons selected as follows: the party initiating arbitration shall select one arbitrator and the other party shall select a second arbitrator. The two arbitrators so selected shall select a third arbitrator as soon as possible. Each party shall provide prompt written notice of the arbitrator selected by it in accordance with the terms of this Agreement. No arbitrator shall have or previously have had any significant relationship with any of the parties. The arbitration and this Section shall be governed by Title 9 (Arbitration) of the United States Code. The parties will, upon the request of any party, support the consolidation of all existing disputes (if more than one dispute) under this Agreement in a single action to be adjudicated by a single arbitration panel in accordance with this Section.

Section 13.7 Headings. The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

Section 13.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 13.9 Costs and Fees of Dispute. In the event any proceeding is commenced by a party under this Agreement to enforce any of its terms or to recover damages in connection with a breach of this Agreement, the prevailing party or parties shall be entitled to recover attorneys' fees and costs (including, without limitation, such fees and costs as may be incurred in any bankruptcy or appellate proceeding) in an amount to be fixed by the court.

Section 13.10 Definition of Material Adverse Effect. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to either i360 or InfoCast, means such state of facts, event, change or effect that has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the any change in or effect on the business, financial condition or results of the party making such representation and its subsidiaries, taken as a whole.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                     INFOCAST CORPORATION


                                     By:/s/ James W. Leech
                                        ----------------------------------------
                                        Name:  James W. Leech
                                        Title: President

                                     i360 INC.


                                     By:/s/ Bill Cochrane
                                        ----------------------------------------
                                        Name:  Bill Cochrane
                                        Title: President

                                 AMENDMENT NO. 1
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER

         AMENDMENT NO. 1, dated as of the 21st day of June, 2000, by and between InfoCast Corporation, a Nevada corporation (the "Company") and i360 Inc., a Utah Corporation ("i360").

                              W I T N E S S E T H:

         WHEREAS, the undersigned have entered into an Agreement and Plan of merger dated May 3, 2000 (the "MergerAgreement").

         WHEREAS, the parties to the Merger Agreement have determined that is in their interest to amend the Merger Agreement.

         NOW THEREFORE, in consideration of the foregoing, the parties to the Merger Agreement agree as follows:

         1. Capitalized terms not defined herein shall have the meanings attributed to them in the Merger Agreement.

         2. Section 12.1(b) of the Merger Agreement is hereby amended by replacing the reference to "July 15, 2000" with "August 15, 2000".

         3. Except as modified hereby, the Merger Agreement shall remain in full force and effect. In the event that any term of this Amendment No. 1 is inconsistent with any term of the Merger Agreement, this Amendment No. 1 shall control.

         4. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Merger Agreement as of the date first written above.

                                             INFOCAST CORPORATION


                                             By: /S/ James W. Leech
                                                 ----------------------
                                                 Name: President & CEO
                                                 Title:  James W. Leech


                                             i360 INC.


                                             By: /s/ Bill Cohen
                                                 ---------------------
                                                 Name:  Bill Cohen
                                                 Title:  CEO

                                    ANNEX C
                           DISSENTERS' RIGHTS STATUTE

                        PROVISIONS FOR DISSENTERS' RIGHTS
                          UNDER NEVADA REVISED STATUTES


         92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.--1. Except as otherwise provided in NRS 92A.370 to 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the domestic corporation is a party:

         (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

         (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

         (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

         (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

         2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

         92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.--1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

         2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

         (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

         (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

         92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.--1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

         2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to asset dissenters' rights that the action was taken and send the dissenter's notice described in NRS 92A.430.

         92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.--1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

         (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (b) Must not vote his shares in favor of the proposed action.

         2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

         92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.--1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

         2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

         (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

         (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

         (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

         92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDERS--1. A stockholder to whom a dissenter's notice is sent must:

         (a) Demand payment;

         (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

         (c) Deposit his certificates, if any, in accordance with the terms of the notice.

         2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

         3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

         92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.--1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

         2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

         92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.--1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

         (a) Of the county where the corporation's registered office is located; or

         (b) At the election of any dissenter residing or having its registered office in this state, of the country where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

         2. The payment must be accompanied by:

         (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

         (b) A statement of the subject corporation's estimate of the fair value of the shares;

         (c) An explanation of how the interest was calculated;

         (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

         (e) A copy of NRS 92A.300 to 92A.500, inclusive.

         92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.--1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

         2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

         92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.--1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

         92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.--1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         2. A subject corporation shall commence the proceeding in the district court of the country where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the country where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

         3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

         (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

         (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

         92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.--1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

         2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

         (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

         3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

         4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

         5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                                    ANNEX D
                         Registration Rights Agreement



















                          REGISTRATION RIGHTS AGREEMENT


                             dated as of ____, 2000



                                      among



                              INFOCAST CORPORATION


                                       AND



                   THE OTHER PERSONS IDENTIFIED ON SCHEDULE I

                  REGISTRATION RIGHTS AGREEMENT, dated as of ________ __, 2000, among Infocast Corporation, a Nevada corporation (the "Company"), and the other Persons identified on Schedule I hereto (the "Shareholders"). This Agreement is made pursuant to the Merger Agreement dated as of_____, 2000, by and among the Company and i360 Inc. (the "Merger Agreement"). The Company has agreed to provide the Shareholders and any transferees of Registrable Securities (as hereinafter defined) the registration rights with respect to the Registrable Securities, as set forth in this Agreement.

                  The parties hereto agree as follows:

                  1.       Definitions.

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  "Commission"   shall   mean  the   Securities   and   Exchange
Commission.

                  "Common Stock" means the common stock, par value $.001 per share, of the Company.

                  "Effective   Date"   means  the  day  upon  which  the  merger
contemplated by the Merger Agreement is declared effective.

                  "Holder" shall mean a Shareholder, or its transferee, who is the owner of Registrable Securities.

                  "Person" shall mean an individual, partnership, corporation, business trust, joint state company trust, unincorporated organization, joint venture, a government authority or other entity of whatever nature.

                  "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments to the Registration Statement of which such Prospectus is a part, and all material incorporated by reference in such Prospectus.

                  "Registrable Securities" shall mean the Securities, but only so long as they remain Restricted Securities.

                  "Registration   Expenses"  shall  have  the  meaning  ascribed
thereto in Section 6 hereof.

                  "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the

Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such Registration Statement.

                  "Restricted Securities" means the Registrable Securities unless and until, in the case of any such Securities, (i) they have been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (ii) they are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) they are otherwise freely transferable without restriction under the Securities Act, and Shareholders have received an opinion of their legal counsel to such effect.

                  "Securities" shall mean the shares of Common Stock set forth on Schedule I hereto.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  2. Securities Subject to this Agreement. The Securities entitled to the benefits of this Agreement are the Registrable Securities.

                  3. Shelf Registration.

                  (a) Within six months following the Effective Date, the Company shall prepare and file with the Commission a "shelf" Registration Statement covering the Registrable Securities for resale (subject to any limitations under Regulation M) and such additional securities that the Company in its sole discretion may decide to register. The Registration Statement shall be on Form S-1 or another appropriate form permitting registration of Registrable Securities for resale by the Holders in the manner or manners designated by them (including, without limitation, public or private sales and one or more underwritten offerings). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the Closing Date or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold pursuant to Rule 144 as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Holders, to such effect (the "Effectiveness Period"); provided, however, that the Company shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that  would  result  in the  Holders  not  being  able to sell  the  Registrable
Securities covered by such Registration Statement during the Effectiveness Period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective or except as otherwise permitted by this Section 3(a).

                  4.       Hold-Back Agreements

                  (a) Restrictions on Public Sale by the Holders. Subject to paragraph (b) of this Section 4, the Holders hereby understand and agree that the registration rights of the Holders pursuant to this Agreement and their ability to offer and sell Registrable Securities pursuant to the Registration Statement are limited by the provisions of the immediately following sentence. If the Company determines in its good faith judgment that the filing of the Registration Statement in accordance with Section 3 or the use of any Prospectus would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Registration Statement (including any action contemplated by Section 5) will for up to 60 consecutive days in respect of a single such notice in any 12-month period be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 4(a) is no longer necessary.

                  (b) Limitation on Blackouts. Notwithstanding anything contained herein to the contrary, the aggregate number of days (whether or not consecutive) during which the Company may delay the effectiveness of the Registration Statement or prevent offerings, sales or dis tributions by the Purchaser pursuant to paragraph (a) above (a "Blackout") shall in no event exceed 90 days during any 12-month period and no Blackout may continue in consecutive 12 month periods. Further, the two-year period during which the Company must keep the Registration Statement effective pursuant to Section 3(a) shall be extended for an additional number of days equal to the number of days in any Blackout.

                  5. Registration Procedures. In connection with the Company's registration and other obligations hereunder, the Company shall:

                  (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a Registration Statement in the form of an appropriate registration statement with respect to the Registrable Securities and use its best efforts to cause such Registration Statement to become effective and remain effective as provided herein, and shall prepare and file with the Commission such amendments to such Registration Statement and supplements to the Prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and Prospectus accurate and complete during such period;

                  (b) Furnish to each Holder participating in such registration (each of such persons participating in the registration being referred to herein as a "Participant" in such registration) such reasonable number of copies of the Registration Statement and Prospectus, any amendments or supplements thereto, and such other documents as such Participant may reasonably request in order to facilitate the public offering of the Registrable Securities;

                  (c) Use its best efforts to register or qualify the Securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as such Participants may reasonably request, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such Securities;

                  (d) Notify the Participants in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

                  (e) Notify the Participants in such registration promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

                  (f) Prepare and file with the Commission, promptly upon the request of any Participant in such registration, the Registration Statement and any amendments or supplements to such Registration Statement or Prospectus which, in the reasonable opinion of counsel for such Holders if they are Participants, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Securities by such Holders or to otherwise comply with the requirements of the Securities Act and such rules and regulations;

                  (g) Prepare and promptly file with the Commission and promptly notify the Participants in such registration of the filing of such amendments or supplements to such Registration Statement or Prospectus as may be necessary to correct any statements or omissions if, at the time when a Prospectus relating to such Securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such Prospectus or any other Prospectus then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (h) Advise the  Participants  in such  registration,  promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the Company's security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such a period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement;

                  (j) Not file any amendment or supplement to such Registration Statement or Prospectus to which a majority in interest of the Holders participating in such registration has objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least three business days prior to the filing thereof unless the Company shall have obtained an opinion of counsel that such amendment is required under the Securities Act or the rules or regulations adopted thereunder in connection with the distribution of Securities by the Company or the Participants;

                  (k) Enter into any reasonable underwriting agreement with provisions reasonably required by the proposed underwriter for the Participants, if any;

                  (l) In the case of an underwritten offering, obtain, immediately prior to the effectiveness of the Registration Statement and at the time of delivery of any Registrable Securities sold pursuant thereto, a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold reasonably request;

                  (m) For a period of two years from the Effective Date, file with the Commission such information as the Commission may require under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, and take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect). For a period of two years from the Effective Date, the Company shall furnish to any Holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rule; and

                  (n) Not enter into any agreement with any holder or prospective holder of any securities of the Company which would adversely affect the registration rights granted to the Holders under this Agreement without the written consent of the Holders of a majority of the Registrable Securities. The Company represents and warrants to the Holders that it has no existing agreements or obligations which would interfere in any way with its obligations to the Holders under this Agreement.

                  6. Expenses of Registration. All expenses incident to the Company's performance of or compliance with the provisions of Sections 3, 4, and 5 of this Agreement shall be borne by the Company including without limitation:

                  (a)      All registration and filing fees;

                  (b) Fees and expenses of compliance with all securities or blue sky laws (including fees and disbursements of counsel for the Company in connection with blue sky qualifications of the Registrable Securities; provided, however, that the Company shall not be required to consent to general service of process in any such state);

                  (c) Printing, messenger, telephone and delivery expenses of the Company; and

                  (d) Fees and disbursements of counsel for the Company and its independent auditors.

                  Nothing in this Section 6 shall be deemed to require the Company to pay or bear any expenses of any Participant's attorneys or accountants or any other personal expenses or any underwriting discounts, selling commissions or similar fees.

                  7.   Indemnification and Contribution.

                  (a)  Indemnification  by the  Company.  Whenever,  pursuant to
Section 3, a Registration Statement relating to the Registrable Securities is filed under the Securities Act, the Company will indemnify and hold harmless each Participant in the registration, each of their officers, directors and employees, and each person, if any, who controls any such Person (collectively, the "Participant Indemnitees" and, individually, a "Participant Indemnitee"), against any losses, claims, damages or liabilities, joint or several, to which such Participant Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Participant Indemnitee for all legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action except insofar as such losses, claims, damages, liabilities, actions or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Participant Indemnitee or on such Participant Indemnitee's behalf expressly for use in the Registration Statement.

                  (b) Indemnification by Participants. Each Participant in such registration will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each other person, if any, who controls the Company, within the meaning of the Securities Act (collectively, the "Company Indemnitees" and, individually, a "Company Indemnitee") and each other Company Indemnitee against all losses, claims, damages or liabilities, joint or several, to which any of the Company Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and to the extent that, such statement or omission was in reliance upon and in conformity with written information furnished to the Company by such Participant or on behalf of such Participant specifically for use in the preparation thereof.

                  (c) Indemnification Procedures. Promptly after receipt by a Participant Indemnitee or a Company Indemnitee (collectively, "Indemnitees" and, individually, an "Indemnitee") under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such Indemnitee will, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any Indemnitee otherwise than under such clauses and such omission so to notify the indemnifying party will relieve the indemnifying party from liability only to the extent that the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any Indemnitee, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election to assume the defense thereof, the indemnifying party shall not be liable to such Indemnitee under such clause for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnitee shall have the right to employ one counsel to represent such Indemnitee if, in the reasonable judgment of such Indemnitee, it is advisable for such party to be represented by separate counsel because separate defenses are available, or because a conflict of interest exists between such indemnified and indemnifying party in respect of such claim, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party. Notwithstanding the foregoing, if the Company is an Indemnitee, the Company shall designate the one counsel, and in all other circumstances, the one counsel shall be designated by a majority in interest based upon the Registrable Securities of the Indemnitees. For purposes of this
Section 8 the terms "control," and "controlling person" have the meanings which they have under the Securities Act.

                  (d) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an Indemnitee, then the indemnifying party shall contribute to the amount paid or payable by the Indemnitee as a result of such losses, claims, damages, liabilities or expenses
(i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the Indemnitee on the other from the registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the Indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the Indemnitee on the other but also the relative fault of the indemnifying party and the Indemnitee as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  8. Amendment and Modification. This Agreement may be amended, modified or supplemented in any respect only by written agreement by the Company and Holders owning a majority of the issued and outstanding shares of Registrable Securities held by Holders provided that no such amendment shall adversely affect the rights of the Stockholders hereunder without the written agreement of a majority in interest thereof.

                  9. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to the choice of law principles thereof.

                  10. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                  11. Notices. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or at such other address for the party as shall be specified by like notice:

                  (a)      If to the Company:

                           Infocast Corporation
                           1 Richmond Street West
                           Suite 901
                           Toronto, Ontario M5H 3W4
                           Attn:  Chief Executive Officer

                           or as the Company shall designate to the Shareholders in writing,

\                          with a copy to:

                           Olshan Grundman Frome Rosenzweig & Wolosky LLP 505 Park Avenue
                           New York, New York 10022
                           Attn:  Jeffrey S. Spindler, Esq.

                  (b) If to a Holder, at the address contained in the Company's stock records or as such Holder shall designate to the Company in writing,

                  12. Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  13. Entire Agreement. This Agreement, including any exhibits and schedules hereto and the documents and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  14. Attorneys' Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover such reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

                  15. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their successors and assigns.

                  [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]



                  IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of the date first above written.


                                   INFOCAST CORPORATION



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                  [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]


                  IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of the date first above written.


                                              SHAREHOLDER:




                                              ----------------------------------

                  [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]


                  IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of the date first above written.


                                              SHAREHOLDER:




                                              ---------------------------------

                  [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]


                  IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of the date first above written.


                                              SHAREHOLDER:




                                              ----------------------------------

                  [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]


                  IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of the date first above written.


                                              SHAREHOLDER:



                                              ----------------------------------

                                   SCHEDULE I




                                                                                     i360 Common          InfoCast Shares to
                                                                                   Shares Prior to       be Registered after
                                                                                        Merger                  Merger
              NAME                                                                      TOTAL                   TOTAL
COMMON SHAREHOLDERS:
GTL Trading Limited                                                                      4,500,000*                270,000
Rio Skyline A.V.V.                                                                       4,500,000*                270,000
Bert E. Arnlund, NV                                                                      1,500,000                  90,000
Gregg Arena & Rhonda Arena, KY                                                             250,000                  15,000
David Douglas & Ann Douglas, KY                                                             75,000                   4,500
Frank C. Clark, LA                                                                         100,000                   6,000
Crowe Dreambuilders Partnership, VA                                                        252,000                  15,120
John T. Johnson, LA                                                                        100,000                   6,000
Luba Andersen, AZ                                                                           25,000                   1,500
Paul F. Miller, NC                                                                         100,000                   6,000
Winston R. Youngblood, LA                                                                   50,000                   3,000
Sistena Defined Benefit Plan, OH                                                            25,000                   1,500
David Kent Allen, NC                                                                        15,000                     900
Thomas Edward Lavin, LA                                                                     35,000                   2,100
Robert M. Covington Jr., SC                                                                 53,333                   3,200
Paul F. Miller, NC                                                                          53,333                   3,200
Terrence J. Lestelle, LA                                                                     5,333                     320
Larry S. Winters Pamela M. Winters or the Survivor Thereof, NC                              16,000                     960
Beehive International, LLC, NV                                                             266,667                  16,000
Charles Durso, NY                                                                            8,000                     480
Joseph D. Markiewicz, NC                                                                    26,667                   1,600
Robert R. And Jacqueline A. Zeender, MD                                                     26,667                   1,600
John J. Spencer Margaret B. Spencer, VA                                                      8,000                     480
Michael Norville, AZ                                                                        10,000                     600
Patrice Spector, AZ                                                                         10,000                     600
Cheryl Norville, AZ                                                                         10,000                     600
Allan J. and Alfena A. Norville, AZ                                                         15,000                     900
Jerry H. Jones, AZ                                                                          40,000                   2,400
Charles H. and Anne F. Parker, AZ                                                            5,493                     330
Phillip and Mimi Amos, AZ                                                                    5,333                     320
Peter R. Parker, AZ                                                                          4,000                     240
William and Pamela Kane, AZ                                                                  8,000                     480
Charles D. Parker, IL                                                                       10,667                     640
Charles H. Parker, MD LTD PP, AZ                                                            10,667                     640


Charles Hong, MI                                                                                  8,571                     514
Zuher Qonja and Jamal Qonja, MI                                                                  14,286                     857
Eddie Bacall Jacob Becall, MI                                                                    17,143                   1,029
Emmet Denha, MI                                                                                  28,571                   1,714
Mike Bacall, MI                                                                                   8,571                     514
Ronald Farida, MI                                                                                42,857                   2,571
Progressive Ten Investment, MI                                                                   14,286                     857
John Karmo, MI                                                                                   28,571                   1,714
Terry and Karen Farida, MI                                                                       85,715                   5,143
David Deradoorian, MI                                                                            14,286                     857
Peter and Susan Najar, MI                                                                        14,286                     857
Nicolas J. Faranso & Michelle Faranso JTWROS, MI                                                 28,571                   1,714
Victor Jack Ventimiglia, Jr. MI                                                                  14,286                     857
PaineWebber Custodian for David J. Merzania, NV                                                  71,428                   4,286
Saloman Smith Barney Custodian Gregory L. Freeman ITA, CR                                        71,428                   4,286
Gregory L. Freeman, NV                                                                          142,857                   8,571
William S. Morton, MT                                                                           250,000                  15,000
LeRoy Hucke, AZ                                                                               1,283,383                  77,003
William S. Stickel, MT                                                                           250,00                  15,000
Kazz Industries, Inc., MT                                                                     1,000,000                  60,000
William G. Cochrane, Jr. AZ                                                                   2,000,000                 120,000
Hojat Maradi-Garakani, TN                                                                       600,000                  36,000
Blair Naughty, Ontario, Canada                                                                  150,000                   9,000
Jay Zammit, Calagary Alberta                                                                  1,000,000                  60,000
Stephen D. Ridley, LA                                                                         2,000,000                 120,000
Cathy Sechrist, AZ                                                                              100,000                   6,000
Larry Walter Housner, AZ                                                                         25,000                   1,500
Matthew Mark Urbania, NC                                                                        550,000                  33,000
Christopher John Wick, AZ                                                                       200,000                  12,000
Rick C. Cade, AZ                                                                                400,000                  24,000
Kevin D. Rapp, KY                                                                               125,000                   7,500
Sean P. Breslin, KY & AZ                                                                        125,000                   7,500
Jeffrey A. Jones, AZ                                                                             25,000                   1,500
Cara J. Russo, AZ                                                                                10,000                     600
Roy and Shery Wood, MO                                                                           11,280                     677
Leslie G. Phairis, AZ                                                                             2,820                     169
Larry Wiseman, FL                                                                               531,303                  31,878
Bobbie Wiseman, FL                                                                              109,419                   6,565
Sam Wood, MO                                                                                    300,000                  18,000
Stan Foster, GA                                                                                 564,016                  33,841
Dan Hollings-Hazard, AZ                                                                         592,216                  35,533
John Puckett, FL                                                                                141,004                   8,460
Kirk Farber, FL                                                                                 112,803                   6,768


Rhett Farber and Aurora Farber, FL                                                               28,201                   1,692
Robert Farber and Doris Farber, FL                                                               11,280                     677
Wiseman Family Trust, IL                                                                         28,201                   1,692
Somerset Consulting Group Defined Benefit Pension Plan, AZ                                       28,201                   1,692
OPTIONS SHARES-$0.10 STRIKE PRICE:
Bill Cochrane                                                                                 6,250,000                 187,500
Stephen D. Ridley                                                                             6,250,000                 187,500
Rick Cade                                                                                       100,000                   3,000
Christopher John Wick                                                                           200,000                   6,000
Jeffrey A. Jones                                                                                 75,000                   2,250
Carey Walters                                                                                   500,000                  15,000
John Hetrick                                                                                    400,000                  12,000
Pam Kane                                                                                         45,000                   1,350
Gina Kimball                                                                                     95,000                   2,850
Joseph Smith                                                                                     90,000                   2,700
Michael Stow                                                                                     55,000                   1,650
Erik Jerue                                                                                       38,000                   1,140
Hugo Ugarle                                                                                      50,000                   1,500
Andrew Warner                                                                                    10,000                     300
Matt Holsonback                                                                                  10,000                     300
Atticus Kilough                                                                                  20,000                     600
Chris Hogan                                                                                      10,000                     300
Dan Hollings-Hazard                                                                             200,000                   6,000
Stan Foster                                                                                     200,000                   6,000
Guy Eargle                                                                                       45,000                   1,350
Tina Vindiola                                                                                    10,000                     300
Paul Craig                                                                                       10,000                     300
Chris Stang                                                                                       7,000                     210
Tony Loschner                                                                                    10,000                     300
Linda Morgan                                                                                     10,000                     300
Les Duffy                                                                                        10,000                     300
Cathy Gawronski                                                                                  10,000                     300
Janice Sine                                                                                       5,000                     150
Kirk Farber                                                                                       5,000                     150
OPTION SHARES-$1.33 STRIKE PRICE:
Bill Cochrane                                                                                   150,000                  15,000
Stephen D. Ridley                                                                               120,000                  12,000
Rick Cade                                                                                       120,000                  12,000
Christopher John Wick                                                                            12,000                   1,200
Jeffrey A. Jones                                                                                 12,000                   1,200
Carey Walters                                                                                   120,000                  12,000
John Hetrick                                                                                     54,000                   5,400
Pam Kane                                                                                         45,000                   4,500




Gina Kimball                                                                                     54,000                   5,400
Joseph Smith                                                                                      3,000                     300
Michael Stow                                                                                     12,000                   1,200
Erik Jerue                                                                                       12,000                   1,200
Hugo Ugarte                                                                                      12,000                   1,200
Atticus Kilough                                                                                  20,001                   2,000
Chris Hogan                                                                                       3,000                     300
Dan Hollings-Hazard                                                                              20,001                   2,000
Stan Foster                                                                                      19,800                   1,980
Tina Vindiola                                                                                     3,000                     300
Paul Craig                                                                                        3,000                     300
Tony Loschner                                                                                     3,000                     300
Linda Morgan                                                                                      3,000                     300
Les Duffy                                                                                         9,000                     900
Cathy Gawronski                                                                                   9,000                     900
LeRoy Hucke                                                                                     165,000                  16,500
Cathy Sechrist                                                                                    9,000                     900
Kirk Farber                                                                                       9,000                     900
John Puckett                                                                                      9,000                     900
Anmar Sarafa                                                                                     20,001                   2,000
                                                                                                                      2,061,480

o        After conversion of preferred shares held by GTL and Rio.

                                     ANNEX E

                             2000 STOCK OPTION PLAN



                              INFOCAST CORPORATION

                             2000 STOCK OPTION PLAN



          (1)     Purpose of the Plan.

                  This 2000 Stock Option Plan (the "Plan") is intended as an incentive, to retain in the employ of and as directors, consultants and advisors to INFOCAST CORPORATION, a Nevada corporation (the "Company") and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the "Code"), persons of training, experience and ability, to attract new employees, directors, advisors and consultants whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

                  It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of
Section 422 of the Code (the "Incentive Options") while certain other options granted pursuant to the Plan shall be nonqualified stock options (the "Nonqualified Options"). Incentive Options and Nonqualified Options are hereinafter referred to collectively as "Options."

                  The Company intends that the Plan meet the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company's tax deductions imposed by Section 162(m) of the Code. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.

          (2)     Administration of the Plan.

                  The Board of Directors of the Company (the "Board") shall appoint and maintain as administrator of the Plan a Committee (the "Committee") consisting of two or more directors that are "Non- Employee Directors" (as such term is defined in Rule 16b-3) and "Outside Directors" (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board. The Committee, subject to Sections 3 and 5 hereof, shall have full power and authority to designate recipients of Options, to determine the terms and conditions of respective Option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

                  Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

                  In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan of Options or Stock as hereinafter defined does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that options granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers that are intended to qualify as performance-based compensation under
Section 162(m) of the Code may only be granted by the Committee.

          (3)     Designation of Optionees.

                  The persons eligible for participation in the Plan as recipients of Options (the "Optionees") shall include employees, officers and directors of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and the Subsidiaries. In selecting Optionees, and in determining the number of shares to be covered by each Option granted to Optionees, the Committee may consider the office or position held by the Optionee or the Optionee's relationship to the Company, the Optionee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee's length of service, age, promotions, potential and any other factors that the Committee may consider relevant. An Optionee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

          (4)     Stock Reserved for the Plan.

                  Subject to adjustment as provided in Section 7 hereof, a total of 2,000,000 shares of the Company's Common Stock, $0.001 par value per share (the "Stock"), shall be subject to the Plan. The maximum number of shares of Stock that may be subject to options granted under the Plan to any individual in any calendar year shall not exceed 800,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code. The shares of Stock subject to the Plan shall consist of unissued shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full or should the number of shares of Stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of Stock theretofore subject to such Option may be subject to future Options under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

          (5)     Terms and Conditions of Options.

                  Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                  (a) Option Price. The purchase price of each share of Stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the
Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 80% of the Fair Market Value of such share of Stock on the date the Option is granted; provided, however, that if an option granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers is intended to qualify as performance-based compensation under Section 162(m) of the Code, the exercise price of such Option shall not be less than 100% of the Fair Market Value (as such term is defined below) of such share of Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 7 below. Fair Market Value means the closing price of publicly traded shares of Stock on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

                  (b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more that 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

                  (c) Exercisability. Subject to Section 5(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.

                  (d) Method of Exercise. Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee has given written notice of exercise and has paid in full for such shares and has satisfied such conditions that may be imposed by the Company with respect thereto.

                  (e) Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee or (ii) a member of the Optionee's immediate family (or a trust for his or her benefit). Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

                  (f) Termination by Death. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year after the date of such death or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

                  (g) Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 30 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 30 day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

                  (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 30 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 30 day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

                  For purposes of this paragraph (h), Normal Retirement shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65. Early Retirement shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

                  (i) Other Termination. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 30 days after the date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause (the determination as to whether termination was for cause to be made by the Committee). The transfer of an Optionee from the employ or service of the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

                  (j) Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

                  (k) Transfer of Incentive Option Shares. The stock option agreement evidencing any Incentive Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

          (6)     Term of Plan.

                  No Option shall be granted pursuant to the Plan on or after June 14, 2010, but Options theretofore granted may extend beyond that date.

          (7)     Capital Change of the Company.

                  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee's proportionate interest shall be maintained as immediately before the occurrence of such event.

          (8)     Purchase for Investment.

                  Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring the shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

          (9)     Taxes.

                  The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options granted under the Plan with respect to the withholding of any taxes or any other tax matters.

          (10)    Effective Date of Plan.

                  The Plan shall be effective on June 14, 2000, provided however that the Plan shall subsequently be approved by majority vote of the Company's stockholders not later than June 13, 2001.

          (11) Amendment and Termination.

                  The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee under any Option theretofore granted without his consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

                  (a) materially increase the number of shares that may be issued under the Plan, except as is provided in Section 7;

                  (b)  materially   increase  the   benefits   accruing  to  the
Optionees under the Plan;

                  (c) materially modify the requirements as to eligibility for participation in the Plan;

                  (d) decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 80% of the Fair Market Value per share of Stock on the date of grant thereof; or

                  (e)  extend the term of any Option beyond that provided for in
Section 5(b).

                  The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without Optionee's consent. The Committee may also substitute new Options for previously granted Options, including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

          (12)    Government Regulations.

                  The Plan, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

          (13)    General Provisions.

                  (a) Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

                  (b) Employment Matters. The adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

                  (c) Limitation of Liability. No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                  (d) Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.


                              INFOCAST CORPORATION
                                  June 14, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              INFOCAST CORPORATION

                    Proxy -- Special Meeting of Shareholders
                                 August 14, 2000

          The undersigned, a shareholder of InfoCast Corporation, a Nevada corporation (the "Company"), does hereby constitute and appoint James Leech and Herve Seguin and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at 505 Park Avenue, New York, New York 10022, on August 14, 2000, at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

          The undersigned hereby instructs said proxies or their substitutes as set forth below.

          1.      TO APPROVE THE MERGER .
                   FOR     _____    AGAINST      _____    ABSTAIN     _____

          2.      TO APPROVE THE ADOPTION OF THE 2000 STOCK OPTION PLAN.
                   FOR     _____    AGAINST      _____    ABSTAIN     _____

          3. TO VOTE WITH DISCRETIONARY AUTHORITY WITH RESPECT TO ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

          THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO APPROVE THE MERGER, TO APPROVE THE ADOPTION OF THE 2000 STOCK OPTION PLAN AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE MEETING.

          The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:    _________, 2000

_____________________ (L.S.)

_____________________ (L.S.)
          Signature(s)

NOTE: Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed with full corporate name by a duly authorized officer and the corporate seal affixed.

     Please mark, date, sign and mail this proxy in the envelope provided for this purpose. No postage is required if mailed in the United States.